UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

SPECTRUM BRANDS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPECTRUM BRANDS HOLDINGS, INC.

601 Rayovac Drive

Madison, Wisconsin 53711

January 28, 2011

Dear Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to join us for our annual meeting of stockholders on Tuesday, March 1, 2011. The meeting will be held at 8:00 a.m., local time, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP located at 1285 Avenue of the Americas, New York, New York 10019-6064.

This year you will be asked to vote on the following proposals:

(1)	the election of four Class I directors to the Board of Directors for a three-year term;

(2)	the ratification of the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for our 2011 fiscal year;

(3)	the approval, on an advisory basis, of the compensation of our named executive officers;

(4)	the approval, on an advisory basis, of the frequency of holding a future advisory vote on executive compensation;

(5)	the approval of incentive compensation arrangements for certain of our key executive officers; and

(6)	the approval of the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan.

The Board of Directors recommends a vote FOR proposals 1, 2, 3, 5 and 6, and a vote of “every three years” for proposal 4. These proposals are described in the attached proxy statement, which you are encouraged to read fully. We will also consider any additional business that may be properly brought before the Annual Meeting.

The Board of Directors has fixed January 24, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Only holders of record of shares of common stock of Spectrum Brands Holdings, Inc. at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting. At the close of business on the record date, Spectrum Brands Holdings, Inc. had 50,942,471 shares of common stock outstanding and entitled to vote.

Your vote is important and it is important that your shares be represented at the annual meeting. To ensure that your shares are represented at the annual meeting, whether or not you plan to attend, please vote by proxy using the Internet or the telephone, or by completing, signing, dating and returning the enclosed proxy card in the envelope provided.

Stockholders of record who attend the Annual Meeting may revoke their proxies and vote in person at the annual meeting, if they wish to do so.

We appreciate your continued support.

Sincerely,

David R. Lumley

Chief Executive Officer, President, Global Batteries and Appliances and President, Home & Garden

SPECTRUM BRANDS HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Spectrum Brands Holdings, Inc.:

The annual meeting of the stockholders of Spectrum Brands Holdings, Inc. (the “Annual Meeting”) will be held on Tuesday, March 1, 2011 at 8:00 a.m., local time, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP located at 1285 Avenue of the Americas, New York, New York 10019-6064, for the following purposes:

1.	to elect four Class I directors to the Board of Directors for a three-year term expiring at the 2014 annual meeting;

2.	to ratify the appointment by the Board of Directors of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on September 30, 2011;

3.	to hold an advisory vote on executive compensation;

4.	to hold an advisory vote on the frequency of holding a future advisory vote on executive compensation;

5.	to approve incentive compensation arrangements for certain of our key executive officers;

6.	to approve the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan; and

7.	to transact such other business as may properly come before the meeting or any adjournment thereof.

All stockholders of record as of January 24, 2011 will be entitled to vote at the Annual Meeting, whether in person or by proxy. If you are a stockholder of record you can vote your shares in one of two ways: either in person or by proxy at the Annual Meeting. If you are a stockholder of record and choose to vote in person, you must attend the Annual Meeting. If you choose to vote by proxy you may do so by using the Internet or the telephone, or by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Whichever method you use to vote by proxy, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, your proxy, whether given by Internet, the telephone or mailing the proxy card, should be received by 5:00 p.m., Eastern Time, on February 28, 2011. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors. If your shares are held on your behalf by a bank, broker or other nominee, the proxy statement accompanying this notice will provide additional information on how you may vote your shares. Stockholders of record who attend the Annual Meeting may revoke their proxies and vote in person at the Annual Meeting, if they wish to do so.

By Order of the Board of Directors,

John T. Wilson Secretary

601 Rayovac Drive

Madison, Wisconsin 53711

January 28, 2011

i

SPECTRUM BRANDS HOLDINGS, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MARCH 1, 2011

ABOUT THE ANNUAL MEETING

We are furnishing this proxy statement to stockholders of record of Spectrum Brands Holdings, Inc. (“Spectrum” or the “Company”) in connection with the solicitation of proxies for use at the annual meeting of stockholders to be held on Tuesday, March 1, 2011 at 8:00 a.m., Eastern Time, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP located at 1285 Avenue of the Americas, New York, New York 10019-6064, and at any adjournments or postponements thereof (the “Annual Meeting”).

The Notice of Annual Meeting of Stockholders (the “Annual Meeting Notice”), this proxy statement, the accompanying proxy card and an Annual Report to stockholders for the fiscal year ended September 30, 2010 (the “Annual Report”) containing financial statements and other information of interest to stockholders are expected to be mailed to stockholders on or about January 28, 2011.

Matters to be Voted Upon at the Annual Meeting

At the Annual Meeting you will be voting on the following proposals:

1.	to elect four Class I directors to the Board of Directors for a three-year term expiring at the 2014 annual meeting;

2.	to ratify the appointment by the Board of Directors of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on September 30, 2011 (“Fiscal 2011”);

3.	to approve, on an advisory basis, the compensation of our named executive officers;

4.	to approve, on an advisory basis, the frequency for holding a future advisory vote on executive compensation;

5.	to approve incentive compensation arrangements for certain of our key executive officers; and

6.	to approve the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan (the “2011 Plan”).

You will also be voting on such other business as may properly come before the meeting or any adjournment thereof.

Recommendations of Our Board of Directors

Our Board of Directors recommends that you vote your shares as follows:

(1)	FOR the election of four Class I directors to the Board of Directors for a three-year term expiring at the 2014 annual meeting (PROPOSAL 1);

(2)	FOR the ratification of the appointment by the Board of Directors of KPMG LLP as our independent registered public accounting firm for Fiscal 2011 (PROPOSAL 2); and

(3)	FOR the approval, on an advisory basis, of the compensation of our named executive officers (PROPOSAL 3);

(4)	FOR the approval, on an advisory basis, of the option of “every three years” for holding a future advisory vote on executive compensation; (PROPOSAL 4);

(5)	FOR approval of incentive compensation arrangements for certain of our key executive officers (PROPOSAL 5); and

(6)	FOR the approval of the 2011 Plan (PROPOSAL 6).

Stockholders Entitled to Vote at the Meeting

Stockholders of Record

Only stockholders of record of the Company’s common stock, par value $.01 per share (the “Common Stock”), as of January 24, 2011 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. You are considered the stockholder of record with respect to your shares if your shares are registered directly in your name with BNY Mellon Shareowner Services, the Company’s stock transfer agent. If you are a stockholder of record you can vote your shares in one of two ways: either in person or by proxy at the Annual Meeting. If you are a stockholder of record and choose to vote in person, you must attend the Annual Meeting, which will be held at 8:00 a.m., Eastern Time, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP located at 1285 Avenue of the Americas, New York, New York 10019-6064.

If you choose to vote by proxy you may do so by using the Internet, the telephone, or by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Whichever method you use to vote by proxy, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, your proxy, whether given by Internet, the telephone or by mailing the proxy card, should be received by the 5:00 p.m., Eastern Time, on February 28, 2011. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

On the Record Date, there were 50,942,471 shares of Common Stock issued and outstanding, constituting all of our issued and outstanding voting securities. Stockholders of record are entitled to one vote for each share of Common Stock they held as of the Record Date.

Shares Held with a Bank, Broker, or Other Nominee

If your shares are held in an account with a bank, broker or another third party that holds shares on your behalf, referred to herein as a “nominee,” then you are considered the “beneficial owner” of these shares, and your shares are referred to as being held in “street name.” If you hold your shares in “street name,” you must vote your shares in the manner provided for by your bank, broker or other nominee. Your bank, broker or other nominee has enclosed or provided a voting instruction card with this proxy statement for you to use in directing the bank, broker or other nominee how to vote your shares.

If your shares are held by a bank, broker or other nominee, they may not be voted or may be voted contrary to your wishes if you do not provide your bank, broker or other nominee with instructions on how to vote your shares. Brokers, banks and other nominees have the authority under the rules of the New York Stock Exchange (“NYSE”) to vote shares held in accounts by their customers in the manner they see fit, or not at all, on “routine” matters if their customers do not provide them with voting instructions. Proposal 2 is considered to be a routine matter. Proposals 1, 3, 4, 5 and 6 are not considered to be routine matters. When a proposal is not routine and the bank, broker or other nominee has not received your voting instructions, a bank, broker or other nominee will not be permitted to vote your shares and a broker “non-vote” will occur. To ensure your shares are voted in the manner you desire, you should provide instructions to your bank, broker or other nominee on how to vote your shares for each of the proposals to be voted on at the Annual Meeting in the manner provided for by your bank, broker or other nominee.

Quorum

A “quorum” of stockholders is necessary to hold the Annual Meeting. A quorum will exist at the Annual Meeting if the holders of record of a majority of the number of shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting. Broker “non-votes” and shares held as of the Record Date by holders who are present in person or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.

Votes Required with Respect to Each Proposal

To be elected as a Class I director at the Annual Meeting (Proposal 1), each candidate for election must receive a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting. In a plurality vote, the director nominee with the most affirmative votes in favor of his or her election to a particular directorship will be elected to that directorship.

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2011 (Proposal 2), to approve, on an advisory basis, the compensation of our named executive officers (Proposal 3), to approve incentive compensation arrangements for certain of our key executive officers (Proposal 5) and to approve the 2011 Plan (Proposal 6), provided that for Proposal 6 the total votes cast must also represent over 50% in interest of all securities entitled to vote on this Proposal.

The vote on the frequency of holding a future advisory vote on executive compensation (Proposal 4) is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the stockholders.

With regards to Proposal 1 (election of directors), shares represented by proxies that are marked “WITHHELD” and shares that are not voted will be excluded entirely from the vote and will have no effect on the outcome of this vote because the directors are elected by a plurality vote. With regards to Proposal 2 (ratification of KPMG LLP’s appointment as auditor), Proposal 3 (advisory vote on executive compensation) and Proposal 5 (approval of incentive compensation arrangements for certain of our key executive officers), shares marked as “ABSTAIN” and shares which are not voted will be considered present in person or represented by proxy at the Annual Meeting and will have the effect of a vote against each of these proposals because approval of each of these proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. With regards to Proposal 4 (advisory vote on the frequency of a future advisory vote on executive compensation), shares represented by proxies that are marked “ABSTAIN” and shares which are not voted will be excluded entirely from the vote and will have no effect on the outcome of this vote because the stockholders’ recommendation with respect to Proposal 4 is determined by a plurality vote. With regards to Proposal 6 (approval of the 2011 Plan), shares marked as “ABSTAIN” and shares which are not voted will be considered present in person or represented by proxy at the Annual Meeting and will have the effect of a vote against each of these proposals because approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided that the total votes cast on the Proposal represent over 50% in interest of all securities entitled to vote on this Proposal.

Proxies and Voting Procedures

What is a Proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. For the purposes of the Annual Meeting, if you use the Internet or telephone, or complete the attached proxy card and return it to us by 5:00 p.m., Eastern Time, on February 28, 2011, you will be designating the officers of the Company named on the proxy card to act as your proxy and to vote on your behalf in accordance with the instructions you have given via the Internet, by telephone, or on the proxy card at the Annual Meeting.

Voting by Proxy

Stockholders of Record

If you are a stockholder of record you can vote your shares in one of two ways: either in person or by proxy at the Annual Meeting. If you are a stockholder of record and choose to vote in person, you must attend the Annual Meeting, which will be held at 8:00 a.m., Eastern Time, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP located at 1285 Avenue of the Americas, New York, New York 10019-6064. We recommend that you vote by proxy even if you currently plan to attend the Annual Meeting so that your vote will be counted if you later decide not to or are unable to attend the Annual Meeting. You may revoke your vote at any time before 5:00 p.m. Eastern Time, on February 28, 2011, by:

•

signing and returning a new proxy card with a later date or by submitting a later-dated proxy by telephone or via the Internet since only your latest proxy received by 5:00 p.m., Eastern Time, on February 28, 2011 will be counted; or

•	attending the Annual Meeting in person and voting again.

If you are a stockholder of record, there are several ways for you to vote your shares by proxy:

•

By Mail. You may submit your proxy by completing, signing and dating the attached proxy card and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received by 5:00 p.m., Eastern Time, on February 28, 2011 the Annual Meeting.

•

By Telephone or Over the Internet. You may submit your proxy by telephone or via the Internet by following the instructions provided in the proxy card. If you submit your proxy by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone proxy submission is available 24 hours a day. Proxies submitted by telephone or the Internet must be received by 5:00 p.m., Eastern Time, on February 28, 2011.

•

In Person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy by telephone or via the Internet, or by completing, signing, dating and returning the attached proxy card by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

Voting instructions are included on your proxy card. If you properly submit your proxy by telephone, the Internet or by mail in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy, each of whom is one of our officers, will vote your shares as you have directed. If you submit your proxy by telephone, the Internet or by mail, but do not indicate how your shares are to be voted with respect to one or more of the proposals to be voted on at the Annual Meeting, as necessary to vote your shares on each proposal, your shares will be voted in accordance with the recommendations of our Board of Directors: (1) FOR the election of the director nominees, (2) FOR the ratification of the appointment KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2011, (3) FOR the approval, on an advisory basis, of the compensation of our named executive officers, (4) FOR the option of “every three years” for future advisory votes on executive compensation, (5) FOR the approval of incentive compensation arrangements for certain of our key executive officers, (6) FOR the approval of the 2011 Plan, and (7) in accordance with the best judgment of the named proxies on other matters properly brought before the Annual Meeting.

Our Board of Directors has no knowledge of any matters that will be presented for consideration at the Annual Meeting other than those described herein. The named proxies will also have discretionary authority to vote upon any adjournment or postponement of the Annual Meeting, including for the purpose of soliciting additional proxies.

Shares Held with a Bank, Broker, or Other Nominee

If you hold your shares in “street name,” you must vote your shares in the manner provided for by your bank, broker or other nominee. Your bank, broker or other nominee has enclosed or provided a voting instruction card for you to use in directing the bank, broker or other nominee on how to vote your shares. To ensure that your shares are voted according to your wishes, be certain that you provide instructions to your bank, broker or other nominee on how to vote your shares in the manner that they specify. Your bank, broker or other nominee will be permitted to vote your shares without instruction from you on Proposal 2 but will not be permitted to vote your shares on Proposals 1, 3, 4, 5 and 6 without your instructions. As a result, if you do not provide your bank, broker or other nominee with instructions on how to vote your shares with respect to Proposal 2, your bank, broker or other nominee may vote your shares in a different manner than you would have voted if you had provided instructions to your bank, broker or other nominee, and your vote will not be cast for Proposals 1, 3, 4, 5 and 6.

Revoking Your Proxy

If you are a stockholder of record, you may revoke your proxy before it is voted by:

•

signing and returning a new proxy card with a later date or by submitting a later-dated proxy by telephone or the Internet, since only your last proxy received by 5:00 p.m., Eastern Time, on February 28, 2011 will be counted;

•	notifying the Secretary of the Company in writing by 5:00 p.m., Eastern Time, on February 28, 2011 that you have revoked your proxy; or

•	voting in person at the Annual Meeting.

If you hold your shares in “street name,” you must contact your bank, broker or other nominee to revoke your proxy.

Voting in Person

If you are a stockholder of record and you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting.

If your shares are held in the name of your broker, bank or other nominee, and you plan to attend the Annual Meeting and wish to vote in person, you must bring a legal proxy from your broker, bank or other nominee authorizing you to vote your “street name” shares held as of the Record Date in order to be able to vote at the Annual Meeting. A legal proxy is an authorization from your bank, broker or other nominee to vote the shares that it holds in its name.

Proxy Solicitation

We, on behalf of the Board of Directors, are soliciting proxies in connection with this Annual Meeting. The Company will bear the costs of the solicitation. We have engaged Georgeson Inc. to assist us in soliciting proxies for a fee of approximately $7,500 plus reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail, proxies may also be solicited by our directors, officers and employees in person or by telephone or fax, for which they will receive no additional compensation. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to stockholders.

Delivery of Proxy Materials and Annual Report to Households

The rules of the Securities and Exchange Commission (the “SEC”) permit companies and banks, brokers or other nominees to deliver a single copy of an annual report and proxy statement to households at which two or more stockholders reside (commonly referred to as “householding”). Beneficial owners sharing an address who have been previously notified by their broker, bank, or other nominee and who have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of the Annual Meeting Notice, our Annual Report and this proxy statement. If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

Beneficial owners who reside at a shared address at which a single copy of the Annual Meeting Notice, our Annual Report and this proxy statement is delivered may obtain a separate copy of the Annual Meeting Notice, our Annual Report and/or this proxy statement without charge by sending a written request to Spectrum Brands Holdings, Inc., 601 Rayovac Drive, Madison, Wisconsin 53711, Attention: Vice President, Investor Relations, by calling us at (608) 275-3340 or by writing to us via electronic mail at investorrelations@spectrumbrands.com. We will promptly deliver an Annual Meeting Notice, Annual Report and/or this proxy statement upon request.

Not all banks, brokers, or other nominees may offer the opportunity to permit beneficial owners to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your bank, broker, or other nominee directly. Alternatively, if you want to revoke your consent to householding and receive separate annual reports and proxy statements for each beneficial owner sharing your address, you must contact your bank, broker, or other nominee to revoke your consent.

Internet Availability of Proxy Statement and Annual Report

This proxy statement and the Annual Report are available on our website at www.spectrumbrands.com under “Investor Relations—SEC Filings” and “Investor Relations—Annual Report”.

BOARD OF DIRECTORS

The Board of Directors currently consists of ten members, as determined in accordance with our Amended and Restated By-Laws (our “By-Laws”). David M. Maura is our interim Chairman of the Board of Directors. In accordance with our Restated Certificate of Incorporation (our “Charter”), the Board of Directors is divided into three classes (designated Class I, Class II and Class III, respectively), with Class I consisting of four directors and Classes II and III each consisting of three directors. The current term of office of the Class I directors expires at the Annual Meeting. The Class II and Class III directors are serving terms that expire at the annual meeting of stockholders to be held in 2012 and 2013, respectively. The three classes are currently comprised of the following directors:

•	Class I consists of Kenneth C. Ambrecht, Eugene I. Davis, David R. Lumley and Robin Roger, who will serve until the Annual Meeting;

•	Class II consists of David M. Maura, Terry L. Polistina and Hugh R. Rovit, who will serve until the annual meeting of stockholders to be held in 2012; and

•	Class III consists of Virginia A. Kamsky, Marc S. Kirschner and Norman S. Matthews, who will serve until the annual meeting of stockholders to be held in 2013.

The names of the nominees being presented for consideration by the stockholders (all of whom are incumbent directors) and our current directors, their ages, the years in which they became directors of the Company and certain other information about them are set forth on the following pages. Except for (i) Spectrum Brands, Inc. (“SBI”), Russell Hobbs, Inc. (“Russell Hobbs”) and Applica Incorporated (“Applica”), which are now all subsidiaries of the Company, and (ii) Harbinger Capital Partners LLC (“Harbinger Capital”), which through its affiliates may be deemed to be the Company’s parent company or otherwise an affiliate of the Company, none of the corporations or other organizations referred to on the following pages with which a director or nominee for director has been employed or otherwise associated is currently a parent, subsidiary or other affiliate of the Company.

Nominees for Re-Election to the Board of Directors

Nominees for the vacancies in Class I, whose three-year term will expire at Annual Meeting, are as follows:

Kenneth C. Ambrecht Age 65	Mr. Ambrecht has served as one of our directors since June 2010. Prior to that time, he had served as a director of SBI from August 2009 to June 2010. Since December 2005, Mr. Ambrecht has served as a principal of KCA Associates LLC, through which he provides advice on financial transactions. From July 2004 to December 2005, Mr. Ambrecht served as a Managing Director with the investment banking firm First Albany Capital, Inc. Prior to that, Mr. Ambrecht was a Managing Director with Royal Bank Canada Capital Markets. Prior to that post, Mr. Ambrecht worked with the investment bank Lehman Brothers as Managing Director with its capital market division. Mr. Ambrecht is also a member of the Boards of Directors of American Financial Group, Inc. and Fortescue Metals Group Limited. During the past five years, Mr. Ambrecht has also served as a director of Dominion Petroleum Ltd. Mr. Ambrecht serves as the Chairman of our Compensation Committee and is a member of our Nominating and Corporate Governance Committee. Mr. Ambrecht’s experience in banking and capital markets led the Board of Directors to conclude that he should be a member of the Board of Directors.

Eugene I. Davis Age 55	Mr. Davis has served as one of our directors since June 2010. Prior to that time, he had served as a director of SBI from August 2009 to June 2010. Since 1999, Mr. Davis has served as the Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a turn-around and corporate consulting firm. Mr. Davis was the Chairman and Chief Executive Officer of RBX Industries, Inc., a manufacturer and distributor of rubber and plastic-based foam products, from September 2001 to November 2003, and served as the Restructuring Officer for RBX Industries, Inc. from January to September 2001. Mr. Davis currently serves as Chairman of the board of directors for Atlas Air Worldwide Holdings, Inc., Aventine Renewable Energy Holdings, Inc., Ambassadors International, Inc. and U.S. Concrete, Inc. He also serves as a director for Knology, Inc., Dex One Corp., Rural/Metro Corp., Roomstore, Inc., YRC Worldwide, Inc., Smurfit-Stone Container Corporation, Spansion Inc., GSI Group Inc. and Trump Entertainment Resorts. Within the past five years, he has served on the board of directors of American Commercial Lines, Inc., Oglebay Norton, Inc., Viskase, Inc., McLeod Communications USA, Granite Broadcasting Corp., Footstar, Inc., PRG Schultz International, Inc., Silicon Graphics, Inc., SeraCare Life Sciences, Inc., Foamex International, Inc., Ion Media Networks, Inc., Delta Air Lines, Inc., Solutia, Inc., Media General, Inc. and Terrestar Corp. Mr. Davis is the Chairman of our Audit Committee and is a member of our Compensation Committee. Mr. Davis’ experience as a director of other public companies, including other consumer products companies, and his qualification as an “audit committee financial expert” led the Board of Directors to conclude that he should be a member of the Board of Directors.

David R. Lumley Age 56	Mr. Lumley has served as one of our directors since June 2010 and has served as a director of SBI since April 2010. Mr. Lumley has served as our Chief Executive Officer, President, Global Batteries and Appliances and President, Home & Garden since June 2010. Mr. Lumley has served as SBI’s Chief Executive Officer since April 2010, and previously served as Co-Chief Operating Officer from January 2007 to April 2010. Mr. Lumley was appointed SBI’s President, Global Batteries and Personal Care in January 2007, and in October 2008 his area of responsibility was expanded to include the Home and Garden Business. Prior to that time, he had served as SBI’s President, North America from the time he joined SBI in January 2006. Mr. Lumley joined SBI from his position as President, Rubbermaid Home Products North America, which he had held since January 2004. Prior to his position at Rubbermaid, Mr. Lumley had been president and Chief Executive Officer of EAS, a leading sports nutrition company, since 2001. His background includes more than 25 years experience in the consumer products industry, including having served as President of Brunswick Bicycles, President of OMC International, Senior Vice President, Sales and Marketing at Outboard Marine Corporation, and in a variety of leadership positions with Wilson Sporting Goods Co. and other companies. During the past five years, Mr. Lumley has served on the board of directors of Outboard Marine Corporation, Newell-Rubbermaid Inc., Brunswick Corporation and Botanic Oil Innovations, Inc. Mr. Lumley holds an undergraduate degree from Western Illinois University, and Masters of Journalism and Masters of Business Administration degrees from Northwestern University. Mr. Lumley’s experience with the operations of the Company and its subsidiaries led the Board of Directors to conclude that he should be a member of the Board of Directors.

Robin Roger Age 53	Ms. Roger has served as one of our directors since June 2010. Ms. Roger is a Managing Director and General Counsel of Harbinger Capital. Prior to joining Harbinger Capital in 2009, Ms. Roger was General Counsel at Duff Capital Advisors, a multi-strategy investment advisor. She previously served as General Counsel to Jane Street Capital, a proprietary trading firm, and Moore Capital Management. Ms. Roger worked at Morgan Stanley from 1989 to 2006. While there, she headed the equity sales and trading legal practice group and served as General Counsel of the Institutional Securities Division (which encompassed the investment banking as well as sales and trading activities of the firm), and performed other roles at the corporate level. She received a B.A. from Yale College and a J.D. from Harvard Law School. Ms. Roger is a member of our Nominating and Corporate Governance Committee. Ms. Roger’s legal experience and relationship with Harbinger Capital led the Board of Directors to conclude that she should be a member of the Board of Directors.

Directors Continuing in Office

The directors continuing in office in Class II, whose three-year term will expire at the 2012 annual meeting of stockholders, are as follows:

David M. Maura Age 38	Mr. Maura has served as our interim Chairman of the Board of Directors and as one of our directors since June 2010. Mr. Maura is a Vice President and Director of Investments of Harbinger Capital. Mr. Maura is responsible for investments in consumer products, agriculture and retail sectors. Prior to joining Harbinger Capital in 2006, Mr. Maura was a Managing Director and Senior Research Analyst at First Albany Capital, where he focused on distressed debt and special situations, primarily in the consumer products and retail sectors. Prior to First Albany, Mr. Maura was a Director and Senior High Yield Research Analyst in Global High Yield Research at Merrill Lynch & Co. Mr. Maura was a Vice President and Senior Analyst in the High Yield Group at Wachovia Securities, where he covered various consumer product, service and retail companies. Mr. Maura began his career at ZPR Investment Management as a Financial Analyst. During the past five years, Mr. Maura has served on the board of directors of Russell Hobbs (formerly Salton, Inc.) and Applica. Mr. Maura received a B.S. in Business Administration from Stetson University and is a CFA charterholder. Mr. Maura is a member of our Compensation Committee. Mr. Maura’s experience in finance and investment, and his relationship with Harbinger Capital led the Board of Directors to conclude that he should be a member of the Board of Directors.

Terry L. Polistina Age 47	Mr. Polistina has served as one of our directors since June 2010. Prior to that time, he had served as a director of SBI from August 2009 to June 2010. Mr. Polistina has served as our President, Small Appliances since June 2010. Prior to that time, Mr. Polistina served as the CEO and President of Russell Hobbs. Mr. Polistina served as Chief Operating Officer at Applica in 2006 to 2007 and Chief Financial Officer from 2001 to 2007, at which time Russell Hobbs acquired Applica. Mr. Polistina also served as a Senior Vice President of Applica since June 1998. Mr. Polistina received an undergraduate degree in finance from the University of Florida and holds a Masters of Business Administration from the University of Miami. Mr. Polistina’s experience with the operations of Russell Hobbs and Applica led the Board of Directors to conclude that he should be a member of the Board of Directors.

Hugh R. Rovit Age 50	Mr. Rovit has served as one of our directors since June 2010. Prior to that time, he had served as a director of SBI from August 2009 to June 2010. Mr. Rovit is presently Chief Executive Officer of Sure Fit Inc., a marketer and distributor of home furnishing products, and was a Principal at a turnaround management firm Masson & Company from 2001 through 2005. Previously, Mr. Rovit held the positions of Chief Financial Officer of Best Manufacturing, Inc., a manufacturer and distributor of institutional service apparel and textiles, from 1998 through 2001 and Chief Financial Officer of Royce Hosiery Mills, Inc., a manufacturer and distributor of men’s and women’s hosiery, from 1991 through 1998. Mr. Rovit currently serves on the Boards of Directors for Nellson Nutraceutical Inc., Kid Brands Inc. and Oneida, Ltd. and is a director emeritus of Atkins Nutritionals Inc. and Cosmetic Essence, Inc. Mr. Rovit received his Bachelor of Arts degree with distinction in government from Dartmouth College and has a Masters of Business Administration from the Harvard Business School. Mr. Rovit is a member of our Audit Committee. Mr. Rovit’s experience with the operations of various consumer products companies led the Board of Directors to conclude that he should be a member of the Board of Directors.

The directors continuing in office in Class III, whose three-year term will expire at the 2013 annual meeting of stockholders, are as follows:

Virginia A. Kamsky Age 57	Ms. Kamsky has served as one of our directors since June 2010. Ms. Kamsky is the Founder, Chairman and Chief Executive Officer of Kamsky Associates, Inc., a strategic advisory firm that provides advisory services in China and throughout the Pacific Rim, with specific focus on South Korea, Japan, Malaysia, Singapore and Vietnam. Kamsky Associates, Inc. was established in 1980 and has been responsible for advising on deals in excess of $10 billion for preeminent companies worldwide. Ms. Kamsky was a credit and lending officer at Chase Manhattan Bank based in New York, Tokyo and Beijing prior to starting her own firm. Ms. Kamsky is serving under a White House appointment as a member of the US Secretary of the Navy Advisory Panel (SNAP), an advisory body which provides the Secretary of the Navy with independent advice and recommendations on critical issues facing the Department of the Navy and the Navy Secretariat. Ms. Kamsky is Chairman of the Board of Trustees of China Institute in America. She is a member of the Council on Foreign Relations. Ms Kamsky served on the board of directors of Olin Corporation from 2004 to 2008, and on the board of directors of Tecumseh Products, Inc. from 2003 to 2006. Ms. Kamsky has also served as a director of W.R. Grace and Company and Sealed Air Corporation, and as Executive Vice President and a director of Foamex International Inc. Ms. Kamsky graduated cum laude from Princeton University in 1974 with a B.A. in East Asian Studies and also served on the Board of Trustees of Princeton. Ms. Kamsky is a member of our Nominating and Corporate Governance Committee. Ms. Kamsky’s expertise in advisory services and her international experience led the Board of Directors to conclude that she should be a member of the Board of Directors.

Marc S. Kirschner Age 68	Mr. Kirschner has served as one of our directors since June 2010. Prior to that time, he had served as a director of SBI since August 2009. Mr. Kirschner provides consulting services in the corporate restructuring and reorganization fields. He is a Fellow of the American College of Bankruptcy and has over 30 years of significant experience as a lawyer in private practice specializing in bankruptcy, restructuring, complex financing and capital markets transactions. From 1987 through January 2001, Mr. Kirschner was the head of the bankruptcy and reorganization practice in the New York office of the global law firm, Jones Day. During 2006, he was the Chapter 11 Trustee of Refco Capital Markets, Ltd., a global financial services firm. Since its emergence from Chapter 11 of the Bankruptcy Code in December 2006, Mr. Kirschner has been the Plan Administrator for Refco Capital Markets and the Trustee for 2 Refco Trusts created as part of its bankruptcy process. Mr. Kirschner is also currently the Liquidation Trustee for Le Nature’s, Inc. and its affiliates (formerly a manufacturer and distributor of beverage products) and of the Yellowstone Mountain Club and its affiliates (formerly resort property owners and developers). From February 2001 through January 2006, Mr. Kirschner was a Managing Director of Resurgence Asset Management Company. Mr. Kirschner also served as General Counsel and Chief Operating Officer at Resurgence during his time there. Mr. Kirschner served on the board of directors of First Equity Card Corporation from September 2009 to July 2010. Mr. Kirschner served on the board of directors of ION Media Networks, Inc. from September 2009 to December 2009. Mr. Kirschner is a member of our Audit Committee and is a member of our Nominating and Corporate Governance Committee. Mr. Kirschner’s long and distinguished business and legal career, encapsulating both those prior positions captured here as well as others, and his substantial wealth of experience in the areas of risk management, corporate finance and mergers & acquisitions led the Board of Directors to conclude that he should be a member of the Board of Directors.

Norman S. Matthews Age 78	Mr. Matthews has served as one of our directors since June 2010. Prior to that time, he had served as a director of SBI since August 2009. Mr. Matthews has over three decades of experience as a business leader in marketing and merchandising, and is currently an independent business consultant. As former President of Federated Department Stores, he led the operations of one of the nation’s leading department store retailers with over 850 department stores, including those under the names of Bloomingdales, Burdines, Foley’s, Lazarus and Rich’s, as well as various specialty store chains, discount chains and Ralph’s Grocery. In addition to his senior management roles at Federated Department Stores, Mr. Matthews also served as Senior Vice President and General Merchandise Manager at E.J. Korvette and Senior Vice President of Marketing and Corporate Development at Broyhill Furniture Industries. Mr. Matthews is a Princeton University graduate, and earned his Master’s degree in Business Administration from Harvard Business School. He also currently serves on the Boards of Directors at The Progressive Corporation, Oneida Ltd., Henry Schein, Inc., The Children’s Place Retail Stores, Inc., is a director emeritus of Sunoco, Toys ‘R’ Us, and Federated Department Stores, and is a trustee emeritus at the American Museum of Natural History. Mr. Matthews is the Chairman of our Nominating and Corporate Governance Committee. Mr. Matthews’ extensive experience with the operations of various notable consumer products retailers led the Board of Directors to conclude that he should be a member of the Board of Directors.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

In addition to those directors named above who are also executive officers of the Company, set forth below is certain information concerning non-director employees who serve as executive officers of the Company. Our executive officers serve at the discretion of the Board of Directors. Except for SBI, United Industries Corporation (“United”), and the United Pet Group division of United, none of the corporations or other organizations referred to below with which an executive officer has been employed or otherwise associated is a parent, subsidiary or other affiliate of the Company.

Mr. Anthony L. Genito, age 54, was appointed our Executive Vice President, Chief Financial Officer and Chief Accounting Officer in June 2010. Mr. Genito has also served as Executive Vice President, Chief Financial Officer and Chief Accounting Officer of SBI since October 2007. He previously had served as SBI’s Senior Vice President, Chief Financial Officer and Chief Accounting Officer since June 2007. From October 2005 until June 2007, Mr. Genito served as SBI’s Senior Vice President and Chief Accounting Officer, and from June 2004, when he joined SBI, until October 2005, he served as Vice President, Finance and Chief Accounting Officer. Before joining SBI, Mr. Genito was employed for twelve years at Schering-Plough Corporation in various financial management positions, including serving as Vice President Global Supply Chain from July 2002 to June 2004. He began his career at Deloitte & Touche.

Mr. John A. Heil, age 58, was appointed our President, Global Pet Supplies in June 2010. Prior to that time, he had served as SBI’s Co-Chief Operating Officer and President, Global Pet Supplies since January 2007. He served as SBI’s President, Global Pet, from October 1, 2005 until January 2007. Prior to that time he had served as SBI’s President, United Pet Group division of United, since April 2005, shortly after SBI’s acquisition of United in February 2005. Mr. Heil had served as President and Chief Executive Officer of the United Pet Group division of United since United acquired United Pet Group in June 2004. Mr. Heil joined United Pet Group Inc. as Chairman and CEO in June 2000. Prior to that time, he spent twenty-five years with the H.J. Heinz Company in various executive management positions including President and Managing Director of Heinz Pet Products, President of Heinz Specialty Pet and Executive Vice President of StarKist Seafood. Mr. Heil also serves as a director and member of the audit committee of VCA Antech, Inc.

Mr. John T. Wilson, age 36, has served as our as Senior Vice President, Secretary and General Counsel since June 2010. Mr. Wilson was appointed SBI’s Senior Vice President, Secretary and General Counsel in September 2009. He previously had served as SBI’s Vice President, Secretary and General Counsel since May 2007. From May 2005, when he joined SBI, until January 2007 he served as Corporate Counsel and from January 2007 to May 2007 he served as a Division Vice President. Mr. Wilson was an attorney with the firm of Sutherland Asbill & Brennan LLP from August 1999 to May 2005. He received his J.D., with high honors, from the University of North Carolina at Chapel Hill School of Law and also holds a B.A. in Political Science and Economics from the University of North Carolina at Chapel Hill.

BOARD ACTIONS; BOARD MEMBER INDEPENDENCE;

COMMITTEES OF THE BOARD OF DIRECTORS

Board Activities

The Board of Directors of our Company began serving on June 16, 2010 in connection with the completion of the business combination transaction (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of February 9, 2010, as amended on March 1, 2010, March 26, 2010 and April 30, 2010, by and among the Company, Russell Hobbs, SBI, Battery Merger Corp., and Grill Merger Corp. (the “Merger Agreement”). During our fiscal year ended September 30, 2010 (“Fiscal 2010”), our Board of Directors held one regular meeting, no special meetings and acted by unanimous written consent on one occasion. The non-management directors met separately in an executive session immediately following the regular meeting. David M. Maura, the interim Chairman of our Board of Directors, presided at the non-management executive session of the Board of Directors. Each director attended the one regular meeting of the Board of Directors held in Fiscal 2010, with the exception of Marc S. Kirschner.

Our Board of Directors has affirmatively determined that none of the following directors has a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company): Norman S. Matthews, Eugene I Davis, Marc S. Kirschner and Hugh R. Rovit. Our Board of Directors has adopted the definition of “independent director” set forth under Section 303A.02 of the New York Stock Exchange Listed Company Manual (the “NYSE Listed Company Manual”) to assist it in making determinations of independence. The Board of Directors has determined that the directors referred to above currently meet these standards and qualify as independent. The Board of Directors has made no determination with respect to the remaining directors.

We did not hold an annual meeting of stockholders during Fiscal 2010. We expect all members of our Board of Directors to attend the Annual Meeting.

Our Board of Directors evaluates the appropriate leadership structure for the Company on an ongoing basis, including whether or not one individual should serve as both Chief Executive Officer and Chairman of our Board of Directors. While the Board of Directors has not adopted a formal policy, we currently separate the positions of Chief Executive Officer and Chairman of our Board of Directors. David R. Lumley currently serves as our Chief Executive Officer and David M. Maura currently serves as our interim Chairman of the Board of Directors. The Board of Directors believes that the respective roles of Mr. Lumley and Mr. Maura best utilize their skills and qualifications in the service of the Company at this time. The Board retains the ability to adjust its leadership structure as the needs of the business change.

From the start of SBI’s Fiscal 2010 until the date of the Merger, the Board of Directors of SBI (the “SBI Board”) consisted of Kent J. Hussey, Kenneth C. Ambrecht, Eugene I. Davis, Marc S. Kirschner, Norman S. Matthews, Terry L. Polistina and Hugh R. Rovit. David R. Lumley also served on the SBI Board from April 13, 2010 until the date of the Merger and Kent J. Hussey served as Chairman of the SBI Board from August 2009 until the Merger. The SBI Board held four regular meetings, six special meetings (conducted via teleconference) and acted by unanimous written consent on six occasions. Each director attended all meetings of the SBI Board held in Fiscal 2010, during the period for which he served as a director of SBI, except that: (i) Hugh R. Rovit was unable to attend one special meeting; (ii) Mr. Polistina recused himself from two special meetings and (iii) Mr. Hussey recused himself from one special meeting.

SBI did not hold an annual meeting of stockholders during Fiscal 2010. SBI held one special meeting of stockholders during Fiscal 2010, in connection with the Merger. All members of the SBI Board attended the special meeting of the stockholders of SBI.

Committees Established by Our Board of Directors

The Board of Directors has designated three principal standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In addition, our Charter and By-Laws require a Special Nominating Committee consisting of three independent directors until such time as there is no person who, together with such person’s affiliates or members of a group to which such person belongs, beneficially owns 40% of our outstanding voting securities. The functions of each committee and the number of meetings held by each committee in Fiscal 2010 are noted below.

Audit Committee. The Audit Committee has been established in accordance with Section 303A.06 of the NYSE Listed Company Manual and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the overall purpose of overseeing the Company’s accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) the independent registered public accounting firm’s qualifications and independence, (iii) the performance of our internal audit function and independent auditors and (iv) our compliance with legal and regulatory requirements. The responsibilities and authority of the Audit Committee are described in further detail in the Charter of the Audit Committee of the Board of Directors of Spectrum Brands Holdings, Inc., as adopted by the Board of Directors in June 2010, a copy of which is available at our Internet website at www.spectrumbrands.com under “Investor Relations—Corporate Governance.” The report of the Audit Committee for Fiscal 2010 is included elsewhere in this proxy statement.

The current members of our Audit Committee are Eugene I Davis, Marc S. Kirschner and Hugh R. Rovit. Our Audit Committee held one regular meeting (conducted via teleconference) and one special meeting (conducted via teleconference), in Fiscal 2010. All of the members of the Audit Committee attended all meetings. Each of the members of the Audit Committee qualifies as independent, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual, Section 10A(m)(3)(B) of the Exchange Act and Exchange Act Rule 10A-3(b).

Mr. Davis is the Chairperson of our Audit Committee and our Audit Committee Financial Expert. Mr. Davis possesses the attributes of an “audit committee financial expert” set forth in the rules promulgated by the SEC in furtherance of Section 407 of the Sarbanes-Oxley Act of 2002. Mr. Davis currently serves on the audit committees of more than three other public companies. The Board of Directors has determined that such service does not impair the ability of Mr. Davis to serve effectively on the Audit Committee.

Prior to the Merger, the Audit Committee of SBI consisted of Eugene I. Davis, Marc S. Kirschner, Terry L. Polistina and Hugh R. Rovit. The Audit Committee of SBI held three regular meetings and four special meetings (conduced via teleconference) in Fiscal 2010 and acted by written consent on one occasion. All of the members of the Audit Committee of SBI attended all meetings during the period in which they served, except that Mr. Rovit was unable to attend one regular meeting and two special meetings.

Compensation Committee. Our Compensation Committee is responsible for (i) overseeing our compensation and employee benefits plans and practices, including our executive compensation plans and our incentive-compensation and equity-based plans, (ii) evaluating and approving the performance of the CEO and other executive officers in light of those goals and objectives and (iii) reviewing and discussing with management our compensation discussion and analysis disclosure and compensation committee reports in order to comply with our public reporting requirements. The responsibilities and authority of the Compensation Committee are described in further detail in the Charter of the Compensation Committee of the Board of Directors of Spectrum Brands Holdings, Inc. adopted by the Board of Directors in June 2010, a copy of which is available at our Internet website at www.spectrumbrands.com under “Investor Relations—Corporate Governance.” The report of the Compensation Committee for Fiscal 2010 is included elsewhere in this proxy statement.

The current members of our Compensation Committee are Kenneth C. Ambrecht, Eugene I. Davis and David M. Maura. Our Compensation Committee held one regular meeting and one special meeting (conducted via teleconference) during Fiscal 2010. All members attended all meetings. Mr. Ambrecht is Chairperson of our Compensation Committee. As a controlled company under Section 303A.00 of the NYSE Listed Company Manual, our Compensation Committee is not required to comply with the independence requirements set forth in Section 303A.05 of the NYSE Listed Company Manual. As such, we have not made a determination as to whether all of the members of our Compensation Committee qualify as independent, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual.

Prior to the Merger, the Compensation Committee of SBI consisted of Kenneth C. Ambrecht, Eugene I. Davis, Norman S. Matthews and Hugh R. Rovit. The Compensation Committee of SBI held three regular meetings and four special meetings (conduced via teleconference) in Fiscal 2010. SBI’s Compensation Committee acted by written consent on four occasions in Fiscal 2010. All of the members of the Compensation Committee attended or otherwise participated in all meetings during the period in which they served, except that Mr. Rovit was unable to attend one special meeting.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is, subject to the rights of our Special Nominating Committee set forth in our Charter and By-Laws, responsible for (i) identifying and recommending to the Board of Directors individuals qualified to serve as our directors and on our committees of the Board of Directors, (ii) advising the Board of Directors with respect to board composition, procedures and committees, (iii) developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and (iv) overseeing the evaluation process of the Board of Directors and our Chief Executive Officer. The responsibilities and authority of the Nominating and Corporate Governance Committee are described in further detail in the Charter of the Nominating and Corporate Governance Committee of the Board of Directors of Spectrum Brands Holdings, Inc. adopted by the Board of Directors in June 2010, a copy of which is available at our Internet website at www.spectrumbrands.com under “Investor Relations—Corporate Governance.”

The current members of our Nominating and Corporate Governance Committee are Kenneth C. Ambrecht, Virginia A. Kamsky, Marc S. Kirschner, Norman S. Matthews and Robin Roger. Our Nominating and Corporate Governance Committee held no meetings during Fiscal 2010. Mr. Matthews is the Chairperson of our Nominating and Corporate Governance Committee. As a controlled company under Section 303A.00 of the NYSE Listed Company Manual, our Nominating and Corporate Governance Committee is not required to comply with the independence requirements set forth in Section 303A.04 of the NYSE Listed Company Manual. As such, we have not made a determination as to whether all of the members of our Nominating and Corporate Governance Committee qualify as independent, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual.

Prior to the Merger, the Nominating and Corporate Governance Committee of SBI consisted of Kenneth C. Ambrecht, Marc S. Kirschner, Norman S. Matthews and Terry L. Polistina. The Nominating and Corporate Governance Committee of SBI held no regular meeting and one special meeting (conduced via teleconference) in Fiscal 2010. All of the members of the Nominating and Corporate Governance Committee attended all meetings during the period in which they served, except that Mr. Rovit was unable to attend one special meeting.

Special Nominating Committee

In addition to the Committees described above established by our Board of Directors, our Charter and By-Laws also require the establishment of a Special Nominating Committee consisting of three directors, each of whom shall be an “independent director” as such term is defined in Section 303A.02 of the NYSE Listed Company Manual. The Special Nominating Committee responsibilities are (i) to identify and nominate individuals qualified to serve as directors pursuant to Section 3.4(B)(i) of our By-Laws, which require that at least at least three of the members of our Board of Directors are to be independent directors nominated by the Special Nominating Committee, (ii) to take all actions and make all determinations which are to be taken by the Special Nominating Committee pursuant to (x) our Charter, (y) our By-Laws, or (z) the Stockholder Agreement,

dated as of February 9, 2010, by and among the Company and certain affiliates of Harbinger Capital, and (iii) to enforce on behalf of the Company the Stockholder Agreement.

The current members of our Special Nominating Committee are Marc S. Kirschner, Norman S. Matthews and Hugh R. Rovit. Our Special Nominating Committee held no meetings during Fiscal 2010. Each of the members of our Special Nominating Committee is an independent director, as such term is defined in Section 303A.02 of the NYSE Listed Company Manual. Any vacancy on the Special Nominating Committee is to be filled with an independent director selected by the remaining members (or member) of the Special Nominating Committee.

Risk Management and the Board’s Role

The Company’s risk assessment and management function is led by the Company’s management, which is responsible for day-to-day management of the Company’s risk profile, with oversight from the Board of Directors and its Committees. The Company’s treasurer serves as the Company’s risk manager and works in conjunction with the General Counsel of the Company and the Company’s head of internal audit, with input from members of management through existing reporting processes, to identify, assess and manage risk to the Company. Periodically this group reports to the chief executive officer and the chief financial officer on their activities and the Company’s risk exposure. The risk oversight responsibility of the Board of Directors and its Committees is then facilitated by management reporting processes designed to, among other goals, provide visibility to the Board of Directors and its Committees into the Company’s risk management practices.

Central to the Board of Directors’ oversight function is our Audit Committee, which is charged with primary oversight of our accounting and financial reporting processes and audits of our financial statements. In addition to receiving regular reports from management on the Company’s reporting processes and risk profile, the Audit Committee also meets with our independent auditors and with our head of internal audit, in each case outside the presence of and without the participation of senior management. With respect to potential risks related to our compensation policies and programs, the Compensation Committee acts in the primary oversight role. The Company has determined that the risks from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Availability of Corporate Governance Guidelines, Committee Charters and Codes of Ethics

Copies of our (i) Corporate Governance Guidelines, (ii) charters for our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Special Nominating Committee, (iii) Code of Business Conduct and Ethics and (iv) Code of Ethics for the Principal Executive Officer and Senior Financial Officers are available at our Internet website at www.spectrumbrands.com under “Investor Relations—Corporate Governance.” Any stockholder may obtain copies of these documents by sending a written request to the Spectrum Brands Holdings, Inc., 601 Rayovac Drive, Madison, Wisconsin 53711, Attention: Vice President, Investor Relations, by calling us at (608) 275-3340 or by writing to us via electronic mail at investorrelations@spectrumbrands.com. None of the information posted on our website is incorporated by reference into this proxy statement.

DIRECTOR NOMINATION PROCESS

Nominations for our Board of Directors are made by our Nominating and Corporate Governance Committee, except where our Charter and our By-Laws require that such nominations be made by our Special Nominating Committee. Our Charter and By-Laws provide that at least three of the members of our Board of Directors are to be independent directors nominated by the Special Nominating Committee. The remaining seven directors are to be nominated by the Nominating and Governance Committee. The Nominating and Corporate Governance Committee and the Special Nominating Committee are sometimes referred to herein as the “Nominating Committees”.

The Nominating Committees may identify potential board candidates from a variety of sources, including recommendations from current directors or management, recommendations of stockholders or any other source the Nominating Committees deem appropriate. Each of the Nominating Committees may also engage a search firm or consultant to assist in identifying, screening and evaluating potential candidates. The Nominating Committees have been given sole authority to retain and terminate any such search firms or consultants.

In considering candidates for our Board of Directors, the Nominating Committees evaluate the entirety of each candidate’s credentials. The Nominating Committees consider, among other things: (i) business or other relevant experience; (ii) expertise, skills and knowledge; (iii) integrity and reputation; (iv) the extent to which the candidate will enhance the objective of having directors with diverse viewpoints, backgrounds, expertise, skills and experience; (v) willingness and ability to commit sufficient time to Board of Directors responsibilities; and (vi) qualification to serve on specialized board committees, such as the Audit Committee or Compensation Committee.

Our stockholders may recommend potential director candidates to our Nominating Committees by following the procedures described below. The Nominating Committees will evaluate recommendations from stockholders in the same manner that it evaluates recommendations from other sources. If you wish to recommend a potential director candidate for consideration by the Nominating Committees, please send your recommendation to Spectrum Brands Holdings, Inc., 601 Rayovac Drive, Madison, Wisconsin, 53711, Attention: Corporate Secretary. Any notice relating to candidates for election at the 2012 annual meeting must be received no earlier than December 3, 2012 and no later than January 1, 2012 in accordance with our By-Laws. You should use first class, certified mail in order to ensure the receipt of your recommendation. Any recommendation must include: (i) your name and address and a list of the number of shares of Common Stock that you own; (ii) the name, age, business address and residence address of the proposed candidate; (iii) the principal occupation or employment of the proposed candidate over the preceding ten years and the person’s educational background; (iv) a statement as to why you believe such person should be considered as a potential candidate; (v) a description of any affiliation between you and the person you are recommending; and (vi) the consent of the proposed candidate to your submitting him or her as a potential candidate. You should note that the foregoing process relates only to bringing potential candidates to the attention of the Nominating Committees. This process will not give you the right to directly propose a nominee at any meeting of stockholders.

Under our By-Laws, stockholders may also nominate candidates for election at an annual meeting of stockholders. See “Stockholder Proposals for 2012 Annual Meeting” for details regarding the procedures and timing for the submission of such nominations. Director nominees submitted through this process will be eligible for election at the annual meeting, but information about these candidates will not be included in proxy materials sent to stockholders prior to the meeting, except as described in that section.

EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Board of Directors has reviewed and discussed the following section of this report entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Compensation Committee

Kenneth C. Ambrecht (Chairman)

Eugene I. Davis

David M. Maura

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section sets forth a description of our practices regarding executive compensation matters, with respect to our named executive officers. You should read this section together with the executive compensation tables and narratives which follow, as those sections and this section inform one another.

Our Named Executive Officers

The Company’s named executive officers for Fiscal 2010 consist of the following persons:

Named Executive	Position
David R. Lumley	Chief Executive Officer, President, Global Batteries and Personal Care and Home and Garden and Director
Kent J. Hussey	Former Chief Executive Officer of SBI and former Chairman of the Board of SBI
Anthony L. Genito	Executive Vice President, Chief Financial Officer and Chief Accounting Officer
John A. Heil	President—Global Pet Supplies
Terry L. Polistina	President—Small Appliances
John T. Wilson	Senior Vice President, Secretary and General Counsel

Mr. Hussey ceased to be an employee of SBI as of May 31, 2010 and ceased to serve in any capacity with the Company, including as Chairman of the Board of SBI, as of June 16, 2010. When we refer to our current named executive officers we are referring to Messrs. Lumley, Genito, Heil, Polistina and Wilson. The Company had no other executive officers during Fiscal 2010.

Our Compensation Committee

The Compensation Committee of our Board of Directors (the “Compensation Committee”) is responsible for developing, adopting, reviewing and maintaining the Company’s executive compensation programs in order to ensure that they continue to benefit the Company. The current members of the Compensation Committee are Kenneth C. Ambrecht, Eugene I. Davis and David M. Maura. Prior to the Merger, which was consummated on June 16, 2010, these duties were the responsibility of SBI’s Compensation Committee, which ceased to exist as of the date of the Merger. Prior to the date of the Merger, the members of SBI’s Compensation Committee were Kenneth C. Ambrecht, Eugene I. Davis, Norman S. Matthews and Hugh R. Rovit.

Background on Compensation Considerations

The Company pursues several objectives in determining its executive compensation programs. It seeks to attract and retain highly qualified executives and ensure continuity of senior management for the Company as a whole and for each of the Company’s business segments to the extent consistent with the overall objectives and circumstances of the Company. It seeks to align the compensation paid to our executives with the overall business strategies of the Company while leaving the flexibility necessary to respond to changing business priorities and circumstances. It also seeks to align the interests of our executives with those of our stockholders and seeks to reward our executives when they perform in a manner that creates value for our stockholders. In order to carry out this function, the Compensation Committee:

•

Considers the advice of independent compensation consultants engaged to advise on executive compensation issues and program design, including advising on the Company’s compensation program as it compares to similar companies;

•

Reviews compensation summaries for each named executive officer at least once a year, including the compensation and benefit values offered to each executive, accumulated value of equity and other past compensation awards, and other contributors to compensation;

•

Consults with our Chief Executive Officer and other management personnel and Company consultants, including our Vice President of Corporate Human Resources, in regards to compensation matters and periodically meets in executive session without management to evaluate management’s input; and

•	Solicits comments and concurrence from other board members regarding its recommendations and actions at the Company’s regularly scheduled board meetings.

Due to the Merger, Fiscal 2010 was a year of transition for the Company and that transition extended to its compensation programs. In previous years, including Fiscal 2009, the Company’s compensation programs were designed with a primary goal of supporting a Company operating in a challenging financial environment and attempting to alleviate a burdenson debt structure. However, in February 2009, SBI and its wholly-owned U.S. subsidiaries filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code. SBI and its subsidiaries emerged from bankruptcy in August 2009. Among the other impacts of SBI’s bankruptcy, (i) all outstanding stock of SBI, including all shares held by SBI’s management and employees and (ii) all outstanding equity grants to SBI’s management and employees, including grants made pursuant to each executive’s employment agreement and all equity grants made under any then-existing incentive plan, were cancelled. The existing employment agreements with SBI’s management personnel, including the then-existing employment agreements with each of the named executive officers (other than Mr. Polistina who was not a Company employee prior to the Merger), otherwise continued in full force and effect.

SBI emerged from bankruptcy as a stronger company focused on profitable growth but also facing the challenges of continuing high debt levels, including expenses from the bankruptcy process, and a labor force, including its management team, that had lost a significant portion of their previous compensation and did not place a high value on equity incentive programs. In addition, upon emergence from bankruptcy, all of the then-existing members of the Board of Directors of SBI other than Mr. Hussey (the then Chief Executive Officer), were replaced. Accordingly, when Fiscal 2010 of SBI began, the existing management team of SBI and its new Board of Directors had just began to operate and develop the strategical direction of the Company, including its compensation policies.

In light of the above, certain portions of the compensation for the Company’s management, including the named executive officers (other than Mr. Polistina), were determined prior to the start of Fiscal 2010 by the prior Board of Directors of SBI, certain portions of the compensation for the Company’s management had been negotiated as the Company was emerging from bankruptcy (which were then ratified by SBI’s Board of Directors upon emergence from bankruptcy), and other portions of the compensation for the Company’s management, including the majority of the Company’s incentive programs, were designed by the Compensation Committee during the first and second quarters of Fiscal 2010.

During Fiscal 2010, discussions were also initiated between SBI and Russell Hobbs about a potential combination of the two companies. While no definitive agreement had been executed at the time that the Fiscal 2010 compensation programs were finalized, negotiations with Russell Hobbs had sufficiently advanced that the Compensation Committee recognized that there would be additional significant transitions occurring during the remainder of Fiscal 2010 and that ensuring management’s continued focus on the performance of our businesses while also carrying out the business combination would be very important.

Following the consummation of the Merger on June 16, 2011, the Company became the parent company of SBI and SBI became the parent company of Russell Hobbs. As a result of the Merger, the Company obtained a significant new business and retained the services of Mr. Polistina, a senior and experienced manager. The Company anticipates that Fiscal 2010 and Fiscal 2011 will require significant integration activities to absorb the operations of Russell Hobbs into the Company.

The Merger also brought with it a new debt structure and a significantly deleveraged company from a total debt and senior debt to adjusted EBITDA perspective, allowing the Compensation Committee to develop a compensation program for Fiscal 2011 and beyond focusing on incentivizing profitable growth and Free Cash Flow (defined below under the heading “Fiscal 2011 MIP Program”) generation, both generally designed to increase stockholder value.

Philosophy on Performance Based Compensation

The Compensation Committee has designed the Company’s executive compensation programs so that, at target levels of performance, a significant portion of the value of each executive’s annual compensation (consisting of salary and incentive awards) is based on the Company’s achievement of performance objectives set by the Compensation Committee. We believe that a combination of annual fixed base pay and incentive performance-based pay provides our named executive officers with an appropriate mix of current cash compensation (which will allow our management to stay focused on their duties) and performance compensation, (which will encourage our management to work toward the success of our business). However, in applying these compensation programs to both individual and Company circumstances, the percentage of annual compensation based on the Company’s achievement of performance objectives set by the Compensation Committee varies by individual, and the Compensation Committee is free to design compensation programs that provide for target-level performance-based compensation to be an amount equal to or less than 50% of total annual compensation. For example, for Fiscal 2011, the percentage of annual compensation based on the Company’s achievement of performance objectives set by the Compensation Committee is as set forth below for each named executive officer who continues to be employed by the Company:

Named Executive	% Performance Based
David R. Lumley	93.1%
Anthony L. Genito	86.9%
John A. Heil	92.6%
Terry L. Polistina	92.4%
John T. Wilson	19.9%

The remainder of each executive’s compensation is made up of amounts that do not vary based on performance. For all named executive officers, these non-performance based amounts are set forth in such executive’s employment agreement and such executive’s retention agreement, as described below, subject to review and potential increase by the Compensation Committee. These amounts are determined by the Compensation Committee taking into account current market conditions, the Company’s financial condition at the time such compensation levels are determined, compensation levels for similarly situated executives with other companies, experience level and the duties and responsibilities of such executive’s position.

A component of compensation (whether time-based or performance-based) also consists of multi-year incentive programs. We believe that awards that vest over time enhance the stability of our senior management team and provide greater incentives for our named executive officers to remain at the Company.

Role of Consultants

Committee-retained consultants

Our Compensation Committee has retained an outside consultant, Towers Watson, to assist us in formulating and evaluating executive and director compensation programs. The Compensation Committee, directly or through our Vice President of Human Resources, periodically requests Towers Watson to:

•	Provide comparative market date for our peer group, and other groups on request, with respect to compensation matters;

•	Analyze our compensation and benefit programs relative to our peer group;

•	Advise the Compensation Committee on compensation matters and management proposals with respect to compensation matters;

•	Assist in the preparation of this report and the compensation tables provided herewith; and

•	On request, participate in meetings of the Compensation Committee.

In order to encourage an independent view point, the Compensation Committee and its members have access to Towers Watson at any time without management present and have consulted from time to time with Towers Watson without management present.

Towers Watson, with input from management and the Compensation Committee, has developed a peer group of 15 companies based on a variety of criteria, including type of business, revenue, assets and market capitalization. The peer group utilized consists of Fortune Brands, Inc., Newell Rubbermaid Inc., Clorox Corporation, Mattel Inc., Jarden Corp., Hasbro Inc., Energizer Holdings, Inc., The Scotts Miracle-Gro Co., Exide Technologies, Church & Dwight Co. Inc., Tupperware Brands Corporation, Central Garden & Pet Co., Alberto-Culver Co., Revlon, Inc. and Elizabeth Arden, Inc. While the Compensation Committee does not target a particular range for total compensation as compared to our peer group, it does take this information into account when establishing compensation programs. The fees paid to Towers Watson for services other than executive and director compensation, were less than $120,000 during Fiscal 2010.

Company-retained consultants

In connection with the Merger, the Company retained the services of Kenneth B. Zeigler, with the firm of Zeigler Executive Search, LLC, as a human resources consultant (i) to participate in the development and implementation of our integration strategy in connection with the acquisition of Russell Hobbs as it relates to Company personnel and human resources matters, (ii) to assist in the development and implementation of the plan to transition all corporate functions previously undertaken at the Company’s former headquarters in Atlanta, Georgia to the Company’s headquarters in Madison, Wisconsin, including the recruitment of new management employees to replace members of management not relocating to Madison, Wisconsin, (iii) to assist our Vice President of Human Resources in various human resources activities, and (iv) to assist management in the development of compensation related proposals at the request of the Compensation Committee, including by holding individual meetings with the members of the Compensation Committee. The Company paid Mr. Zeigler a total of $375,449 in Fiscal 2010. The majority of this amount was paid for additional broad based services, other than executive and director compensation, although some portion was paid for services related to executive and director compensation. The Compensation Committee was aware of the hiring and payment of such fees to Mr. Zeigler.

Usage of Employment Agreements

Primary employment agreements. The Compensation Committee evaluates from time to time the appropriateness of entering into employment agreements or other written agreements with members of the Company’s management to govern compensation and other aspects of the employment relationship. The Company has historically limited the use of employment agreements and instead uses simplified severance protection agreements for executives that do not head a business unit (other than the Chief Financial Officer). With respect to the named executive officers who continue to be employed by the Company, at the direction of the Compensation Committee (or its predecessor) the Company has entered into the following written employment agreements with our current executive officers: (i) an Amended and Restated Employment Agreement with Mr. Lumley dated as of August 11, 2010, as amended by the First Amendment to the Employment Agreement dated as of November 16, 2010, (collectively, the “Lumley Employment Agreement”); (ii) an Employment Agreement dated as of June 9, 2008 with Mr. Genito, as amended by the Amendment to Employment Agreement dated as of February 24, 2009, the description of the Second Amendment to the

Employment Agreement dated as of August 28, 2009 and the Third Amendment to the Employment Agreement dated November 16, 2010 (collectively, the “Genito Employment Agreement”); (iii) an Amended and Restated Employment Agreement with Mr. Heil dated January 16, 2007, as amended by the Amendment to the Amended and Restated Employment Agreement dated as of November 10, 2008, the Second Amendment to the Amended and Restated Employment Agreement dated as of February 24, 2009, the description of the Third Amendment to Employment Agreement dated as of August 28, 2009 and the Fourth Amendment to the Employment Agreement dated November 16, 2010 (collectively, the “Heil Employment Agreement”); and (iv) an Employment Agreement dated as of August 16, 2010 with Mr. Polistina, as amended by the First Amendment to the Employment Agreement dated as of November 16, 2010 (collectively, the “Polistina Employment Agreement”). The Lumley Employment Agreement is with both SBI and the Company. Other than with respect to the Lumley Employment Agreement, all of the employment agreements are with SBI. As Mr. Wilson is not the head of a business unit, the Company and Mr. Wilson are parties to a severance agreement dated as of September 1, 2009, which governs severance, confidentially, non-competition and certain other post-employment matters in connection with a potential termination of Mr. Wilson’s employment (the “Wilson Severance Agreement”). As described below under the heading “Termination and Change in Control Provisions”, in connection with the termination of the employment of Mr. Hussey, SBI entered into a Separation and Consulting Agreement dated as of April 14, 2010 effectively terminating his then-existing employment agreement as of May 31, 2010. In connection with Mr. Hussey’s termination, Mr. Lumley was promoted to the position of the Company’s President and Chief Executive Officer and SBI’s Chief Executive Officer, pursuant to the Amended and Restated Employment Agreement dated as of August 11, 2010 (as referenced above). This promotion increased Mr. Lumley’s base salary from $600,000 to $900,000 and increased his annual target bonus from 100% to 115% of his base salary.

Term and renewal of current agreements. The current term of the agreements for the continuing named executive officers expires, for Mr. Lumley on April 14, 2013, for Mr. Genito on September 30, 2011, for Mr. Heil on September 30, 2011, for Mr. Polistina on September 30, 2012 and for Mr. Wilson on September 1, 2011. The Lumley Employment Agreement provides that upon each anniversary of the commencement date, the term will automatically extend for an additional one year, unless either party provides the other with notice of non-renewal at least 90 days prior to the next occurring anniversary of the commencement date. The employment agreements for each of Mr. Genito and Mr. Heil and the Wilson Severance Agreement provide that upon expiration of the current term (and any subsequent renewal term), unless earlier terminated in accordance with such agreement, the agreement will automatically renew for an additional one-year period. The Polistina Employment Agreement provides that upon expiration of the current term, the agreement will automatically renew for an additional one year term unless either party provides the other with notice of non-renewal at least 90 days prior to September 30, 2012. Thereafter, this agreement would continue to be automatically renewed for one-year terms unless either party provides the other with notice of non-renewal at least 90 days prior to the expiration of the then-occurring term.

Retention agreements in connection with headquarters relocation. In addition to these employment agreements, in connection with the relocation of the Company’s corporate headquarters from Atlanta, Georgia to Madison, Wisconsin, the Company entered into the following agreements with certain of the continuing named executive officers: (i) a letter agreement dated August 11, 2010 governing the terms of Mr. Genito’s relocation to Madison, Wisconsin (the “Genito Retention Agreement”), as described below under the heading “Genito Retention Agreement” and (ii) a letter agreement dated August 11, 2010 with Mr. Wilson with respect to Mr. Wilson’s continued employment through March 1, 2011 (the “Wilson Retention Agreement”) , as described below under the heading “Wilson Retention Agreement”.

Early termination of agreements. The employment agreements with each of the continuing named executive officers other than Mr. Wilson permit the Company to terminate the executive’s employment upon written notice in the event of “cause” (as defined below under the heading “Termination and Change in Control Provisions”). In the case of Mr. Lumley, if the behavior giving rise to “cause” is his willful failure or refusal to (i) perform his duties or (ii) follow the direction of the Board of Directors, then Mr. Lumley will have 15 days to cure such behavior, however if the behavior giving rise to “cause” is a breach of the Lumley Employment Agreement or other material agreement with the Company, he will have 30 days to remedy such behavior. In the case of each of

Mr. Genito, Mr. Heil and Mr. Polistina, if the behavior giving rise to “cause” is (i) his willful failure or refusal to perform his duties or follow the direction of the Chief Executive Officer (or the Board of Directors in the case of Mr. Polistina) or (ii) his material breach of his employment agreement or any other agreement with the Company, then he will have 30 days to cure such behavior following notice.

The employment agreements for Mr. Lumley and Mr. Polistina permit the Company to terminate such executive’s employment without “cause” for any reason upon 60 days prior written notice or payment in lieu thereof. The Heil Employment Agreement permits the Company to terminate such executive’s employment without “cause” for any reason upon 60 days prior written notice. The Genito Employment Agreement permits the Company to terminate such executive’s employment without “cause” for any reason upon 30 days prior written notice.

The employment agreements with each of the continuing named executive officers (other than Mr. Wilson) permit the Company to terminate the executive’s employment upon 30 days written notice in the event that the executive is unable to perform his or her duties for a period of at least 6 months by reason of any mental, physical or other disability. Each agreement also terminates immediately upon the death of the executive.

The employment agreements for each of Mr. Lumley, Mr. Heil and Mr. Polistina allow the executive to voluntarily terminate his employment for any reason upon 60 days prior written notice. The Genito Employment Agreement allows Mr. Genito to voluntarily terminate his employment for any reason upon 30 days prior written notice.

The employment agreements with each of Messrs. Lumley, Genito, Heil and Polistina also provide that if the executive officer resigns upon the occurrence of specified circumstances that would constitute “good reason” (as defined below under the heading “Termination and Change in Control Provisions”), the executive’s resignation will be treated as a termination by the Company without “cause” and entitle the executive to the payments and benefits due with respect to a termination without “cause”. In order to constitute “good reason” under the respective employment agreements certain specific notice requirements and cure periods must be satisfied. In the case of each of Mr. Lumley and Mr. Polistina, each would have to provide the Company with 30 days advance written notice of his intent to resign for “good reason” within 60 days following the occurrence of the facts or circumstances giving rise to “good reason” and the Company will have 30 days thereafter to cure such facts or circumstances. If not cured, Mr. Lumley or Mr. Polistina must terminate his employment within 6 months of the initial occurrence of the facts or circumstances giving rise to “good reason” in order to constitute “good reason”. In the case of Mr. Genito, he would have 90 days following the occurrence of the facts or circumstances giving rise to “good reason” to give written notice of his intent to terminate for “good reason” and the Company will have 30 days thereafter to cure such facts or circumstances. The required relocation of Mr. Genito’s principal place of employment from Atlanta, Georgia to Madison, Wisconsin triggered Mr. Genito’s right to terminate his employment for “good reason”. However, pursuant to the Genito Retention Agreement, Mr. Genito agreed not to exercise this right in connection with the relocation of his principal place of employment from Atlanta, Georgia to Madison, Wisconsin.

The Wilson Severance Agreement permits the Company to terminate Mr. Wilson’s employment at any time upon written notice for any reason, however in order for such termination by the Company to be treated as a termination for “cause” (as defined below under the heading “Termination and Change in Control Provisions”) as a result of Mr. Wilson’s (i) willful failure or refusal to perform his duties and responsibilities to the Company or any of its affiliates which failure or refusal to perform or (ii) breach of any of the terms of the separation agreement or any other agreement between Mr. Wilson and the Company, then Mr. Wilson will have 30 days in which to remedy or cure such failure, refusal or breach. Mr. Wilson may also terminate his employment with the Company at any time upon written notice. The Wilson Severance Agreement provides that if he resigns upon the occurrence of specified circumstances that would constitute “good reason” (as defined below under the heading “Termination and Change in Control Provisions”), his resignation will be treated as a termination by the Company without “cause” and entitle him to the payments and benefits due with respect to a termination without

“cause”. No prior notice is required for Mr. Wilson to make such election, but such notice must be made no later than three months after the occurrence of such “good reason” event. The required relocation of Mr. Wilson’s principal place of employment from Atlanta, Georgia to Madison, Wisconsin triggered Mr. Wilson’s right to terminate his employment for “good reason”. The parties initially agreed to extend the notice periods while a retention agreement was negotiated. Thereafter, pursuant to the Wilson Retention Agreement, the parties have agreed that Mr. Wilson (i) will not be required to relocate his principal place of employment before March 1, 2011 and (ii) will not exercise this right before March 1, 2011. Thereafter, the notice periods applicable to such election shall not apply. Mr. Wilson has informed us that he does not intend to relocate to Wisconsin and that he intends to resign with “good reason” on or after March 1, 2011.

The amounts and benefits payable to each such executive upon the termination of such executive’s employment in accordance with their employment agreements are further described under the heading “Termination and Change in Control Provisions.”

Mr. Hussey ceased to be an employee of SBI as of May 31, 2010 and ceased to serve in any capacity with the Company, including as Chairman of the Board of Directors of SBI, on June 16, 2010, the date of the Merger, pursuant to a Separation and Consulting Agreement dated as of April 14, 2010. For details of the amounts and benefits payable to him in connection with such termination, see below under the heading “Termination and Change in Control Provisions.” As noted above, in connection with Mr. Hussey’s termination, Mr. Lumley was promoted to the position of the Company’s President and Chief Executive Officer and SBI’s Chief Executive Officer. Mr. Lumley is also a member of the Board of Directors.

Compensation Components

For Fiscal 2010, the basic elements of our executive compensation program, as designed by the Compensation Committee of SBI, were:

•	Base salary;

•	A performance-based annual cash incentive program referred to as our Management Incentive Plan;

•	For Messrs. Hussey, Lumley, Genito, Heil and Polistina, a time-based, multi-year, stock-based incentive program; and

•	For Mr. Wilson, a performance-based, multi-year cash-based incentive program.

In addition, based on individual circumstances, title, position and responsibilities, each named executive officer received certain other compensation components and limited perquisites as described herein.

For Fiscal 2011, the basic elements of our executive compensation program, as designed by our Compensation Committee, are:

•	Base salary;

•	A performance-based annual cash incentive program referred to as our Management Incentive Plan;

•	For Messrs. Lumley, Genito, Heil and Polistina, as well as substantially all of our management, a performance-based, multi-year, stock based incentive program;

•	For Mr. Wilson, a one time cash-based incentive retention program; and

•	For each of the continuing named executive officers other than Mr. Wilson, a performance-based, multi-year stock-based incentive program based on the achievement of long term superior results.

In addition, based on individual circumstances, title, position and responsibilities, each continuing named executive officer is eligible to receive other compensation components and limited perquisites as described herein.

Base Salary

Annual base salary for each of the named executive officers other than Mr. Wilson is set forth in the employment agreement with the named executive officer, subject to subsequent increases by the Compensation Committee. Mr. Wilson’s annual base salary was set by the Chief Executive Officer prior to the time he became a named executive officer. In determining the annual base salary reflected in each named executive officer’s employment agreement, the Compensation Committee considered current market conditions, the Company’s financial condition at the time such compensation levels are determined, compensation levels for similarly situated executives at other companies, experience level and the duties and responsibilities of such executive’s position and the relative sizes of the business segments they manage or managed. This base salary level is subject to evaluation from time to time by the Compensation Committee to determine whether any increase in the contractual base salary is appropriate. As of the end of Fiscal 2010 (or the termination of employment, in the case of Mr. Hussey), the annual base salaries were as set forth below for the named executive officers.

Named Executive	Annual Base Salary at FYE $
David R. Lumley	900,000
Anthony L. Genito	425,000
John A. Heil	500,000
Terry L. Polistina	500,000
John T. Wilson	285,000
Kent J. Hussey	825,000

For the continuing named executive officers, there has been no change in their annual base salaries since the end of Fiscal 2010.

Management Incentive Plan

General description. Our management personnel, including our named executive officers, participate in the Company’s annual performance-based cash bonus program referred to as the Management Incentive Plan (“MIP”), which is designed to compensate executives and other managers based on achievement of annual corporate, business segment and/or divisional goals. Under the MIP, each participant has the opportunity to earn a threshold, target or maximum bonus amount that is contingent upon achieving the performance goals set by the Compensation Committee and reviewed by the Board of Directors. Particular performance goals are established prior to or during the first quarter of the relevant fiscal year and reflect the Compensation Committee’s then-current views of the critical indicators of Company success in light of the Company’s then-current primary business priorities.

The specific performance targets with respect to performance goals are set by the Compensation Committee based on the Company’s annual operating plan, as approved by our Board of Directors. The annual operating plan includes performance targets for the Company as a whole as well as for each business segment. In the case of divisional managers within those business segments, divisional level performance targets have also been established.

Fiscal 2010 MIP Program. For Fiscal 2010, after taking into account the goals described above under the heading “Philosophy on Performance Based Compensation”, the Compensation Committee of SBI established adjusted EBITDA and adjusted cash flow as the performance goals of the Company, with adjusted EBITDA weighted at 70% and adjusted cash flow weighted at 30%.

For purposes of the 2010 MIP, adjusted EBITDA was measured as earnings (defined as operating income (loss) plus other income less other expenses) before interest, taxes, depreciation and amortization and excluding restructuring and other one-time charges. In order to emphasize management’s and the Board of Directors’ intention to minimize restructuring expenditures going forward and ensure that senior management is fully focused on the total cash costs of such expenditures, the Compensation Committee of SBI adjusted how cash flow was measured for the 2010 MIP. For the 2010 MIP, cash flow was measured as adjusted EBITDA (as described above) plus or minus changes in current and long term assets and liabilities, less payments for taxes, cash restructuring and interest (defined as the variance between actual and planned interest payments), but excluding proceeds from dispositions, discontinued operations and payments for financing fees (if incurred). The Compensation Committee of SBI also provided that neither adjusted EBITDA nor cash flow would be impacted by the carryover of fees, expenses and savings associated with the Company’s Chapter 11 restructuring efforts.

In order to focus members of management involved primarily in the operations of one or more of our business segments or smaller business units on the performance of those segments or units, the Compensation Committee of SBI also subdivided the performance targets for those members of management to give greater weight to the performance of those segments or units versus the performance of the Company as a whole. For Fiscal 2010 the performance targets for each of Mr. Hussey, Mr. Genito and Mr. Wilson were equal to those established for the Company as a whole. With respect to Mr. Heil, the Fiscal 2010 MIP performance targets were based 80% on the performance targets established for the Global Pet Supplies business segment and 20% on the performance targets established for the Company as a whole. The performance targets for Mr. Lumley for the Fiscal 2010 MIP were initially based 50% on the performance targets established for the Global Batteries & Personal Care (“GBPC”) business segment, 30% on the performance targets established for the Home and Garden Business and 20% on the performance targets established for the Company as a whole. These performance targets applied to Mr. Lumley from October 1, 2009 until April 15, 2010, as applied to his then base salary of $600,000 per year. Mr. Lumley’s participation in the MIP program was subsequently modified pursuant to his amended and restated employment agreement in connection with his promotion to Chief Executive Officer and his subsequent responsibility for the entire Company. As of April 15, 2010 and continuing through the end of Fiscal 2010, the performance targets for Mr. Lumley were equal to those established for the Company as a whole, as applied to his base salary of $900,000 per year.

Following the Merger, for legacy employees of SBI, including Messrs. Lumley, Genito, Heil and Wilson, our Compensation Committee elected to continue to measure performance based on the performance of the legacy businesses for Fiscal 2010, rather than adjusting the previously set goals to include the impact of the acquired Russell Hobbs business. The Company also elected to continue the employees of the acquired Russell Hobbs business, including Mr. Polistina, on the annual incentive program that was in effect for Russell Hobbs prior to the Merger. This program was established on a calendar year basis, such that the measurement period for the 2010 program was from January 1, 2010 through December 31, 2010. For more information on this program, please see below in the section entitled “Russell Hobbs Legacy 2010 Annual Bonus Program”.

The target 2010 MIP award levels achievable (that is the amount achievable if 100% of the applicable performance targets are met) by each of Mr. Lumley, Mr. Genito, Mr. Heil and Mr. Hussey were as set forth in each such named executive officer’s employment agreement, expressed as a percentage of annual base salary. Mr. Wilson’s target MIP award level was set separately by the Chief Executive Officer. For purposes of the 2010 MIP, the target award percentages for the named executive officers were as follows:

Named Executive	MIP Target as % of Annual Base
David R. Lumley	100%
Anthony L. Genito	100%
John A. Heil	100%
John T. Wilson	50%
Kent J. Hussey	125%

It was possible to receive an award amount under the 2010 MIP above or below the target award percentage. The potential 2010 MIP awards for each of our named executive officers, expressed as a percentage of the target award, ranged from 0% for achievement of threshold performance levels established by the Compensation Committee of SBI, 100% for performance at the target performance levels and increasing up to a maximum payout of 200% of the target award if actual performance had risen to the specified upper achievement thresholds.

The chart below reflects for each named executive officer who participated in the 2010 MIP the percentage of his target award achievable pursuant to the performance goals applicable to his award, the performance required to achieve the threshold, target and maximum payouts based on those performance goals, and the actual percentage of the target award achieved with respect to each performance goal. The dollar amount of the awards for each named executive are set forth in the “Summary Compensation Table”. These award amounts were paid in December 2010. Please note that pursuant to his separation and consulting agreement, Mr. Hussey’s 2010 MIP award payout factor reflected below was then pro-rated based on the number of weeks he was actually employed by the Company.

NEO	Performance Metric	Weight (% of Target Bonus)	Performance Required to Achieve Bonus % indicated (in $ millions)			Actual 2010 Payout Factor (% of Target Bonus)
			Threshold (0%)	Target (100%)	Maximum (200%)
David R. Lumley (October 1, 2009— April 14, 2010)	Consolidated Adjusted EBITDA Consolidated Adjusted Cash Flow GBPC Adjusted EBITDA GBPC Adjusted Cash Flow H&G Adjusted EBITDA H&G Adjusted Cash Flow	14%	276.3	325.0	373.8	19.6%
		6%	68.0	80.0	92.0	12.00%
		35%	167.5	197.0	226.6	47.14%
		15%	144.5	170.0	195.5	30.00%
		21%	49.3	58.0	66.7	42.00%
		9%	42.5	50.0	57.5	18.00%

David R. Lumley (April 15, 2010— September 30, 2010)	Consolidated Adjusted EBITDA Consolidated Adjusted Cash Flow	70%	276.3	325.0	373.8	98.00%
		30%	68.0	80.0	92.0	60.00%

Anthony L. Genito John T. Wilson Kent J. Hussey	Consolidated Adjusted EBITDA Consolidated Adjusted Cash Flow	70%	276.3	325.0	373.8	98.00%
		30%	68.0	80.0	92.0	60.00%

John A. Heil	Consolidated Adjusted EBITDA Consolidated Adjusted Cash Flow Pet Adjusted EBITDA Pet Adjusted Cash Flow	14%	276.3	325.0	373.8	19.60%
		6%	68.0	80.0	92.0	12.00%
		56%	82.5	97.0	111.6	63.44%
		24%	57.8	68.0	78.2	48.00%

Fiscal 2011 MIP Program. For Fiscal 2011, consistent with the corporate goals of increased growth and Free Cash Flow generation described above under the heading “Philosophy on Performance Based Compensation”, the Compensation Committee established adjusted EBITDA and Free Cash Flow (as defined below) as the performance goals of the Company, with adjusted EBITDA weighted at 50% and Free Cash Flow weighted at 50%.

For Fiscal 2011, adjusted EBITDA means earnings (defined as operating income (loss) of the Company plus other income less other expenses) before interest, taxes, depreciation and amortization and excluding restructuring, acquisition and integration charges, and other one-time charges. The result of the formula in the preceding sentence shall then be adjusted so as to negate the effects of acquisitions or dispositions; provided, however that adjusted EBITDA resulting from businesses or products lines acquired (in Board of Directors approved transactions) during the performance period shall be included in the calculation from the date of acquisition up to a maximum of $10 million dollars in the aggregate. Free Cash Flow means adjusted EBITDA plus or minus changes in current and long term assets and liabilities, less cash payments for taxes, restructuring and interest, but excluding proceeds from acquisitions or dispositions (with the exception of the Ningbo, China facility). Any reductions in Free Cash Flow resulting from transaction costs or financing fees incurred in connection with any Board of Directors approved acquisition or refinancing (in each case during the performance period) shall be added back to Free Cash Flow.

As was prior practice, in order to focus members of management involved primarily in the operations of one or more of our business segments or smaller business units on the performance of those segments or units, the Compensation Committee has also subdivided the performance targets for those members of management to give greater weight to the performance of those segments or units versus the performance of the Company as a whole. For Fiscal 2011 the performance targets for each of Mr. Lumley, Mr. Genito and Mr. Wilson are equal to those established for the Company as a whole. With respect to Mr. Heil, the Fiscal 2011 MIP performance targets for adjusted EBITDA are based 80% on the performance targets established for the Global Pet Supplies business segment and 20% on the performance targets established for the Company as a whole, and for Free Cash Flow are based 100% on the performance for the Company as a whole. With respect to Mr. Polistina, the Fiscal 2011 MIP performance targets for adjusted EBITDA are based 80% on the performance targets established for the Appliances portion of the Global Batteries and Appliances business segment and 20% on the performance targets established for the Company as a whole, and for Free Cash Flow are based 100% on performance for the Company as a whole. Only our current named executive officers are eligible to participate in the 2011 MIP.

The target 2011 MIP award levels achievable (that is, the amount achievable if 100% of the applicable performance targets are met) by each of Mr. Lumley, Mr. Genito, Mr. Heil and Mr. Polistina are as set forth in each such named executive officer’s employment agreement, expressed as a percentage of annual base salary. Mr. Wilson’s target MIP award level was set separately by the Chief Executive Officer prior to the time he became a named executive officer. As of the date of this proxy statement, for purposes of the 2011 MIP, the target award percentages for each participating named executive officer are as follows:

Named Executive	MIP Target as % of Annual Base
David R. Lumley	115%
Anthony L. Genito	100%
John A. Heil	100%
Terry L. Polistina	75%
John T. Wilson	50%

It is possible to receive an award amount under the 2011 MIP above or below the target award percentage. The potential 2011 MIP awards for each of our named executive officers, expressed as a percentage of the target award, ranged from 50% for achievement of threshold performance levels established by the Compensation Committee, 100% for performance at the target performance levels and increasing from there up to a maximum payout of 200% (250% in the case of Mr. Lumley) of the target award if actual performance had risen to the specified upper achievement thresholds.

The table below reflects for each current named executive officer the percentage of his target award achievable pursuant to the performance goals applicable to his award, and the performance required to achieve the threshold, target and maximum payouts based on those performance goals.

NEO	Performance Metric	Weight (% of (Target Bonus )	Performance Required to Achieve Bonus % indicated (in $ millions)
			Threshold (50%)	Target (100%)	Maximum (200%) (250% with respect to Mr. Lumley)
David R. Lumley Anthony L. Genito John T. Wilson	Consolidated Adjusted EBITDA Consolidated Free Cash Flow	50%	429.58	457.0	498.13
		50%	146.64	156.0	170.04

John A. Heil	Consolidated Adjusted EBITDA Pet Adjusted EBITDA Consolidated Free Cash Flow	10%	429.58	457.0	498.13
		40%	103.31	109.90	119.79
		50%	146.64	156.0	170.04

Terry L. Polistina	Consolidated Adjusted EBITDA Appliances Adjusted EBITDA Consolidated Free Cash Flow	10%	429.58	457.0	498.13
		40%	129.72	138.0	150.42
		50%	146.64	156.0	170.04

Russell Hobbs Legacy 2010 Annual Bonus Program

As described above, upon consummation of the Merger, the employees of Russell Hobbs, including Mr. Polistina, were allowed to continue with the annual bonus program then in effect for Russell Hobbs, which had a performance period of January 1, 2010 through December 31, 2010 (the “RH Bonus Program”). This program was established by the management and board of directors of Russell Hobbs prior to the Merger and not by the Compensation Committee or Board of Directors of the Company. Russell Hobbs established adjusted EBITDA and free cash flow as the performance goals of Russell Hobbs, with adjusted EBITDA weighted at 50% and Free Cash Flow weighted at 50%. It was possible to receive an award amount under the RH Bonus Program above or below the target award percentage. The potential RH Bonus Program, expressed as a percentage of the target award, ranged from 50% for achievement of threshold performance levels established by Russell Hobbs, 100% for performance at the target performance levels, increasing from there up to a maximum payout of 200% of the target award if actual performance had risen to the specified upper achievement thresholds.

2010 RH PLAN PERCENTAGES

NEO (Target Bonus as % of Base Salary)	Performance Metric	Weight (% of Target Bonus)	Performance Required to Achieve Bonus (in $ millions)
			Threshold (50%)	Target (100%)	Maximum (200%)
Terry L. Polistina (75%)	Russell Hobbs Adjusted EBITDA	50%	429.58	457.0	498.13
	Russell Hobbs Free Cash Flow	50%	146.64	156.0	170.08

For Mr. Polistina, whose base salary was increased effective June 16, 2010, the bonus will be based on his base salary for the entire year.

As a retention tool, Russell Hobbs, prior to the Merger but with the consent of SBI, elected to guarantee a minimum payout under the RH Bonus Program in the amount of 75% of each participant’s target award amount. The actual performance of the Russell Hobbs business for the performance period would have resulted in a payment of less than this amount. As a result, each participant will receive a payout equal to 75% of the target payout amount, which is anticipated to be paid in February 2011, and which is $212,357 for Mr. Polistina.

Long Term Incentive Plans Background

The Compensation Committee believes that incentive programs with provisions extending for periods greater than a year benefit the Company by increasing focus on the long-term performance of the Company and by incentivizing retention. In Fiscal 2010, the Company’s long term incentive programs were referred to as the Company’s “LTIP” and came in two forms, as a cash-based plan (“Cash LTIP”) and an equity-based plan (“Equity LTIP”) involving the issuance of restricted stock. Members of management were eligible to participate in one or the other form, as designated by the Compensation Committee but not both.

For Fiscal 2011, the Compensation Committee re-examined the long term incentive portion of its compensation programs and determined that the program would provide better long term value to the stockholders and better align the most critical members of management with the interests of the stockholders by eliminating the cash component, reducing the number of participants, and incentivizing the remaining participants through the issuance of restricted stock units. As a result, the LTIP program was discontinued on a going forward basis (although existing grants with continuing vesting periods continue in effect) and the Compensation Committee instituted a new Equity Incentive Plan (“EIP”) for Fiscal 2011.

2010 Equity LTIP

For Fiscal 2010, all grants under the Equity LTIP were implemented through grants of restricted stock under the Spectrum Brands, Inc. 2009 Incentive Plan (the “2009 Incentive Plan”). As a result of the Company’s emergence from bankruptcy, each member of management began Fiscal 2010 owning no shares of SBI’s equity. The Compensation Committee of SBI believed equity ownership was an important component of matching the interests of management with the interests of SBI’s stockholders as well as a valuable retention tool. Consistent with discussions between the senior management team and the Company’s pending new owners prior to SBI’s emergence from bankruptcy, the Compensation Committee of SBI felt it would be appropriate for each of the then-members of the senior management team to receive an initial grant of restricted stock that would vest based on continued employment and the passage of time rather than on the achievement of a particular set of performance standards. Given the recent experiences of management with the impact of bankruptcy on equity compensation, the Compensation Committee believed it appropriate to limit the initial pool of participants to Messrs. Lumley, Genito, Heil and Hussey.

Those grants were scheduled to vest based on continued employment and the passage of time. Accordingly, the restrictions on 75% of such shares lapsed on October 1, 2010 and the restrictions on the remaining 25% of such shares will lapse on October 1, 2011. It was the intention of the Compensation Committee of SBI that for future fiscal years, awards made under SBI’s Equity LTIP would be earned based on the performance of SBI over time and continued employment with SBI. With respect to the Fiscal 2010 Equity LTIP awards, those awards were made for each participant based on a specified number of shares (in Mr. Hussey’s case, an amount set forth in his then-existing employment agreement), rather than based on a percentage tied to salary or any other amount.

The number of shares of restricted stock granted to each of Mr. Hussey, Mr. Genito, Mr. Lumley and Mr. Heil under the 2010 Equity LTIP are set forth below.

Named Executive	Shares of Restricted Stock Granted
Kent J. Hussey	222,222
Anthony L. Genito	111,111
David R. Lumley	166,667
John A. Heil	111,111

2010 Cash LTIP

For Fiscal 2010, in order to focus members of our management that do not participate in the Equity LTIP on the long-term performance of the Company, the Compensation Committee of SBI established the Cash LTIP. Awards under the Cash LTIP were to be earned based on the performance of the Company over the Fiscal 2010 performance period and continued employment with the Company over a three fiscal year period. In determining the target LTIP award levels, the Compensation Committee of SBI considered each executive’s total compensation relative to other similarly situated executives within the Company, long term incentive compensation paid to similarly situated executives in other companies, experience level and the duties and responsibilities of such executive’s position. Of our named executive officers only Mr. Wilson, who did not participate in the 2010 Equity LTIP, participated in the 2010 Cash LTIP. Mr. Wilson’s target award percentage was 75% of his base salary.

The target levels for the cash awards under the Cash LTIP were determined at the beginning of the fiscal year for which such award was made, which are then paid over a three year period based on continued employment and the achievement by the Company of performance goals established by the Compensation Committee of SBI that are tied to the Company’s annual operating plan for Fiscal 2010, based on the Compensation Committee’s then-current view of the goal or goals the Compensation Committee determines to be most important in measuring the achievement of the Company’s then-current long-term goals.

For Fiscal 2010, the Cash LTIP award was earned based on continued employment and the achievement of performance goals for Fiscal 2010 established by the Compensation Committee, which were based on the achievement of adjusted EBITDA and adjusted cash flow targets tied to the Company’s annual operating plan, with adjusted EBITDA weighed 70% and adjusted cash flow weighted 30%. These terms had the same meanings used in connection with the 2010 MIP as described above. The performance target for Mr. Wilson was based on the performance of the Company as a whole.

It was possible to receive an award amount under the 2010 LTIP above or below the target award percentage. The potential 2010 Cash LTIP awards, expressed as a percentage of the target award, ranged from 0% for achievement of threshold performance levels established by the Compensation Committee, 100% for performance at the target performance levels, increasing from there up to a maximum payout of 200% of the target award if actual performance had risen to the specified upper achievement thresholds.

For any Cash LTIP award so earned based on Fiscal 2010 performance, one-third of such earned amount was payable on or before December 31, 2010, one-third of such earned amount is payable on or before December 31, 2011 and the remaining one-third of such cash award is payable on or before December 31, 2012; provided, that the participant’s employment with the Company has not been terminated with cause by the Company or voluntarily by the participant prior to such date. Pursuant to this schedule, one-third of the award amount earned was paid in December 2010.

The chart below reflects for Mr. Wilson, as the sole named executive officer who participated in the 2010 Cash LTIP, the percentage of his target award achievable pursuant to the performance goals applicable to his award, the performance required to achieve the threshold, target and maximum payouts based on those performance goals, and the actual percentage of the target award achieved with respect to each performance goal. The dollar amount of the award for Mr. Wilson is set forth in the “Summary Compensation Table”.

NEO	Performance Metric	Weight (% of Target Bonus)	Performance Required to Achieve Cash LTIP % indicated (in $ millions)			Actual 2010 Payout Factor (% of Target Bonus)
			Threshold (0%)	Target (100%)	Maximum (200%)
John T. Wilson	Consolidated Adjusted EBITDA Consolidated Adjusted Cash Flow	70%	276.3	325.0	373.8	98%
		30%	68.0	80.0	92.0	60%

2011 EIP

The 2011 EIP was implemented through the granting of restricted stock unit (“RSU”) award agreements at the beginning of Fiscal 2011 for which such award was made that then vest based on continued employment and the achievement by the Company of performance goals established by the Compensation Committee that are tied to the Company’s annual operating plan. The award agreements governing the RSU awards provide that the restrictions will lapse based on continued employment and the achievement of Company-wide performance objectives for Fiscal 2010, which were established as adjusted EBITDA and Free Cash Flow targets tied to the Company’s annual operating plan, measured in the same manner as is done for the 2011 MIP.

It is possible that the performance of the Company will result in less than the full amount of the award vesting. The potential 2011 RSUs that may be earned for each of our participating named executive officers, expressed as a percentage of the award amount, range from 50% for achievement of threshold performance levels established by the Compensation Committee to 100% for achieving the performance goals in full at the target performance levels. The award agreements for Fiscal 2011 provide that if 100% of the established performance goals for Fiscal 2011 are met, then 50% of the RSUs awarded will vest as soon as practical after certification of the results by the Compensation Committee, but no later than 74 days following the end of Fiscal 2011. The remaining RSUs awarded will vest on the first anniversary of the vesting date, subject to continued employment on such anniversary. Performance between threshold and target levels will vest pro-rata. Performance below the threshold levels will result in the forfeiture of all awarded units. Performance above the target level of performance will not earn additional shares.

The table below reflects for each participating named executive officer the RSU award amount, the percentage of his target award achievable pursuant to the performance goals applicable to his award, and the performance required to achieve the threshold and target vesting eligibility based on those performance goals:

NEO # of (RSU Award)	Performance Metric	Weight (% of Target Award)	Performance Required to Be Eligible to Vest – Indicated % of RSUs (in $ millions)
			Threshold (50%)	Target (100%)
David R. Lumley (173,600)	Consolidated Adjusted EBITDA	50%	429.58	457.0

Anthony L. Genito, John A. Heil, and Terry L. Polistina (88,888 each)	Consolidated Free Cash Flow	50%	146.64	156.0

Spectrum 500

During the course of the design and creation of the Fiscal 2011 incentive programs, the Compensation Committee reviewed the Company’s forecasted performance for the 2011, 2012 and 2013 fiscal years and considered incentives to drive performance in excess of these forecasted amounts and attempted to accelerate the growth of stockholder value. As drivers of this value, the Compensation Committee focused on (i) incentivizing increased adjusted EBITDA growth, both organically and through small, add-on acquisitions approved by the Board of Directors and (ii) incentivizing accelerated Free Cash Flow generation, in each case beyond that reflected in the Company’s forecasted plans, for the period between October 1, 2010 and September 30, 2012. Following consideration of these goals, the Compensation Committee, with the approval of the Board of Directors, created a superior achievement incentive program, which is referred to herein as the “Spectrum 500.”

The Spectrum 500 is targeted to those members of the Company’s management identified as key drivers of the Company’s goals of accelerating stockholder value. For all participants, the Spectrum 500 has been implemented through an award of RSUs. For Spectrum 500 award recipients, a portion of the award will vest based on the achievement of $500 million in adjusted EBITDA during the period from October 1, 2010 through September 30, 2012. Adjusted EBITDA for purposes of the Spectrum 500 is determined in the same manner as that used for the 2011 MIP and 2011 EIP. The portion of the award subject to this adjusted EBITDA performance goal is earned in full if the $500 million adjusted EBITDA goal is achieved as of September 30, 2012, but would be forfeited in total if performance is less than $500 million.

For Spectrum 500 award recipients, a portion of the award will vest based on achievement of a cumulative Free Cash Flow performance goal during the period from October 1, 2010 through September 30, 2012. Free Cash Flow for purposes of the Spectrum 500 is determined in the same manner as that used for the 2011 MIP and 2011 EIP. The full award amount would be earned upon achievement of a target of $375 million in cumulative Free Cash Flow, and it is possible to earn a portion of the award tied to the Free Cash Flow award for performance at less than the target (provided that at least $350 million is achieved) ranging from a payout of 50% of the award amount at threshold performance up to 100% if the target is achieved or exceeded.

For all participants in the Spectrum 500 other than Messrs. Lumley, Genito, Heil and Polistina, 50% of the award amount will be earned, if at all, based on achievement of the adjusted EBITDA performance goal and 50% of the award will be earned based on achievement of the Free Cash Flow performance goal.

In addition to the adjusted EBITDA and Free Cash Flow performance goals, the Spectrum 500 awards granted to Messrs. Lumley, Genito, Heil and Polistina also include a performance goal tied to management objectives. Management objectives are the successful integration and achievement of synergy targets communicated publicly, integration of the Russell Hobbs business and the transitioning of the Company’s headquarters from Atlanta, Georgia to Madison, Wisconsin. Thus for Messrs. Lumley, Genito, Heil and Polistina,

one-third of the total award amount will be earned, if at all, based on achievement of the adjusted EBITDA performance goal, one-third of the total award will be earned based on achievement of the Free Cash Flow performance goal and one-third of the total award amount will be earned based on the achievement of the management objectives. In order to be eligible to receive any shares to be earned based on the management objectives, the $500 million adjusted EBITDA goal must also be achieved. However, the cash flow portion of the total award is not dependent upon achievement of the $500 million adjusted EBITDA target. Determination of achievement of the management objectives is determined by the Compensation Committee.

For all participants in the Spectrum 500, the award agreements provide that up to 50% of the total award may vest, if at all, as soon as practical after certification of the results by the Compensation Committee, but no later than 74 days following the end of Fiscal 2012. The remaining 50% of the total award earned would vest, if at all, on the first anniversary of the prior vesting date. In each case, vesting is subject to the participant not being terminated for “cause” or voluntarily terminating his or her employment other than for “good reason” prior to the applicable vesting date. In no event may a participant in the Spectrum 500 earn shares in excess of his or her award amount under the Spectrum 500.

The table set forth below describes for each participating continuing named executive officer the RSU award amount, the percentage of his target award achievable pursuant to the performance goals applicable to his award, and the performance required to achieve the threshold (where applicable) and target vesting eligibility based on those performance goals. In light of the pending relocation of his position, Mr. Wilson is not a participant in the Spectrum 500.

NEO # of RSUs Awarded	Performance Metric	Weight (% of Target Award)	Performance Required to Be Eligible to Vest – Indicated % of RSUs (in $ millions)
			Threshold (50%)	Target (100%)
David R. Lumley (216,999)	Consolidated Adjusted EBITDA Consolidated Cumulative Free Cash Flow	33 1/3%	N/A	$500.0
		33 1/3%	$351.0	$375.0

Anthony L. Genito, John A. Heil and Terry L. Polistina (111,111 each)	Management Objective	33 1/3%	N/A	Achievement of EBITDA Target Plus 100% Management Objective Compliance

2011 Additional Cash Incentive Award

As a retention device, in lieu of participating in the 2011 EIP or the Spectrum 500, Mr. Wilson, whose position is being relocated to Madison, Wisconsin, will participate in a cash-based incentive plan in Fiscal 2011. Mr. Wilson’s target award amount under this plan is 75% of his base salary.

Genito Retention Agreement

In April 2010, SBI determined that it would relocate its world headquarters, including the position of its Chief Financial Officer, from Atlanta, Georgia to the existing headquarters of its GBPC and Home & Garden business segments in Madison, Wisconsin. In light of the importance of Mr. Genito to the continuing performance of the Company and in order to ensure that Mr. Genito remained with SBI for at least a transition period, SBI, Mr. Genito and the Company began negotiations on a retention agreement that, in conjunction with the Genito Employment Agreement, would govern the terms of Mr. Genito’s continued employment with the Company.

During the course of these negotiations, Mr. Genito notified the Company of his intention to accept the Company’s offer to relocate to Madison, Wisconsin to continue as the Company’s Executive Vice President, Chief Financial Officer and Chief Accounting Officer. Thereafter, on August 11, 2010, the Company and Mr. Genito finalized and entered into the Genito Retention Agreement to govern the terms of Mr. Genito’s relocation that, among other things, provided that Mr. Genito would not be required to relocate before September 30, 2010 and Mr. Genito would not elect to terminate his employment for “good reason” as a result of the relocation of his position to Madison, Wisconsin. Mr. Genito has now relocated to Madison, Wisconsin.

Pursuant to the Genito Retention Agreement, Mr. Genito is entitled to receive a retention bonus of up to $500,000 (with a minimum of $100,000) based upon completion of the following responsibilities: (i) transition of all finance functions from Atlanta to Madison, (ii) successful completion of all required public filings during this transition period; (iii) identification of replacements for all key finance functions being relocated to Madison not being filled by relocating employees and (iv) compliance with all of Mr. Genito’s contractual obligations. Final determination of the amount of the retention bonus (up to the maximum amount) is subject to the discretion of the Chief Executive Officer. The retention bonus is to be paid no later than June 16, 2011.

In addition, pursuant to the Genito Retention Agreement, Mr. Genito was entitled to receive a restricted stock grant with a value of $500,000 upon his relocation to Madison, Wisconsin. Pursuant to this provision, Mr. Genito received a grant of 17,364 RSUs in November 2010. As provided in the Genito Retention Agreement, one-third of this award will vest on September 30, 2011, one-third of this award will vest on September 30, 2012 and the final one-third of this award will vest on September 30, 2013, provided that Mr. Genito is not terminated for “cause” and does not voluntarily terminate his employment other than for “good reason” prior to that applicable vesting date.

Wilson Retention Agreement

The communication to Mr. Wilson of the decision to relocate the Company’s headquarters, including Mr. Wilson’s position, from Atlanta, Georgia to Madison, Wisconsin created an event of “good reason” under the Wilson Severance Agreement, giving Mr. Wilson the right to elect to terminate his employment pursuant to the terms thereof and receive the severance benefits provided for thereunder for a termination without “cause”. In light of the importance of Mr. Wilson to the continuing performance of the Company and in order to ensure that Mr. Wilson remained with SBI for at least a transition period, SBI, Mr. Wilson and the Company began negotiations on a retention agreement that, in conjunction with the Wilson Severance Agreement, would govern the terms of Mr. Wilson’s continued employment with the Company.

On August 11, 2010, the Company and Mr. Wilson entered into the Wilson Retention Agreement. Pursuant to the terms of the Wilson Retention Agreement, Mr. Wilson will not be required to relocate to Madison, Wisconsin prior to March 1, 2011 (the period from the date of the agreement through March 1, 2011 referred to as the “transition period”). Mr. Wilson similarly agreed not to exercise his right to terminate his employment with the Company for “good reason” as a result of this pending required relocation prior to March 1, 2011. Mr. Wilson has informed the Company that he does not intend to relocate to Madison, Wisconsin and that he intends to resign with “good reason” on or after March 1, 2011.

Pursuant to the Wilson Retention Agreement, Mr. Wilson is entitled to receive a retention bonus of up to $200,000, to be paid no later than March 15, 2011. Of this amount, $150,000 would be earned if Mr. Wilson remains with the Company through March 1, 2011. In the event that the Company elects to end the transition period prior to March 1, 2011, this amount would be pro-rated based on months worked after June 15, 2010. The remaining $50,000 would be based on the Chief Executive Officer’s determination, in his sole discretion, of Mr. Wilson’s performance during the transition period. This performance evaluation is to be based on (i) transition of all current General Counsel functions to a new General Counsel, or designee, as determined by the chief executive officer, (ii) full engagement during the period following the close of the Merger and compliance with all contractual obligations, and (iii) remaining employed with the Company through the transition period.

Mr. Wilson is also entitled to payments under the 2010 MIP and LTIP, provided that such payments will be prorated if his employment is terminated during Fiscal 2010. After Fiscal 2010, Mr. Wilson will be entitled to payments based on actual results for Fiscal 2010. Subsequent to the end of Fiscal 2010, the Company determined that, for purposes of the Company’s 2011 MIP and LTIP, in the event that Mr. Wilson’s employment with the Company is terminated prior to the end of Fiscal 2011, Mr. Wilson would be entitled to receive a pro-rated portion of the payments he would have been entitled to receive under those programs had he remained employed by the Company through the payment date for such incentive programs. Mr. Wilson’s 2011 MIP award would be pro-rated based on days employed with the Company in Fiscal 2011. Mr. Wilson’s 2011 Additional Cash Incentive program would be pro-rated based on months worked for the Company during Fiscal 2011.

Prior Retention Agreements

During Fiscal 2008, each of Mr. Lumley, Mr. Heil and Mr. Genito executed retention agreements with the Company. Mr. Hussey executed a retention agreement with the Company in Fiscal 2009. Mr. Wilson was also subject to a retention agreement during this period. The Compensation Committee of SBI, in evaluating the critical roles performed by the then members of Spectrum’s leadership team and the potential negative impact on the Company as a whole if any of those executives were to end their employment relationship with the Company, determined it to be in the best interests of the Company to put in place for those executives a retention program designed to give those executives additional incentive not to seek alternative employment opportunities. For each executive, the retention agreement provides such executive with the opportunity to earn an additional cash amount equal to 150% of such executive’s annual base salary as in effect on the date the retention agreement was executed in two installments contingent upon such executive remaining employed by the Company through December 31, 2009. If the executive continued to be an employee of the Company on through December 31, 2008, such executive received the first payment in an amount equal to 75% of such executive’s annual base salary. Each of Mr. Hussey, Mr. Genito, Mr. Lumley and Mr. Heil received this payment in January 2009. If the executive continued to be employed by the Company through December 31, 2009, such executive would receive the second and final payment in an amount equal to 75% of such executive’s annual base salary. Each of Mr. Hussey, Mr. Genito, Mr. Lumley and Mr. Heil received this payment in January 2010.

Mr. Wilson was also subject to retention programs during this period, during the time period before he became a named executive officer. In Fiscal 2008, the Company was in the midst of significant restructuring activities, including a reduction in the size of the Company’s Atlanta, Georgia headquarters, and continued to experience significant financial difficulties. In order to ensure the retention of employees performing critical functions, the Company developed a retention program designed to incentivize certain key members of management to remain with the Company through December 31, 2008. Pursuant to this agreement, Mr. Wilson, as a result of his continued employment with the Company through December 31, 2008, received a retention bonus in the amount of $182,250. In light of the Company’s continued efforts to find a solution to its overleveraged capital structure and its continuing desire to retain key employees, the Company elected to implement a similar program in September 2008 to incentivize retention through December 31, 2009. Pursuant to this agreement, Mr. Wilson, as a result of his continued employment with the Company through December 31, 2009, received a retention bonus in the amount of $106,875 in January 2010.

Payments to Mr. Polistina in connection with the Merger

Pursuant to a pre-Merger agreement between Mr. Polistina, Russell Hobbs and Harbinger Capital Partners Master Fund I, Ltd. (the “Harbinger Master Fund”), Harbinger Capital Partners Special Situations Fund, L.P (the “Harbinger Special Situations Fund”) and Global Opportunities Breakaway Ltd. (the “Breakaway Fund” and, collectively, the “Harbinger Parties”), Mr. Polistina received a cash payment of $2 million from Russell Hobbs in June 2010 immediately following the Merger. Pursuant to this agreement, Mr. Polistina was entitled to receive an additional $1 million cash payment in December 2010, which was paid by the Company in December 2010.

Additional Share Grant to Mr. Heil

Immediately prior to the Merger, the Compensation Committee and Board of Directors of SBI, in recognition of the importance of Mr. Heil to the ongoing success of the Company, awarded Mr. Heil a restricted stock award in the amount of 17,600 shares. Subject to Mr. Heil’s continued employment, one-third of the awarded shares are scheduled to vest on June 15, 2011, one-third of the awarded shares are scheduled to vest on June 15, 2012, and the final one-third of the awarded shares are scheduled to vest on June 15, 2013.

Other Compensation Matters

One-Time Cash Bonus Payment

In connection with SBI’s emergence from Chapter 11 of the Bankruptcy Code, SBI’s Board of Directors approved one-time cash payments to certain members of Company management, including each of our named executive officers other than Mr. Polistina, in recognition of efforts exerted during the bankruptcy process above and beyond the normal management functions for those members of management. Mr. Lumley received $100,000, Mr. Genito received $200,000, Mr. Heil received $100,000, Mr. Wilson received $100,000 and Mr. Hussey received $300,000, in each case in September 2009.

Deferral and Post-Termination Rights

Retirement Benefits. The Company maintains a 401(k) plan for its employees, including the named executive officers.

Supplemental Executive Life Insurance Program. Each of the current named executive officers participates in a program instituted by the Company pursuant to which the Company on behalf of each participant makes an annual contribution on October 1 each year equal to 15% of such participant’s base salary as of that date into a company-owned executive life insurance policy for such participant. The investment options for each such policy are selected by the participant from among a limited number of alternatives provided by the insurance provider. Upon termination of a participant for any reason, ownership of the policy would transfer to the participant and no further contributions would be made by the Company.

Post-Termination Benefits. As described above, the Company has entered into agreements with all its current named executive officers which govern, among other things, post-termination benefits payable to such named executive officers should his employment with the Company terminate. In connection with the termination of his employment with the Company, Mr. Hussey entered into a Separation and Consulting Agreement with the Company to govern the parties relative rights and obligations arising out of the termination of her employment. A detailed description of the post-termination rights and benefits pursuant to each of the agreements described in this paragraph is set forth under the heading “Termination and Change in Control Provisions”.

Perquisites and Benefits

The Company provides certain limited perquisites and other special benefits to certain executives, including the named executive officers. Among these benefits are financial planning services, tax planning services, car allowances or leased car programs, executive medical exams and executive life and disability insurance. In addition, Mr. Hussey participated in the Company’s medical expense reimbursement plan, which provided for reimbursement for certain annual medical expenses not covered by the Company’s health insurance plan, up to a maximum of $10,000 per year (plus a tax gross-up as described below under “Tax Gross-Ups”).

Timing and Pricing of Stock-Based Grants

Traditionally, annual grants of restricted stock or RSUs to our named executive officers are made on the date such grants are approved by the Compensation Committee or, if the award dictates the achievement of a particular event prior to grant, as soon as practical after the achievement of such event. Following approval of the Fiscal 2011 incentive programs and in light of the significant document preparation required to make the awards, the Company elected to make all share grants under the 2011 EIP and the Spectrum 500 on November 15, 2010. Under prior plans, for purposes of valuing all grant awards, the grant price is the average of the high and low price of a share on the grant date. For awards made under the 2011 Plan (defined below), the grant price is the closing sales price of the on the exchange on which the Company’s shares are listed on the grant date.

Tax Treatment of Certain Compensation

Pursuant to Section 162(m) of the Internal Revenue Code, the Company may not be able to deduct certain forms of compensation paid to its executives who remain employed at the end of a fiscal year to the extent such compensation exceeds $1,000,000. This section also includes an exception for certain performance-based compensation awards. While the Compensation Committee believes that it is generally in the Company’s best interests to satisfy these deductibility requirements, it retains the right to authorize payments in excess of the deductibility limits if it believes it to be in the interests of the Company and its stockholders. The Company has had in the past, and may have in the future, instances where it has paid compensation to its executives that exceed the deductibility limits. For example, for Fiscal 2010, the compensation paid to Mr. Lumley and Mr. Heil by the Company included $399,583 and $62,540 in compensation, respectively, that is not deductible pursuant to Section 162(m) of the Internal Revenue Code.

Tax Gross-Ups

The Company provides increases in payments to the named executive officers and other management personnel to cover personal income tax due as a result of imputed income in connection with the provision of the following perquisites: car allowance or company leased car, financial planning and tax planning and executive life and disability insurance, and Company required relocation. Beyond these tax gross-up payments, the Company does not make any other payment to the named executive officers to cover personal income taxes.

Governing Plans

As of September 30, 2010, we had two active equity incentive plans under which shares of common stock of the Company could be issued, the 2009 Spectrum Brands Holdings Inc. Incentive Plan (the “2009 Plan”), based on the existing SBI incentive plan existing as of the date of the Merger, and the Spectrum Brands Holdings, Inc. 2007 Omnibus Equity Award Plan (the “RH Plan”), based on the existing Russell Hobbs incentive plan existing as of the date of the Merger. On October 21, 2010, our Board of Directors adopted the 2011 Plan, subject to stockholder approval. As described in Proposal 6 of this proxy statement, we are submitting the 2011 Plan for stockholder approval in connection with the Annual Meeting. Upon such stockholder approval, no further awards will be granted under the 2009 Plan and the 2007 RH Plan. 4,625,676 shares of our common stock of the Company, net of cancellations, may be issued under the 2011 Plan. While we have granted awards under the 2011 Plan, the 2011 Plan (and awards granted thereunder) are subject to the approval by our stockholders as described in this proxy statement, which must be obtained prior to October 21, 2011. As of December 10, 2010, we have issued 667,933 restricted shares and 1,694,048 restricted stock units under the 2009 Plan, the RH Plan and the 2011 Plan and are authorized to issue up to a total of 3,202,590 shares of our common stock, or options or restricted stock units exercisable for shares of common stock.

Clawback/Forfeiture and Recoupment Policy

Under both the 2009 Plan and the 2011 Plan, any equity award agreement made may provide that the Compensation Committee may in its sole discretion cancel such award, except as prohibited by applicable law, if the participant, without the consent of the Company, while employed by or providing services to the Company or any affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any affiliate, including fraud or conduct contributing to any financial restatements or irregularities engaged in activity, as determined by the Compensation Committee in its sole discretion. The Compensation Committee may also provide in any award agreement that the participant will forfeit any gain realized on the vesting or exercise of such award, and must repay the gain to the Company, in each case except as prohibited by applicable law, if (a) the participant engages in any activity referred to in the preceding sentence or (b) with respect to the 2009 Plan, the amount of any such gain was calculated based on the achievement of certain financial results that were subsequently reduced due to a restatement, and with respect to the 2011 Plan, any amount in excess of what the participant should have received under the terms of the award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error). Additionally, pursuant to the 2011 Plan, awards are subject to clawback, forfeiture or similar requirement to the extent required by applicable law (including without limitation Section 302 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act). None of the equity awards granted under the 2009 Plan expressly included such provisions. All equity awards that have been granted under the 2011 Plan to date do include such provisions.

Stock Ownership Guidelines

The Company does not currently have established stock ownership guidelines for its members of management. Recognizing the potential benefits of such guidelines, the Compensation Committee is considering formally implementing a required policy and is in the process of seeking input from management and compensation consultants regarding best practices.

Summary Compensation Tables

The following tables and footnotes show the compensation earned for service in all capacities during Fiscal 2010, Fiscal 2009 and Fiscal 2008 for the Company for the named executive officers.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary $	Bonus(4) $	Stock Awards(5) $	Non-Equity Incentive Plan Compensation(6) $	Change in Pension Value and Nonqualified Deferred Comp Earnings(7) $		All Other Compensation(8) $	Total $
David R. Lumley(2) Chief Executive Officer and President—Global Batteries and Personal Care and Home and Garden	2010 2009 2008	737,500 578,750 525,000	590,625 690,625 —	3,854,174 — 331,351	2,069,230 2,257,260 1,162,875	— 1,855 3,884	(8) (8)	71,858 145,304 188,789	7,323,387 3,673,793 2,211,899

Anthony L. Genito Executive Vice President, Chief Financial Officer and Chief Accounting Officer	2010 2009 2008	425,000 369,792 358,333	375,000 575,000 —	2,569,444 — 138,598	1,269,156 1,488,281 627,375	— — —		56,335 58,200 63,099	4,694,935 2,491,273 1,187,405

John A. Heil President—Global Pet Supplies	2010 2009 2008	500,000 483,333 450,000	506,250 606,250 —	3,069,444 — 285,500	1,218,625 1,396,875 523,800	— 2,074 4,819		55,090 130,446 183,015	5,349,409 2,618,978 1,447,134

Terry L. Polistina(3) President—Appliances	2010	145,308	2,000,000	—	—	—		3,600	2,148,908

John T. Wilson Senior Vice President, Secretary and General Counsel	2010	285,000	106,875	—	538,116	—		15,561	945,552

Kent J. Hussey Former Chief Executive Officer	2010 2009 2008	550,000 804,375 775,000	979,688 1,279,688 —	5,138,884 122,813 873,601	2,302,861 3,532,032 1,828,406	— 7,906 21,449		5,498,717 311,559 338,926	14,470,151 6,058,372 3,837,382

(1)	Titles included in this column are as of September 30, 2010 except for Mr. Hussey, who ceased to be an employee of the Company as of May 31, 2010.
(2)	For Mr. Lumley, his compensation increased when he was promoted to Chief Executive Officer. Mr. Lumley’s base compensation rate was $600,000 for the period of October 1, 2009 through April 15, 2010, and it was increased to $900,000 for April 16, 2010 through September 30, 2010.
(3)	For Mr. Polistina, all compensation amounts reflected include only those payments made by the Company to Mr. Polistina for his employment with the Company and, as such, amounts earned by Mr. Polistina prior to the date of the Merger in his capacity as an employee of Russell Hobbs, Inc. are not included. However, as detailed in the “Director Compensation Table” below, Mr. Polistina earned an additional $139,994 for services performed in Fiscal 2010 as a director of SBI prior to the Merger and of the Company following the Merger.
(4)	For Fiscal 2010 and Fiscal 2009, this column reflects payments made in January 2010 and January 2009 to the named executive officers other than Mr. Polistina pursuant to retention agreements entered into with each of those officers. For additional information, please see the section entitled “Prior Retention Agreements”. For Fiscal 2009, this column reflects one-time cash bonuses received by Mr. Lumley, Mr. Genito, Mr. Heil, Mr. Wilson and Mr. Hussey, among other members of management, in connection with the Company’s emergence from Chapter 11 of the Bankruptcy Code. For additional information on this payment, please see the section entitled “One-Time Cash Bonus Payment”. For Fiscal 2009, this column also reflects amounts paid to the Mr. Lumley, Mr. Genito, Mr. Heil and Mr. Hussey pursuant to the non-performance based supplement to the Cash LTIP for Fiscal 2008 instituted in November 2009.
(5)	In Fiscal 2010, all of the named executive officers other than Mr. Wilson received one or more restricted stock awards. All restricted stock awards made in Fiscal 2010 were time-based and were granted under the 2009 Spectrum Brands Inc. Incentive Plan. In Fiscal 2009, Mr. Hussey received a restricted stock award, which was granted under the 2004 Rayovac Incentive Plan and was strictly performance based. No other named executive officer received a stock award in Fiscal 2009. In Fiscal 2008, restricted stock awards were granted under the 2004 Rayovac Incentive Plan, with the majority of the awards being strictly performance-based. Upon the Company’s emergence from Chapter 11 of the Bankruptcy Code and pursuant to the Company’s Plan of Reorganization, all existing equity securities of the Company as of August 28, 2009, including all shares underlying the amounts reflected in this column, were extinguished. This column reflects the aggregate grant date fair value of the awards computed in accordance with ASC Topic 718. For a discussion of the relevant ASC 718 valuation assumptions, See Note 3, Significant Accounting Policies and Practices, of Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for Fiscal 2010.
(6)

Represents actual cash payments under the Company’s Management Incentive Plan and Long Term Incentive Plan earned in Fiscal 2010, Fiscal 2009 and Fiscal 2008, respectively. For additional detail on the plan and the determination of the cash awards thereunder, please refer to the discussion under the heading “Management Incentive Plan”, under the heading “2010 Cash LTIP”, and the table entitled “Grants of Plan-Based Awards” and its accompanying footnotes.
(7)	Amounts reflected represent the aggregate above-market increase of the actuarial value of the named executive’s benefit under the Company’s Supplemental Executive Retirement Plan. See Note 11, Employee Benefit Plans, of Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for Fiscal 2009 for additional information as to the assumptions used in the valuation of this plan.
(8)	Please see the following tables for the details of the amounts that comprise the All Other Compensation column.

All Other Compensation Table

Name	Financial Planning Services Provided to Executive $	Life Insurance Premiums Paid on Executives Behalf(1) $	Reimburse- ment of Medical Expenses Not Paid By Company’s Health Plan(2) $	Car Allowance/ Personal Use of Company Car(3) $	Tax Equalization Payments(4) $	Company Contributions to Executive’s Qualified Retirement Plan(5) $	Cost of Living Differential Allowance(6) $	Earned Severance Pay(7) $	Total $
Mr. Lumley	20,000	8,424	—	19,250	14,384	9,800	—	—	71,858
Mr. Genito	20,000	4,080	—	14,250	8,805	9,200	—	—	56,335
Mr. Heil	20,000	9,090	—	16,200	—	9,800	—	—	55,090
Mr. Polistina	—	—	—	3,600	—	—	—	—	3,600
Ms. Wilson	7,500	416	—	996	474	6,175	—	—	15,561
Mr. Hussey	30,000	25,765	9,056	17,410	65,942	9,800	24,000	5,316,744	5,498,717

(1)	The amount represents the life insurance premium paid for the fiscal year. The Company provides life insurance coverage equal to three times base salary for each executive officer.
(2)	Amounts represent reimbursements under the Medical Expenses Reimbursement Plan described under the heading “Perquisites and Benefits”.
(3)	The Company sponsors a leased car and car allowance program. Under the leased car program, costs associated with using the vehicle are also provided. These include fuel costs (prior to elimination in April 2009), maintenance, insurance and license and registration. Under the car allowance program, the executive receives a fixed monthly allowance. All of the named executive officers other than Mr. Heil and Mr. Polistina participated in the leased car program. Mr. Heil received up to $1,500 per month for a car allowance and Mr. Polistina received a $975 per month car allowance.
(4)	Includes tax gross-up payments for the financial benefits received for the following executive benefits and perquisites: financial planning, executive life insurance and executive leased car program, as described under the heading “Tax Gross-Ups”.
(5)	Represents amounts contributed under the Company-sponsored 401(k) retirement plan.
(6)	In connection with the relocation of the Company’s corporate headquarters from Madison, Wisconsin to Atlanta, Georgia, Mr. Hussey was provided a cost of living differential allowance in the amount of $3,000 per month.
(7)	Represents amounts paid to Mr. Hussey pursuant to his separation agreement.

Grants of Plan-Based Awards

The following table and footnotes provide information with respect to equity grants made to the named executive officers during Fiscal 2010 as well as the range of future payouts under non-equity incentive plans for the named executive officers.

Grants of Plan-Based Awards Table

	Grant Date		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units #	Grant Date Fair Value of Stock and Option Awards $(1)
Name			Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
David R. Lumley	10/1/2009	(2)(3)	51,701	738,000	1,476,000	—	—	—
	10/22/2009	(4)							166,667	3,854,174

Anthony L. Genito	10/1/2009	(2)	29,750	425,000	850,000	—	—	—
	10/22/2009	(4)							111,111	2,569,444

John A. Heil	10/1/2009	(2)	35,000	500,000	1,000,000	—	—	—
	10/22/2009	(4)							111,111	2,569,444
	6/14/2010	(5)							17,600	500,000

Terry L. Polistina(7)	—		—	—	—	—	—	—	—	—

John T. Wilson	10/1/2009	(2)	9,975	142,500	285,000	—	—	—	—	—
	10/1/2009	(6)	14,962	213,750	427,500	—	—	—	—	—

Kent J. Hussey	10/22/2009	(4)	—	—	—	—	—	—	222,222	5,138,884

(1)	This column reflects the average of the high and low price per share on the grant date, computed in accordance with ASC Topic 718.
(2)	Represents the threshold, target and maximum payments under the Company’s Management Incentive Plan for Fiscal 2010. The actual amount earned under these plans for Fiscal 2010 is disclosed in the “Summary Compensation Table” as part of the column entitled “Non-Equity Incentive Plan Compensation”.
(3)	In connection with Mr. Lumley’s promotion to Chief Executive Officer, among other things, his salary increased, which increased his target bonus potential for the period following the increase, and his 2010 MIP was based on the Company as a whole for the period starting April 15, 2010 until September 30, 2010. For ease of understanding, for the period from October 1, 2009 through April 14, 2010 his threshold, target and maximum payments were $22,667; $323,820; and $647,640 respectively, and for the period from April 15, 2010 through September 30, 2010, his threshold, target and maximum payments were $29,034; $414,180; and $828,360, respectively.
(4)	Represents time-based restricted stock granted to executives pursuant to SBI’s 2010 Equity LTIP, granted under the 2009 Spectrum Brands Inc. Incentive Plan. The 2010 Equity LTIP restricted stock grant is described under the heading “2010 Equity LTIP”.
(5)	Represents time-based restricted stock granted to Mr. Heil under the 2009 Spectrum Brands Inc. Incentive Plan. This grant is described under the heading “Additional Share Grant to Mr. Heil”.
(6)	Represents the threshold, target and maximum payments under the Company’s cash-based portion of the Long Term Incentive Plan for Fiscal 2010. Only Mr. Wilson received a grant under the cash-based portion of this plan. The actual amount earned under this plan for Fiscal 2010 is disclosed in the “Summary Compensation Table” as part of the column entitled “Non-Equity Incentive Plan Compensation”.
(7)	While Mr. Polistina did receive grants of plan-based awards made by Russell Hobbs prior to the Merger, he did not receive any grants from the Company after the Merger during Fiscal 2010 and as a result no information is reflected in this table for Mr. Polistina.

We refer you to the “Compensation Discussion and Analysis” and the “Termination and Change in Control Provisions” sections of this report as well as the corresponding footnotes to the tables for material factors necessary for an understanding of the compensation detailed in the above two tables.

Outstanding Equity Awards at Fiscal Year End

The following table and footnotes set forth information regarding outstanding restricted stock and restricted stock unit awards as of September 30, 2010 for the named executive officers. The market value of shares that have not vested was determined by multiplying $27.18, the closing market price of the Company’s stock on September 30, 2010 by the number of shares. None of Mr. Polistina, Mr. Hussey or Mr. Wilson had any outstanding awards as of September 30, 2010, other than shares awarded to Mr. Polistina pursuant to his service as a director of SBI or in connection with his employment with Russell Hobbs prior to the time Mr. Polistina became an employee of the Company.

Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested #		Market Value of Shares or Units of Stock that Have Not Vested $
David R. Lumley	166,667	(1)	4,530,009

Anthony L. Genito	111,111	(1)	3,019,997

John A. Heil	111,111	(1)	3,019,997
	17,600	(2)	478,368

Terry Polistina	3,017	(3)	82,002
	107,538	(4)	2,922,883

John T. Wilson	—		—

Kent J. Hussey	—		—

(1)	Represents time-based restricted stock granted to executives pursuant to the Company’s 2010 Equity LTIP, originally granted under the 2009 Spectrum Brands, Inc. Incentive Plan. The 2010 Equity LTIP grants are described under the heading “2010 Equity LTIP”. Shares vested on October 1, 2010. The remaining 25% will vest on October 1, 2011 unless the executive is terminated for “cause” or terminates his employment for “good reason” prior to that date.
(2)

Represents time-based restricted stock granted to Mr. Heil under the 2009 Spectrum Brands, Inc. Incentive Plan. The terms of the award agreement provide that one-third of the shares will vest on June 15, 2011, one-third will vest on June 15, 2012 and the final one-third will vest on June 15, 2013, unless Mr. Heil terminates his employment with the Company voluntarily (other than for “good reason”) or is terminated by the Company without “cause”. This grant is described under the heading “Additional Share Grant to Mr. Heil”.

(3)	Represents time-based restricted stock granted to Mr. Polistina under the 2009 Spectrum Brands, Inc. Incentive Plan. The shares were granted to Mr. Polistina in his role as a non-employee director of SBI prior to the Merger. 100% of these shares vested on October 1, 2010.
(4)	Represents time-based restricted stock granted to Mr. Polistina under the 2007 Russell Hobbs, Inc. Omnibus Equity Award Plan. The shares were granted to Mr. Polistina on May 18, 2009 in connection with his employment with Russell Hobbs, Inc. prior to the time of the Merger. 100% of these shares will vest on June 16, 2011(the anniversary of the Merger) unless Mr. Polistina is terminated for “cause” or voluntarily terminates his employment other than for “good reason” prior to that date. If Mr. Polistina is terminated for any other reason or terminates his employment for “good reason”, 100% of the shares would vest on the date of such termination.

Option Exercises and Stock Vested

The following table and footnotes provide information regarding stock vesting during Fiscal 2010 for the named executive officers. No options were outstanding during Fiscal 2010. Only Mr. Hussey vested in stock during Fiscal 2010.

Option Exercises and Stock Vested Information

Stock Awards
Name	Number of Shares Acquired on Vesting #		Value Realized on Vesting $(2)
Kent J. Hussey	222,222	(1)	6,086,661
David R. Lumley	—		—
Anthony L. Genito	—		—
John A. Heil	—		—
Terry L. Polistina	—		—
John T. Wilson	—		—

(1)	Shares vested pursuant to Separation and Consulting Agreement in connection with termination of Mr. Hussey’s employment.
(2)	This column reflects the closing price per share of the Company’s shares on the vesting date of June 9, 2010 pursuant to Mr. Hussey’s separation and consulting agreement ($27.39 per share).

Pension Benefits Table

None of our named executive officers participated in any Company pension plans during or as of the end of Fiscal 2010.

Non-Qualified Deferred Compensation

None of our named executive officers participated in any Company non-qualified deferred compensation programs during or as of the end of Fiscal 2010.

Termination and Change in Control Provisions

Awards under the Company’s Incentive Plans

Awards under the 2009 Plan. Mr. Lumley, Mr. Genito and Mr. Heil have received and currently hold restricted stock awards under the 2009 Plan, which were issued under SBI’s 2010 Equity LTIP incentive program. The 2009 Plan contains provisions triggered by a change in control of the Company. Messrs. Lumley, Genito and Heil waived their rights to assert that the Merger would result in a change of control. For purposes of these incentive plans, change in control generally means the occurrence of any of the following events:

(i)	the acquisition, by any individual, entity or group of beneficial ownership of more than 50% of the combined voting power of the Company’s then outstanding securities, excluding from this provision the Harbinger Master Fund, the Harbinger Special Situations Fund, Avenue International Master, L.P., Avenue Investments, L.P., Avenue Special Situations Fund V, L.P., Avenue Special Situations Fund IV, L.P., Avenue-CDP Global Opportunities Fund, L.P. or D. E. Shaw Laminar Portfolios, L.L.C. and each of their respective subsidiaries and Affiliates (each, a “Designated Holder”) and any individual, entity or group who becomes such a beneficial owner in connection with a transaction described in clause (A) of subsection (iii) below;

(ii)	individuals who constituted the Board of Directors at the effective time of either of the plans and directors who are nominated and elected as their successors from time to time cease for any reason to constitute at least a majority of the Board;

(iii)	consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no individual, entity or group is or becomes the beneficial owner, directly or indirectly, of voting securities of the Company (not including in the securities beneficially owned by such individual, entity or group any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing 50% or more of the combined voting power of the Company’s then outstanding voting securities or (C) a merger or consolidation affecting the Company as a result of which a Designated Holder owns after such transaction more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv)	approval by the stockholders of the Company of either a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the assets of the Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

In general, in the event a change in control occurs, and within one year following the change in control, the employment or service of an award holder terminates without “cause” (as defined in the 2009 Plan), then the following shall apply:

(i)	all stock options and stock appreciation rights outstanding as of the date the change in control occurs will become immediately exercisable;

(ii)	the restrictions and other conditions applicable to any restricted stock or other stock-based awards which are not performance-based, including vesting requirements, will lapse; and

(iii)	Any performance-based awards will be paid on a pro-rata basis based on actual performance during the applicable performance cycle up to the effective date of the termination of employment or service.

Awards under the 2011 Plan. During Fiscal 2011, each current named executive officer other than Mr. Wilson has received and currently holds RSU awards under the 2011 Plan, made pursuant to the Company’s 2011 EIP and Spectrum 500 incentive programs. As described above, each of the continuing named executive officers are also participants in the 2011 MIP and Mr. Wilson is a participant in an addition cash incentive program. Each of these incentive programs are governed by the 2011 Plan and, as such, contain provisions triggered by a change in control of the Company. For purposes of these incentive plans, change in control generally means the occurrence of any of the following events:

(i)	the acquisition, by any individual, entity or group of beneficial ownership of more than 50% of the combined voting power of the Company’s then outstanding securities;

(ii)	individuals who constituted the Board of Directors at the effective time of the plan and directors who are nominated and elected as their successors from time to time cease for any reason to constitute at least a majority of the Board;

(iii)

consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no individual, entity or group is or becomes the beneficial owner, directly or indirectly, of voting securities of the Company (not including in the securities beneficially owned by such individual, entity or group any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing 50% or more of the combined voting power of the Company’s then outstanding voting securities or (C) a merger or consolidation affecting the Company as a result of which a Designated Holder owns after such transaction more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv)	approval by the stockholders of the Company of either a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the assets of the Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Provided that, in each case, it shall not be a Change in Control if, immediately following the occurrence of the event described above (i) the record holders of the common stock of the Company immediately prior to the event continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following the event or (ii) the Harbinger Master Fund, the Harbinger Special Situations Fund, Harbinger Group Inc.(“HRG”), and their respective affiliates and subsidiaries beneficially own, directly or indirectly, more than 50% of the combined voting power of the Company or any successor.

In general, in the event a change in control occurs, the Board of Directors may, in its sole discretion, provide that, with respect to any particular outstanding awards:

(i)	all stock options and stock appreciation rights outstanding as of immediately prior to the change in control will become immediately exercisable;

(ii)	the restricted period shall expire immediately prior to the change in control with respect to up to 100 percent of the then-outstanding shares of restricted stock or RSUs (including, without limitation, a waiver of any applicable performance goals);

(iii)	all incomplete performance periods in effect on the date the change in control occurs shall end on that date, and the Compensation Committee may (i) determine the extent to which performance goals with respect to each such performance period have been met based on such audited or unaudited financial information or other information then available it deems relevant and (ii) cause the participant to receive partial or full payment of awards for each such performance period based upon the Compensation Committee’s determination of the degree of attainment of such performance goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Compensation Committee; and

(iv)	any awards previously deferred shall be settled as soon as practicable.

Executive-Specific Provisions

As discussed under the heading “Employment Agreements,” (i) each of the continuing executive officers are parties to continuing employment or other written agreements with the Company that govern various aspects of the employment relationship, including the rights and obligations of the parties upon termination of that employment relationship and (ii) in connection with the end of the employment relationship with Mr. Hussey, the Company and Mr. Hussey have entered into a separation agreement governing the rights and obligations of the parties at the end of the employment relationship. Set forth below is a brief description of the provisions of those agreements with respect to a termination of employment and/or in the event of a change in control.

David R. Lumley

The Lumley Employment Agreement contains the following provisions applicable upon the termination of Mr. Lumley’s employment with the Company or in the event of a change in control of the Company.

Termination for Cause or Voluntary Termination by the Executive (other than for Good Reason). In the event that the Mr. Lumley is terminated for “cause” or terminates his employment voluntarily, other than for “good reason”, Mr. Lumley’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Lumley is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Lumley would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon such termination of employment, the Company would pay to the executive accrued pay and benefits.

Termination without Cause or for Good Reason, Death or Disability. If the employment of Mr. Lumley with the Company is terminated by the Company without “cause”, by Mr. Lumley for “good reason”, or due to Mr. Lumley’s death or disability, Mr. Lumley would be entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company within 60 days following his termination date. In such event the Company will:

•

pay Mr. Lumley an amount equal to two times the sum of (i) Mr. Lumley’s base salary in effect immediately prior to his termination and (ii) Mr. Lumley’s target annual bonus in respect of the fiscal year ending immediately prior to the fiscal year in which the executive was terminated, such amount to be paid ratably over the 24-month period commencing on the 60th day following the executive’s termination;

•	pay Mr. Lumley $25,000 on the first anniversary of his termination date;

•

pay Mr. Lumley the pro rata portion (based on number of weeks worked) of the annual bonus (if any) earned by him pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which such termination occurs, to be paid at the time such bonuses are paid to continuing employees of the Company for such fiscal year; and

•

for the 24-month period immediately following such termination, arrange to provide Mr. Lumley and his dependents with insurance and other benefits generally made available from time to time by the Company to its senior executives, on a basis substantially similar to those provided to Mr. Lumley and his dependents by the Company immediately prior to the date of termination at no greater cost to the executive or the Company than the cost to Mr. Lumley and the Company immediately prior to such date.

For Mr. Lumley, “good reason” is defined, in general, subject to notification and Company cure rights, as the occurrence of any of the following events without such executive’s consent:

(i)	any reduction in his annual base salary or target annual bonus opportunity then in effect;

(ii)	the required relocation of Mr. Lumley’s place of principal employment to an office more than 75 miles, from Mr. Lumley’s current office, or the requirement by the Company that the executive be based at an office other than the such executive’s current office on an extended basis;

(iii)	a substantial diminution or other substantive adverse change in the nature or scope of Mr. Lumley’s responsibilities, authorities, powers, functions or duties; or

(iv)	a breach by the Company of any of its other material obligations under the Lumley Employment Agreement.

For Mr. Lumley, “cause” is defined, in general, subject to notification and cure rights as described above in “Usage of Employment Agreements”, as the occurrence of any of the following events: (i) the commission by Mr. Lumley of any deliberate and premeditated act taken in bad faith against the interests of the Company which causes, or is reasonably anticipated to cause, material harm to the Company or its reputation; (ii) Mr. Lumley has been convicted of, or pleads nolo contendere with respect to any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company that causes, or is reasonably anticipated to cause, material harm to the Company; (iii) the habitual drug addiction of Mr. Lumley, or habitual intoxication of Mr. Lumley, which negatively impacts his job performance, or Mr. Lumley’s failure of a company-required drug test; (iv) the willful failure or refusal of Mr. Lumley to perform his duties or follow the direction of the Board of Directors; or (v) Mr. Lumley materially breaches any of the terms of the Lumley Employment Agreement or any other material written agreement between Mr. Lumley and the Company.

All of the benefits detailed above would cease immediately upon the discovery by the Company of Mr. Lumley’s breach of the employment agreement provisions titled “agreement not to compete” and “secret processes and confidentiality”. The Lumley Employment Agreement includes non-competition and non-solicitation provisions that extend for two years following Mr. Lumley’s termination and confidentiality provisions that extend for seven years following Mr. Lumley’s termination.

Anthony L. Genito

The Genito Employment Agreement contains the following provisions applicable upon the termination of Mr. Genito’s employment with the Company or in the event of a change in control of the Company.

Termination for Cause or Voluntary Termination by the Executive (other than for Good Reason). In the event that Mr. Genito is terminated for “cause” or terminates his employment voluntarily, other than for “good reason”, Mr. Genito’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Genito is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Genito would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Genito accrued pay and benefits.

Termination without Cause or for Good Reason, Death or Disability. If the employment of Mr. Genito with the Company is terminated by the Company without “cause”, by Mr. Genito for “good reason”, or due to Mr. Genito’s death or disability, or by virtue of a non-renewal of the employment agreement, Mr. Genito is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company. In such event the Company will:

•

pay Mr. Genito two times the sum of Mr. Genito’s (i) base salary in effect immediately prior to his termination and (ii) target annual bonus award for the fiscal year immediately preceding the fiscal year in which such termination occurs ratably over the 24-month period immediately following his termination;

•

pay Mr. Genito the pro rata portion of the annual bonus (if any) earned by him pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which such termination occurs, to be paid at the time such bonuses are paid to continuing employees of the Company for such fiscal year, but no later than December 31 immediately following the end of the fiscal year in which such termination occurs; and

•

for the 24-month period immediately following such termination arrange to provide Mr. Genito and his dependents with insurance and other benefits on a basis substantially similar to those provided to Mr. Genito and his dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Genito or the Company than the cost to Mr. Genito and the Company immediately prior to such date.

Change in Control. Under the Genito Employment Agreement, Mr. Genito may elect to terminate his employment within 60 days following a change in control (as defined under the 2011 Plan). Such termination by

Mr. Genito will be treated as a termination by the Company without “cause”, and Mr. Genito would be entitled to the benefits described above within “Termination without Cause or for Good Reason, Death or Disability.” The Company may require that Mr. Genito remain employed by the Company for up to a maximum of 6 months following the change in control.

For Mr. Genito, “good reason” is defined, in general, subject to notification and cure rights as described above under the heading “Usage of Employment Agreements”, as, the occurrence of any of the following events without Mr. Genito’s consent:

(i)	any material reduction in Mr. Genito’s annual base salary;

(ii)	the required relocation of Mr. Genito’s place of principal employment to an office more than 50 miles, from Mr. Genito’s current office, or the requirement by the Company that Mr. Genito be based at an office other than the his current office on an extended basis;

(iii)	a substantial diminution or other substantive adverse change in the nature or scope of Mr. Genito’s responsibilities, authorities, powers, functions or duties, provided that the Company may replace Mr. Genito as Chief Accounting Officer of the Company without implicating this subsection;

(iv)	a breach by the Company of any of its other material obligations under the Genito Employment Agreement; or

(v)	the failure of the Company to obtain the agreement of any successor to the Company to assume and agree to perform the Genito Employment Agreement.

For Mr. Genito, “cause” is defined, in general, subject to notification and cure rights as described above in “Usage of Employment Agreements”, as the occurrence of any of the following events: (i) the commission by Mr. Genito of any deliberate and premeditated act taken by Mr. Genito in bad faith against the interests of the Company; (ii) Mr. Genito has been convicted of, or pleads nolo contendere with respect to any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company; (iii) the habitual drug addiction or intoxication of Mr. Genito which negatively impacts his job performance or Mr. Genito’s failure of a company-required drug test; (iv) the willful failure or refusal of Mr. Genito to perform his duties as set forth herein or the willful failure or refusal to follow the direction of the Chief Executive Officer; or (v) Mr. Genito materially breaches any of the terms of the Genito Employment Agreement.

The above benefits will cease immediately upon the discovery by the Company of Mr. Genito’s breach of the non-compete and non-solicitation provisions or the secret processes and confidentiality provisions included in his employment agreement. The Genito Employment Agreement includes non-competition and non-solicitation provisions that extend for one year following Mr. Genito’s termination and confidentiality provisions that extend for two years following Mr. Genito’s termination.

John A. Heil

The Heil Employment Agreement contains the following provisions applicable upon the termination of Mr. Heil’s employment with the Company or in the event of a change in control of the Company.

Termination for Cause or Voluntary Termination by the Executive (other than for Good Reason). In the event that the Mr. Heil is terminated for “cause” or terminates his employment voluntarily, other than for “good reason” (each, as defined below), Mr. Heil’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Heil is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Heil would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Heil accrued pay and benefits.

Termination without Cause or for Good Reason, Death or Disability. If the employment of Mr. Heil with the Company is terminated by the Company without “cause”, by Mr. Heil for “good reason” or due to Mr. Heil’s death or disability, or by virtue of a non-renewal of the employment agreement, Mr. Heil is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company. In such event the Company will:

•

pay Mr. Heil an amount in cash equal to two times the sum of (i) Mr. Heil’s base salary in effect immediately prior to Mr. Heil’s termination and (ii) the annual bonus (if any) earned by the executive pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year ending immediately prior to the fiscal year in which Mr. Heil was terminated ratably over the 24-month period immediately following Mr. Heil’s termination (the “Heil Cash Severance”);

•

pay Mr. Heil the pro rata portion (based on number of weeks worked) of the annual bonus (if any) earned by Mr. Heil pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which such termination occurs, to be paid at the time such bonuses are paid to continuing employees of the Company for such fiscal year; and

•

for the 24-month period immediately following such termination, arrange to provide Mr. Heil and his dependents with the insurance and other benefits generally made available from time to time by the Company to its executive officers who report to the Chief Executive Officer, on a basis substantially similar to those provided to Mr. Heil and his or her dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Heil or the Company than the cost to Mr. Heil and the Company immediately prior to such date.

Good reason is defined, in general, subject to notification and cure rights as discussed above under the heading “Usage of Employment Agreements”, as the occurrence of any of the following events without Mr. Heil’s consent:

(i)	any reduction in Mr. Heil’s annual base salary or MIP target level;

(ii)	the required relocation of Mr. Heil’s place of principal employment to an office more than 40 miles from Mr. Heil’s current office, or the requirement by the Company that Mr. Heil be based at an office other than Mr. Heil’s current office on an extended basis;

(iii)	a substantial diminution or other substantive adverse change in the nature or scope of Mr. Heil’s responsibilities, authorities, powers, functions or duties;

(iv)	a breach by the Company of any of its other material obligations under the Heil Employment Agreement, if not cured within thirty (30) days after written notice of such breach;

(v)	the failure of the Company to obtain the agreement of any successor to the Company to assume and agree to perform the Heil Employment Agreement; or

(vi)	as more fully described below, the sale of the Global Pet Supplies business segment.

For Mr. Heil, “cause” is defined, in general, subject to notification and cure rights as described above in “Usage of Employment Agreements”, as the occurrence of any of the following events: (i) the commission by Mr. Heil of any deliberate and premeditated act taken by Mr. Heil in bad faith against the interests of the Company; (ii) Mr. Heil has been convicted of, or pleads nolo contendere with respect to any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company; (iii) the habitual drug addiction or intoxication of Mr. Heil which negatively impacts his job performance or Mr. Heil’s failure of a company-required drug test; (iv) the willful failure or refusal of Mr. Heil to perform his duties as set forth herein or the willful failure or refusal to follow the direction of the Chief Executive Officer; or (v) Mr. Heil materially breaches any of the terms of the Heil Employment Agreement.

As described above, one event of “good reason” for Mr. Heil is deemed to occur upon the sale of Global Pet Supplies. However, the right of Mr. Heil to terminate his employment as a result of such a sale is contingent upon Mr. Heil electing to exercise that right during the 60 day period preceding the one year anniversary of the closing of the sale with the termination of employment to be effective on the one year anniversary date of such closing and that as a further condition Mr. Heil will have remained employed by the acquirer of the business segment during the full one year period following such closing date. During such one-year period, Mr. Heil would be guaranteed an annual bonus of 100% of his target bonus amount. Unless Mr. Heil is terminated at the time of such sale, the Company is obligated to deposit in escrow on the closing date of the sale an amount equal to double the sum of (i) Mr. Heil’s annual base salary and (ii) the target MIP award amount Mr. Heil would be eligible to receive if the Company met 100% of the applicable performance goals established by the Board of Directors or, if higher, the amount of the MIP award made to Mr. Heil for the fiscal year ending immediately prior to the closing of such sale. If Mr. Heil’s employment is terminated without “cause” or by reason of death or disability following the closing date of the sale but before the first anniversary of the closing date of the sale or upon Mr. Heil’s proper election to terminate his employment for “good reason”, then the escrow agent will pay out the escrowed amount to Mr. Heil over 24 months in lieu of the Heil Cash Severance. Mr. Heil would then also be entitled to receive those benefits described above under “Termination of Mr. Heil without Cause, or for Good Reason, Death or Disability” other than the Heil Cash Severance.

The above benefits will cease immediately upon the discovery by the Company of Mr. Heil’s breach of the non-compete and non-solicitation provisions or the secret processes and confidentiality provisions included in the Heil Employment Agreement. The Heil Employment Agreements includes non-competition and non-solicitation provisions that extend for one year following Mr. Heil’s termination and confidentiality provisions that extend for two years following Mr. Heil’s termination.

Terry L. Polistina

The Polistina Employment Agreement contains the following provisions applicable upon the termination of Mr. Polistina’s employment with the Company or in the event of a change in control of the Company.

Termination for Cause or Voluntary Termination by the Executive (other than for Good Reason). In the event that the Mr. Polistina is terminated for “cause” or terminates his employment voluntarily, other than for “good reason”, Mr. Polistina’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Polistina is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Polistina would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Polistina accrued pay and benefits.

Termination without Cause or for Good Reason, Death or Disability. If the employment of Mr. Polistina with the Company is terminated by the Company without “cause”, by Mr. Polistina for “good reason”, or due to Mr. Polistina’s death or disability, Mr. Polistina is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company within 30 days following his termination date. In such event the Company will:

•

pay Mr. Polistina an amount in cash equal to two times the sum of (i) Mr. Polistina’s base salary in effect immediately prior to Mr. Polistina’s termination and (ii) the annual bonus (if any) earned by Mr. Polistina pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year ending immediately prior to the fiscal year in which Mr. Polistina was terminated ratably over the 24-month period immediately following Mr. Polistina’s termination;

•

pay Mr. Polistina the pro rata portion (based on number of weeks worked) of the annual bonus (if any) earned by Mr. Polistina pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which such termination occurs, to be paid at the time such bonuses are paid to continuing employees of the Company for such fiscal year; and

•

for the 24-month period immediately following such termination, arrange to provide Mr. Polistina and his dependents with the insurance and other benefits generally made available from time to time by the

Company to its executive officers, on a basis substantially similar to those provided to Mr. Polistina and his dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Polistina or the Company than the cost to Mr. Polistina and the Company immediately prior to such date.

For Mr. Polistina, “good reason” is defined, in general, subject to notification and Company cure rights as discussed above under the heading “Usage of Employment Agreements”, as the occurrence of any of the following events without Mr. Polistina’s consent:

(i)	any reduction in Mr. Polistina’s annual base salary or target annual bonus opportunity;

(ii)	the required relocation of Mr. Polistina’s place of principal employment to an office more than 75 miles from Mr. Polistina’s current office, or the requirement by the Company that Mr. Polistina, without Mr. Polistina’s consent, be based at an office other than Mr. Polistina’s current office on an extended basis;

(iii)	a substantial diminution or other substantive adverse change in the nature or scope of Mr. Polistina’s responsibilities, authorities, powers, functions or duties;

(iv)	a breach by the Company of any of its other material obligations under the Polistina Employment Agreement; or

(v)	the failure of the Company to obtain the agreement of any successor to the Company to assume and agree to perform the Polistina Employment Agreement.

For Mr. Polistina, “cause” is defined, in general, subject to notification and cure rights as described above in “Usage of Employment Agreements”, as the occurrence of any of the following events: (i) the commission by Mr. Polistina of any deliberate and premeditated act taken by Mr. Polistina in bad faith against the interests of the Company; (ii) Mr. Polistina has been convicted of, or pleads nolo contendere with respect to any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company; (iii) the habitual drug addiction or intoxication of Mr. Polistina which negatively impacts his job performance or Mr. Polistina’s failure of a company-required drug test; (iv) the willful failure or refusal of Mr. Polistina to perform his duties as set forth herein or the willful failure or refusal to follow the direction of the Chief Executive Officer or the Board of Directors; or (v) Mr. Polistina materially breaches any of the terms of the Polistina Employment Agreement.

The above benefits will cease immediately upon the discovery by the Company of Mr. Polistina’s breach of the agreement not to compete and secret processes and confidentiality provisions included in the Polistina Employment Agreement. The Polistina Employment Agreement includes non-competition and non-solicitation provisions that extend for two years following Mr. Polistina’s termination and confidentiality provisions that extend for seven years following Mr. Polistina’s termination.

John T. Wilson

The Wilson Severance Agreement as modified by the Wilson Retention Agreement is referred to herein as the “Wilson agreements”. The required relocation of Mr. Wilson’s principal place of employment from Atlanta, Georgia to Madison, Wisconsin triggered Mr. Wilson’s right to terminate his employment for “good reason”. The parties initially agreed to extend the notice periods while a retention agreement was negotiated. Thereafter, pursuant to the Wilson Retention Agreement, the parties have agreed that (i) Mr. Wilson will not be required to relocate his principal place of employment before March 1, 2011, (ii) Mr. Wilson will not exercise this right before March 1, 2011, and (iii) upon termination of Mr. Wilson’s employment for any reason, by either the Company or Mr. Wilson, other than for “cause” (as defined in the Wilson Severance Agreement), Mr. Wilson will be entitled to receive the benefits applicable to a termination without “cause” under the Wilson Severance Agreement. With this modification, the Wilson agreements contain the following provisions applicable upon the termination of Mr. Wilson’s employment with the Company or in the event of a change in control of the Company.

Termination for Cause. In the event that the Mr. Wilson is terminated for “cause”, Mr. Wilson’s salary and other benefits provided under the Wilson agreements cease at the time of such termination and Mr. Wilson is entitled to no further compensation under the Wilson Severance Agreement. Notwithstanding this, Mr. Wilson would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Wilson accrued pay and benefits.

Termination for any reason other than for Cause. If the employment of Mr. Wilson with the Company is terminated by the Company without “cause” or due to Mr. Wilson’s death or disability, or by Mr. Wilson for any reason, Mr. Wilson is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company. In such event the Company will:

•

pay Mr. Wilson an amount in cash equal to two times the sum of (i) Mr. Wilson’s base salary in effect immediately prior to Mr. Wilson’s termination, to be paid ratably over the 12-month period immediately following Mr. Wilson’s termination, and (ii) the annual bonus to which Mr. Wilson is entitled with respect to the fiscal year in which the termination occurs under any annual bonus or incentive plan maintained by the Company in an amount determined as if the Company had achieved 100% of the applicable performance goals set by the Board of Directors of the Company for such fiscal year, which shall be paid to Mr. Wilson in a single lump sum payment on or before December 31 of the year in which such termination occurs;

•

in the event that the termination were to occur following the end of a fiscal year but prior to the determination and/or payment of any amount under any annual bonus or incentive plan in effect for such fiscal year, pay Mr. Wilson an amount equal to the annual bonus, if any, Mr. Wilson would have earned for such previously completed fiscal year had such termination not occurred prior to the date on which such bonus was determined, which shall be paid to Mr. Wilson in a single lump sum payment on or before December 31 of the year in which such termination occurs; and

•

for the 24-month period immediately following such termination, arrange to provide Mr. Wilson and his dependents with insurance benefits substantially similar to those provided to Mr. Wilson and his dependents immediately prior to the date of termination at no greater cost to Mr. Wilson than the cost to Wilson immediately prior to such date.

In addition, pursuant to the Wilson agreements, if the employment of Mr. Wilson with the Company is terminated by the Company without “cause” or due to Mr. Wilson’s death or disability prior to the end of Fiscal 2011 or by Mr. Wilson for “good reason” after March 1, 2011 but prior to the end of Fiscal 2011, Mr. Wilson is entitled to receive the following additional post-termination benefits:

•

pay Mr. Wilson the pro rata portion (based on number of days worked) of the annual bonus (if any) earned by the Mr. Wilson pursuant to the 2011 MIP, to be paid at the time such bonuses are paid to continuing employees of the Company for such fiscal year; and

•

pay Mr. Wilson the pro rata portion (based on number of months worked) of the additional cash incentive program earned by Mr. Wilson pursuant to the terms of the additional cash incentive program described above in the section entitled “2011 Additional Cash Incentive Award”, to be paid at the time such bonuses are paid to continuing employees of the Company for such fiscal year.

For Mr. Wilson, “good reason” is defined, in general, as the occurrence of any of the following events without Mr. Wilson’s consent:

(i)	any material reduction, not consented to by Mr. Wilson, in Mr. Wilson’s annual base salary;

(ii)	the required relocation without Mr. Wilson’s consent of Mr. Wilson’s place of principal employment to an office more than 50 miles from Mr. Wilson’s current office, or the requirement by the Company that Mr. Wilson, be based at an office other than Mr. Wilson’s current office on an extended basis;

(iii)	a material diminution or other substantive adverse change in the nature or scope of Mr. Wilson’s responsibilities, authorities, powers, functions or duties; or

(iv)	a material breach by the Company of any of its obligations under Mr. Wilson’s employment agreement.

For Mr. Wilson, “cause” is defined, in general, subject to notification and cure rights as described above in “Usage of Employment Agreements”, as the occurrence of any of the following events: (i) the commission by Mr. Wilson of any fraud, embezzlement or other material act of dishonesty with respect to the Company or any of its affiliates (including the unauthorized disclosure of confidential or proprietary information of the Company or any of its affiliates or subsidiaries); (ii) Mr. Wilson’s conviction of, or plea of guilty or nolo contendere to, a felony or other crime, the elements of which are substantially related to the duties and responsibilities associated with Mr. Wilson’s employment; (iii) Mr. Wilson’s willful misconduct; (iv) willful failure or refusal by Mr. Wilson to perform his duties and responsibilities to the Company or any of its affiliates; or (v) Mr. Wilson’s breach of any of the terms of the Wilson Severance Agreement or any other agreement between Mr. Wilson and the Company.

The Wilson Severance Agreement includes non-competition and non-solicitation provisions that extend for one year following Mr. Wilson’s termination and confidentiality provisions that extend for two years following Mr. Wilson’s termination.

Kent J. Hussey

Mr. Hussey was Chief Executive Officer of SBI through April 13, 2010 and an employee of SBI through May 31, 2010. Mr. Hussey was a director of SBI until June 16, 2010. In connection with the end of his employment relationship with SBI, Mr. Hussey and SBI entered into a separation and consulting agreement dated as of April 14, 2010.

In connection with Mr. Hussey’s separation and consulting agreement, he received or is entitled to receive the following cash amounts:

•	$3,712,500, plus interest thereon in the amount of $9,062, paid in December 2010.

•

$1,065,360, paid in December 2010, representing the amount Mr. Hussey would have received under the 2010 MIP, based on the actual performance of the Company for Fiscal 2010 and pro-rated based on the number of weeks Mr. Hussey was employed by the Company in Fiscal 2010.

•	$1,237,500, paid in June 2010, representing the second and final installment owed to Mr. Hussey under SBI’s cash-based LTIP for Fiscal 2009.

•	$1,800,000, paid in June 2010.

•	$10,500, paid in December 2010, pursuant to the provisions described below related to Mr. Hussey’s Company-leased automobile.

•	$79,327, paid in June 2010 as payment for accrued but unused vacation days.

In addition, Mr. Hussey received or is receiving the non-cash benefits set forth below:

•

Until May 31, 2020, Mr. Hussey has been and will be permitted to continue participating in all medical (including the Company’s Medical Expense Reimbursement Plan), dental and life insurance benefits (collectively, the “health benefits”) provided to him and his spouse immediately prior to his termination on a substantially similar basis and at no greater cost to Mr. Hussey than the cost to Mr. Hussey immediately prior to his termination date.

•	Until September 30, 2012, Mr. Hussey has been and will be permitted to continue participating in all welfare benefits other than the health benefits described above provided to him and his dependents immediately prior to his termination on a substantially similar basis at no greater cost to Mr. Hussey than the cost to Mr. Hussey immediately prior to his termination date, including long term care and long term disability insurance.

•	All restrictions still in effect with respect to any outstanding shares of restricted stock previously awarded to Mr. Hussey lapsed as of May 31, 2010.

•

Mr. Hussey received the right to purchase his Company-leased automobile for $100, exercisable until December 31, 2010. Mr. Hussey exercised this right in December 2010 with the purchase finalized in January 2010. In return for usage of the car through December 15, 2010, Mr. Hussey paid the Company $10,500 in June 2010, which amount was repaid to Mr. Hussey, as described above, in December 2010.

•	Reimbursement for financial planning and tax preparation services through May 31, 2020.

•	The Company transferred to Mr. Hussey ownership of certain Company-owned life insurance policies covering Mr. Hussey with cumulative coverage amounts of $2,475,000.

In addition, as part of the separation and consulting agreement, the Company has retained Mr. Hussey to provide consulting services at the Company’s request for the period between May 31, 2010 and May 31, 2013. In return for such consulting services, the Company is to pay Mr. Hussey $250,000 per annum, payable quarterly in arrears.

Mr. Hussey’s separation and consulting agreement includes a covenant not to sue and incorporates the covenant not to compete and the covenant to maintain the confidentiality of secret processes and confidential information previously found in his employment agreement, which extends until May 31, 2013. If Mr. Hussey were to violate any of these provisions, the Company would be permitted to discontinue or seek to recover the cash and non-cash benefits described above other than those related to the payment of accrued vacation, the transfer of Company-owned life insurance policies and Mr. Hussey’s consulting fees.

Table of Amounts payable upon Termination or Change in Control

The following tables set forth (i) the amounts that would have been payable at September 30, 2010 to each of Mr. Lumley, Mr. Genito, Mr. Heil, Mr. Polistina and Mr. Wilson under the various scenarios for termination of employment or a change-in-control of the Company had such scenarios occurred on September 30, 2010 and (ii) the actual amounts payable to Mr. Hussey as a result of the termination of his employment relationship with the Company.

David R. Lumley

	Termination Scenarios
Component	Voluntary/ For Cause/ Retirement $	Good Reason $	Without Cause $	Death $	Disability $	Change In Control (CIC & Exec Term) $
Cash Severance(1)	—	3,000,000	3,000,000	3,000,000	3,000,000	3,000,000
Additional Award(2)	—	25,000	25,000	25,000	25,000	25,000
2009 Cash LTIP(3)	—	868,410	868,410	868,410	868,410	868,410
Restricted Stock Awards(4)	—	4,530,009	4,530,009	4,530,009	4,530,009	4,530,009
Other Benefits
Health and Welfare(5)	—	23,668	23,668	23,668	23,668	23,668
Leased Vehicle(6)	—	31,228	31,228	31,228	31,228	31,228
Total (7)	—	8,478,315	8,478,315	8,478,315	8,478,315	8,478,315

(1)	Amount reflects a payment of two times the sum of Mr. Lumley’s current base salary and (with respect to a termination as of September 30, 2010) target 2009 fiscal year bonus. The reflected amount would be paid in monthly installments over a period of 24 months.
(2)	Amounts reflect an additional cash payment of $25,000 to be paid on the first anniversary of the termination date.

(3)	Amount represents the accelerated Cash LTIP award benefit that was earned with respect to performance in Fiscal 2009 but would have been paid in December of 2010.
(4)	Amounts represent accelerated vesting of outstanding shares of restricted stock, based on a closing price per share on September 30, 2010 of $27.18 per share.
(5)	Reflects 24 months of insurance and other benefits continuation for Mr. Lumley and his dependents.
(6)	Reflects 12 months of car allowance continuation.
(7)	These amounts take into account only programs or agreements in place prior to the end of Fiscal 2010.

Anthony L. Genito

	Termination Scenarios
Component	Voluntary/ For Cause/ Retirement $	Good Reason $	Without Cause $	Death $	Disability $	Change In Control (CIC & Exec Term) $
Cash Severance(1)	—	1,700,000	1,700,000	1,700,000	1,700,000	1,700,000
2009 Cash LTIP(2)	—	597,656	597,656	597,656	597,656	597,656
Restricted Stock Awards(3)	—	3,019,997	3,019,997	3,019,997	3,019,997	3,019,997
Other Benefits
Health and Welfare(4)	—	35,668	35,668	35,668	35,668	35,668
Leased Vehicle(5)	—	26,827	26,827	26,827	26,827	26,827
Total(6)	—	5,380,148	5,380,148	5,380,148	5,380,148	5,380,148

(1)	Amount reflects a payment of two times the sum of Mr. Genito’s current base salary and (with respect to a termination as of September 30, 2010) target 2009 fiscal year bonus. The reflected amount would be paid in monthly installments over a period of 24 months.
(2)	Amount represents the accelerated Cash LTIP award benefit that was earned with respect to performance in Fiscal 2009 but would have been paid in December of 2010.
(3)	Amounts represent accelerated vesting of outstanding shares of restricted stock, based on a closing price per share on September 30, 2010 of $27.18 per share.
(4)	Reflects 24 months of health and welfare benefit continuation for Mr. Genito and his dependents.
(5	Reflects 12 months of car allowance continuation.
(6)	These amounts take into account only programs or agreements in place prior to the end of Fiscal 2010.

John A. Heil

	Termination Scenarios
Component	Voluntary/ For Cause/ Retirement $	Good Reason (1 yr Upon Sale of Pet) $	Good Reason (No Sale of Pet) $	Without Cause $	Death $	Disability $	Change In Control $
Cash Severance(1)	—	2,449,000	2,449,000	2,449,000	2,449,000	2,449,000	2,449,000
2009 Cash LTIP(2)	—	503,625	503,625	503,625	503,625	503,625	503,625
Restricted Stock Awards(3)	—	3,498,365	3,498,365	3,498,365	3,498,365	3,498,365	3,498,365
Other Benefits
Health and Welfare(4)	—	17,550	17,550	17,550	17,550	17,550	17,550
Total(5)	—	6,468,540	6,468,540	6,468,540	6,468,540	6,468,540	6,468,540

(1)	Reflects cash severance payment of two times the sum of Mr. Heil’s current base salary and the actual 2009 fiscal year bonus (except in the case of termination for “good reason” or change in control in relation to the sale of the Global Pet Supplies business and provided that Mr. Heil continues employment for one year following such sale, the target bonus amount Mr. Heil would be eligible to receive if the Company met 100% of the applicable performance goals in the fiscal year of such sale (i.e., 2010) would be used). Payments will be made in monthly installments over a period of 24 months.
(2)	Amount represents the accelerated Cash LTIP award benefit that was earned with respect to performance in Fiscal 2009 but would have been paid in December of 2010.
(3)	Amounts represent accelerated vesting of outstanding shares of restricted stock, based on a closing price per share on September 30, 2010 of $27.18 per share.
(4)	Reflects 24 months of insurance and other benefits continuation for Mr. Heil and his dependents.

(5)	These amounts take into account only programs or agreements in place prior to the end of Fiscal 2010.

Terry L. Polistina

	Termination Scenarios
Component	Voluntary/ For Cause/ Retirement $	Good Reason $	Without Cause $	Death $	Disability $	Change In Control (CIC & Exec Term) $
Cash Severance(1)	—	1,315,016	1,315,016	1,315,016	1,315,016	1,315,016
Restricted Stock Awards(2)	—	2,922,883	2,922,883	2,922,883	2,922,883	2,922,883
Other Benefits
Health and Welfare(3)	—	39,236	39,236	39,236	39,236	39,236
Leased Vehicle(4)	—	22,250	22,250	22,250	22,250	22,250
Total(5)	—	4,299,635	4,299,635	4,299,635	4,299,635	4,299,635

(1)	Amount reflects a payment of two times the sum of Mr. Polistina’s current base salary and (with respect to a termination as of September 30, 2010) annual bonus earned in respect of the 2009 fiscal year. The reflected amount would be paid in monthly installments over a period of 24 months.
(2)	Amounts represent accelerated vesting of outstanding shares of restricted stock, based on a closing price per share on September 30, 2010 of $27.18 per share.
(3)	Reflects 24 months of insurance, health and welfare benefit continuation for Mr. Polistina and his dependents.
(4)	Reflects 12 months of car allowance continuation.
(5)	These amounts take into account only programs or agreements in place prior to the end of Fiscal 2010.

John T. Wilson

	Termination Scenarios
Component	Voluntary/ For Cause/ Retirement $	Good Reason $	Without Cause $	Death $	Disability $	Change In Control (CIC & Exec Term) $
Cash Severance(1)	—	855,000	855,000	855,000	855,000	855,000
2009 Cash LTIP(2)	—	66,796	66,796	66,796	66,796	66,796
Retention Bonus(3)	—	—	82,000	—	—	82,000
Other Benefits
Health and Welfare(4)	—	24,548	24,548	24,548	24,548	24,548
Total(5)	—	946,344	1,028,344	946,344	946,344	1,028,344

(1)	Amount reflects a payment of two times the sum of Mr. Wilson’s current base salary paid in semi-monthly installments over a period of 12 months plus two times Mr. Wilson’s target 2010 fiscal year annual bonus paid in a lump sum at termination.
(2)	Amount represents the accelerated Cash LTIP award benefit that was earned with respect to performance in Fiscal 2009 but would have been paid in December of 2010.
(3)	Amount represents pro-rated portion of retention payment to which Mr. Wilson would be entitled if he is terminated without “cause” or by the Company in connection with a change in control.
(4)	Reflects 24 months of health and welfare benefit continuation for Mr. Wilson and his dependents.
(5)	These amounts take into account only programs or agreements in place prior to the end of Fiscal 2010.

Kent J. Hussey

	Kent J. Hussey
Termination Date	May 31, 2010
Cash Severance
Lump Sum Cash Payment	$3,721,562	(1)
2010 MIP (Earned/Paid)	$1,065,361	(2)
2009 Cash LTIP	$1,237,500	(3)
Lump Sum Cash Payment	$1,800,000	(4)
Unused Vacation	$79,327	(5)
Consulting Fees	$750,000	(6)
Equity Awards
Restricted Stock	$6,086,661	(7)
Other Benefits
Health Insurance Benefits	$223,000	(8)
Other Welfare Benefits	$28,500	(9)
Financial Planning and Tax Prep	$300,000	(10)
Company Car	$48,411	(11)
Transfer of Life Insurance	$255,886	(12)
Total	$15,562,097

(1)	Reflects lump sum amount agreed to by the parties in Mr. Hussey’s separation and consulting agreement equal to two times Mr. Hussey’s base salary plus two times Mr. Hussey’s target 2009 bonus award, paid in December 2010, plus interest thereon in the amount of $9,063 for the period from June 1, 2010 through the payment date.
(2)	Reflects the 2010 MIP award Mr. Hussey would have earned had he remained employed by the Company through the performance period based on the actual performance of the Company, pro-rated based on the number of weeks Mr. Hussey was employed by the Company in Fiscal 2010.
(3)	Reflects the second and final installment owed to Mr. Hussey under SBI’s cash-based LTIP program for the Fiscal 2009 performance period.
(4)	Reflects lump sum cash payment pursuant to Mr. Hussey’s separation and consulting agreement paid in June 2010.
(5)	Reflects Mr. Hussey’s unused vacation time through May 31, 2010.
(6)	Reflects fixed fee for consulting services to be paid to executive in accordance with such executive’s separation and consulting agreement.
(7)	Reflects the total market value of all unvested restricted stock at termination, which vested at termination in accordance with Mr. Hussey’s separation and consulting agreement. The value is calculated using the closing stock price on the vesting date of June 9, 2010 ($27.39 per share).
(8)	Reflects medical (including the Company’s $10,000 per year medical expense reimbursement plan in which Mr. Hussey was the last participant), dental and life insurance benefits continuation over a 10 year period.
(9)	Reflects other welfare benefit continuation over a 24 month period. Benefit plans include: long term care and long-term disability insurance.
(10)	Reflects continuation of right to reimbursement for financial planning and tax planning services over a 10 year period.
(11)	Pursuant to his separation and consulting agreement, Mr. Hussey was permitted to continue to use his Company-leased automobile through December 2010, at which time he was permitted to purchase the vehicle for $100.
(10)	Reflects cash value of certain Company-owned life insurance policies covering Mr. Hussey transferred to Mr. Hussey pursuant to his separation and consulting agreement.

Director Compensation Table

The Compensation Committee is responsible for approving, subject to review by the Board of Directors as a whole, compensation programs for our non-employee directors. In that function, the Compensation Committee considers market data regarding director compensation and evaluates the Company’s director compensation practices in light of that data and the characteristics of the Company as a whole.

Following the Company’s emergence from Chapter 11 of the Bankruptcy Code, the Compensation Committee of SBI established a new compensation program for our non-employee directors, which was maintained through the date of the Merger. Non-employee directors (which, until the time of the Merger, included Mr. Polistina) received an annual cash retainer of $70,000 and an annual stock grant equal to that number of shares with a value at grant of $70,000. Restricted shares with respect to Fiscal 2010 were granted on October 2009 and vested on October 1, 2010. Directors who were employees of SBI receive no additional compensation for their services as directors of SBI.

Following the Merger, the Compensation Committee elected to adopt the compensation program for non-employee directors followed by SBI, except that, in addition to the amounts reflected above, the Chair of the Audit Committee would receive an additional annual cash retainer of $20,000 and the Chairs of the Nominating and Corporate Governance Committee and the Compensation committee would receive an additional annual cash retainer of $10,000 each. The Compensation Committee elected not to make equity grants to new members of the Board of Directors who had not served on SBI’s Board for their partial service in Fiscal 2010. For Fiscal 2011, the grants of restricted stock units were made in November 2010 and will vest on October 1, 2011.

David M. Maura and Robin Roger, directors who are also employees of the Harbinger Parties, have elected not to accept compensation for service as directors. Directors who are employees of the Company receive no additional compensation for their service as directors of the Company.

The table set forth below, together with its footnotes, provides information regarding compensation paid to the Company’s directors for Fiscal 2010. The table below reflects compensation for service as a director of SBI prior to the Merger and of the Company following the Merger. Directors who received no compensation as a director during Fiscal 2010 are omitted from the table.

Director Compensation Table

Name(1)	Fees Earned Paid in Cash $	Stock Awards $(2)	Total $
Kenneth C. Ambrecht(3)	80,000	69,994	149,994
Eugene I. Davis(3)	90,000	69,994	159,994
Virginia A. Kamsky(4)	17,500	0	17,500
Marc S. Kirschner(3)(5)	150,000	69,994	219,994
Norman S. Matthews(3)(5)	160,000	69,994	229,994
Terry L. Polistina(3)	70,000	69,994	139,994
Hugh R. Rovit(3)(5)	150,000	69,994	219,994

(1)	This column reflects only directors who received compensation during Fiscal 2010. Note that David M. Maura, David R. Lumley, and Robin Roger are current directors not reflected in this chart. Additionally, as detailed above under the heading “Usage of Employment Agreements”, Mr. Hussey served as a director at the beginning of Fiscal 2010, but did not receive compensation for such services. See the “Summary Compensation Table” and the “Table of Amounts Payable Upon Termination or Change in Control” for a description of the compensation paid to Mr. Hussey in his capacity as an employee of the Company.
(2)	This column reflects the aggregate grant date fair value of the awards in accordance with ASC 718, granted on October 21, 2009. Each director (other than Ms. Kamsky) had 3,017 shares of unvested restricted stock outstanding on September 30, 2010.
(3)	Each of Mr. Ambrecht, Mr. Davis, Mr. Kirschner, Mr. Matthews, Mr. Polistina and Mr. Rovit served as directors of SBI and the Company. Mr. Polistina was not an employee of SBI but is an employee of the Company.
(4)	Ms. Kamsky commenced service as a director of the Company on June 16, 2010 in connection with the Merger. Fee amounts represent the $70,000 per year cash retainer pro-rated for the service period. Ms. Kamsky did not receive a stock award in Fiscal 2010.
(5)	Each of Mr. Kirschner, Mr. Matthews and Mr. Rovit served as members of the SBI Special Committee, which was formed to evaluate the Merger. In connection with their service on this Committee, each member received additional compensation of $80,000

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is comprised of Kenneth C. Ambrecht, Eugene I. Davis and David M. Maura. No member of our Compensation Committee is currently or has been, at any time since our formation, one of our officers or employees. None of our executive officers serves a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of January 24, 2011, by:

•	each person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock (each, a “5% Stockholder”);

•	our named executive officers serving as of January 28, 2011;

•	each of our directors serving as of January 28, 2011;

•	all directors and executive officers serving as of January 28, 2011 as a group; and

•	directors and named executive officers who served during Fiscal 2010 but were not serving as of January 28, 2011.

Beneficial ownership is determined in accordance with the rules of the SEC. Determinations as to the identity of 5% Stockholders is based upon filings with the SEC and other publicly available information. Except as otherwise indicated, we believe, based on the information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. The percentage of beneficial ownership set forth below is based upon 50,942,471 shares of Common Stock issued and outstanding as of the close of business on January 24, 2011. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that are subject to restricted stock units held by that person that are currently expected to vest within 60 days of January 24, 2011, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Spectrum Brands Holdings, Inc., 601 Rayovac Drive, Madison, Wisconsin 53711.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares
Harbinger Group Inc.	27,756,905	(1)	54.49%
450 Park Avenue, 27th Floor
New York, NY 10022

Harbinger Capital Partners Master Fund I, Ltd.	6,500,001	(2)	12.76%
c/o International Fund Services (Ireland) Limited
78 Sir John Rogerson’s Quay
Dublin 2, Ireland

Avenue Capital Management II, L.P.	6,762,845	(3)	13.28%
535 Madison Avenue, 15th Floor
New York, NY 10022

D. E. Shaw Laminar Portfolios, L.L.C.	3,584,839	(4)	7.04%
120 W. 45th Street, Tower 45, 39th Floor
New York, NY 10036

Directors and Named Executive Officers of Spectrum Serving at January 28, 2010
David R. Lumley	116,192	(5)	*
Anthony L. Genito	97,650	(6)	*
John A. Heil	98,387	(7)	*
Terry L. Polistina	111,756	(8)	*
John T. Wilson	0		*
Kenneth C. Ambrecht	5,538	(9)	*

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares
Eugene I. Davis	5,538	(9)	*
Virginia A. Kamsky	2,521	(9)	*
Marc S. Kirschner	5,538	(9)	*
Norman S. Matthews	10,538	(9)	*
David M. Maura	5,000	(1)	*
Robin Roger	0		*
Hugh R. Rovit	5,538	(9)	*
All current directors and named executive officers of Spectrum as a group (13 persons)	464,196		0.91%

Directors and Named Executive Officers of Spectrum Not Serving at January 28, 2010
Kent J. Hussey	79,222	*
Total	45,148,008	88.63%

*	Indicates less than 1% of the total number of outstanding shares of the Company’s Common Stock.

(1)	Based on information set forth in a Schedule 13D that was filed with the SEC on January 11, 2011 by HRG. The Harbinger Parties own approximately 93.3% of the outstanding shares of common stock of HRG. As a result of their ownership interest in HRG and certain other arrangement among the Harbinger Parties and HRG, the Harbinger Reporting Persons (as defined below) and HRG may be deemed to be members of a “group” for purposes of the Exchange Act, and the Harbinger Reporting Persons may be deemed to beneficially own the 27,756,905 Shares (or approximately 54.4% of the outstanding Shares) owned by HRG. Each Harbinger Reporting Person specifically disclaims beneficial ownership in the shares of the Company’s Common Stock owned by HRG except to the extent it or he actually exercises voting or dispositive power with respect to such Common Stock.

(2)	The beneficial ownership of Harbinger Master Fund, Harbinger Capital, the investment manager of Harbinger Master Fund; Harbinger Holdings, LLC (“Harbinger Holdings”), the managing member of Harbinger Capital; Philip Falcone, the managing member of Harbinger Holdings and the portfolio manager of Harbinger Master Fund (Harbinger Master Fund, Harbinger Capital, Harbinger Holdings and Mr. Falcone, collectively, the “Harbinger Reporting Persons”) and David M. Maura, Vice President and Director of Investments of Harbinger Capital is reported in a Schedule 13D that was filed with the SEC on June 28, 2010, as amended by Amendment No. 1 to the Schedule 13D that was filed with the SEC on July 22, 2010, Amendment No. 2 to the Schedule 13D that was filed with the SEC on August 17, 2010, Amendment No. 3 to the Schedule 13D that was filed with the SEC on September 15, 2010 and Amendment No. 4 to the Schedule 13D that was filed with the SEC on January 11, 2011.

As of the date of the filing of Amendment No. 4 to the Schedule 13D, each of the Harbinger Reporting Persons may be deemed to be the beneficial owner of 6,500,001 shares of the Company’s Common Stock, constituting 12.77% of the outstanding Common Stock. Each of the Harbinger Reporting Persons has the sole power to vote or direct the vote of 0 shares; has the shared power to vote or direct the vote of 6,500,001 shares; has the sole power to dispose or direct the disposition of 0 shares; and has the shared power to dispose or direct the disposition of 6,500,001 shares. Each of the Harbinger Reporting Persons specifically disclaims beneficial ownership in the shares of the Company’s Common Stock except to the extent he or it actually exercises voting or dispositive power with respect to such shares.

As of the date of the filing of Amendment No. 4 to the Schedule 13D, David M. Maura may be deemed to be the beneficial owner of 5,000 shares of the Company’s Common Stock, constituting less than 1% of the Common Stock outstanding. Mr. Maura has the sole power to vote or direct the vote of 5,000 shares; has the shared power to vote or direct the vote of 0 shares; has sole power to dispose or direct the disposition of 5,000 shares; and has shared power to dispose or direct the disposition of 0 shares.

As a result of Mr. Maura’s employment with Harbinger Capital, Mr. Maura and the Harbinger Reporting Persons may be deemed to be members of a “group” for purposes of the Securities Exchange Act of 1934, as amended, and the owners of the shares of the Company’s Common Stock owned by each other. Mr. Maura and the Harbinger Reporting Persons specifically disclaim beneficial ownership in the Shares owned by each other.

(3)	Based on information set forth in a Schedule 13G that was filed with the SEC on June 25, 2010 by (i) Avenue Investments, L.P. (“Avenue Investments”), (ii) Avenue International Master, L.P. (“Avenue International Master”), (iii) Avenue International, Ltd. (“Avenue International”), sole limited partner of Avenue International Master, (iv) Avenue International Master GenPar, Ltd. (“Avenue International GenPar”), the general partner of Avenue International Master, (v) Avenue Partners, LLC (“Avenue Partners”), the general partner of Avenue Investments and the sole stockholder of Avenue International GenPar, (vi) Avenue CDP Global Opportunities Fund, L.P. (“CDP Global”), (vii) Avenue Global Opportunities Fund GenPar, LLC (“CDP Global GenPar”), the general partner of CDP Global, (viii) Avenue Special Situations Fund IV, L.P. (“Avenue Fund IV”), (ix) Avenue Capital Partners IV, LLC (“Avenue Capital IV”), general partner of Avenue Fund IV, (x) GL Partners IV, LLC (“GL IV”), managing member of Avenue Capital IV, (xi) Avenue Special Situations Fund V, L.P. (“Avenue Fund V”), (xii) Avenue Capital Partners V, LLC (“Avenue Capital V”), the general partner of Avenue Fund V, (xiii) GL Partners V, LLC (“GL V”), the managing member of Avenue Capital V, (xiv) Avenue Capital Management II, L.P. (“Avenue Capital II”), the investment advisor to Avenue Investments, Avenue International Master, CDP Global, Avenue Fund IV and Avenue Fund V (collectively, the “Funds”), (xv) Avenue Capital Management II GenPar, LLC (“GenPar”), the general partner of Avenue Capital II, and (xvi) Marc Lasry, the managing member of Avenue International GenPar, Avenue Partners, CDP Global GenPar, GL IV, GL V and GenPar, with respect to the shares of Spectrum common stock held by the Funds.

The persons identified in (i) through (xvi) above are referred to as the “Avenue Reporting Persons.” The Avenue Reporting Persons beneficially own 6,762,845 shares of Spectrum common stock.

The Avenue Reporting Persons have the sole power to vote and dispose of the shares of Spectrum common stock held by them reported in the Schedule 13G, as amended, and the shared power to vote and dispose of the shares of Spectrum common stock held by them reported in the Schedule 13G, as amended.

(4)	Based on information set forth in a Schedule 13G that was filed with the SEC on June 28, 2010 by D. E. Shaw Laminar Portfolios, L.L.C. (“Shaw”), D.E. Shaw & Co., L.L.C., managing member to Shaw (“DESCO LLC”), D.E. Shaw & Co., L.P., investment adviser to Shaw (“DESCO LP”), and David E. Shaw (collectively with Shaw, DESCO LLC and DESCO LP, the “Shaw Reporting Persons”), the Shaw Reporting Persons beneficially own 3,584,839 shares of Spectrum common stock. The Shaw Reporting Persons have the sole power to vote and dispose of the shares of Spectrum common stock held by them as reported in the Schedule 13G and the shared power to vote and dispose of the shares of Spectrum common stock held by them as reported in the Schedule 13G.

(5)	Includes 41,667 shares of restricted stock.

(6)	Includes 45,142 shares of restricted stock.

(7)	Includes 45,378 shares of restricted stock.

(8)	Includes 107,538 shares of restricted stock.

(9)	Includes 2,521 shares of restricted stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely upon review of Forms 3, 4 and 5 (and amendments thereto) furnished to us during or in respect of Fiscal 2010, we are not aware of any director or executive officer who has not timely filed reports required by Section 16(a) of the Exchange Act during or in respect of such fiscal year. With respect to the common stock of SBI prior to the Merger, based solely upon review of Forms 3, 4 and 5 (and amendments thereto) furnished to us during or in respect of Fiscal 2010 prior to the Merger, we are not aware of any director or executive officer who has not timely filed reports required by Section 16(a) of the Exchange Act during or in respect of such fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of September 30, 2010.

Plan category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	None	Not Applicable	None
Equity compensation plans not approved by security holders	716,712	Not Applicable	4,625,676	(1)
Total	None	Not Applicable	4,625,676

(1)	As of September 30, 2010, we had two active equity incentive plans under which shares of the Company could be issued, the 2009 Plan and the RH Plan. The 2009 Plan, which was approved by the Bankruptcy Court, and the RH Plan were both assumed in the Merger. At September 30, 2010 we have issued 667,933 shares of restricted stock under the 2009 Plan and 271,000 restricted stock units under the RH Plan. On October 21, 2010, our Board of Directors adopted the 2011 Plan, which is subject to shareholder approval as set forth in Proposal 6. Upon such shareholder approval, no further awards will be granted under the 2009 Plan and the RH Plan. 4,625,676 shares of our common stock of the Company, net of cancellations, may be issued under the 2011 Plan. While we have begun granting awards under the 2011 Plan, the 2011 Plan (and awards granted thereunder) are subject to the approval by a majority of the holders of our common stock eligible to vote thereon.

COMPARISON OF TOTAL STOCKHOLDER RETURN

The following graph compares the cumulative total stockholder return on our Common Stock to the cumulative total return of (i) the Russell 2000 Financial Index and (ii) our peer group selected in good faith, which is composed of the following companies: Alberto-Culver Company, Central Garden & Pet Company, Church & Dwight Co., Inc., The Clorox Company, Elizabeth Arden, Inc., Energizer Holdings, Inc., Exide Technologies, Fortune Brands, Inc., Hasbro, Inc., Jarden Corporation, Mattel, Inc., Newell Rubbermaid Inc., Revlon, Inc., The Scotts Miracle-Gro Company and Tupperware Brands Corporation.

The comparison below assumes that $100 was invested in (i) the common stock of SBI (the “SBI Common Stock”) from September 2, 2009 until June 16, 2010, and (ii) following the completion of the Merger, our Common Stock from June 16, 2010 until September 30, 2010. The comparison is based upon the closing price of the SBI Common Stock or our Common Stock, as applicable, and assumes the reinvestment of all dividends, if any. The returns of each of the companies in our peer group are weighted according to the respective company’s stock market capitalization at the beginning of each period for which a return is indicated.

AUDIT COMMITTEE REPORT

Our Audit Committee consists of Eugene I. Davis, Marc S. Kirschner and Hugh R. Rovit. The Audit Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by the Board of Directors, which can be viewed on our website, www.spectrumbrands.com, under “Investor Relations—Corporate Governance.”

The Audit Committee Charter adopted by the Board of Directors incorporates requirements mandated by the Sarbanes-Oxley Act of 2002 and the NYSE listing standards. All members of the Audit Committee are independent as defined by SEC rules and NYSE listing standards. At least one member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules.

Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and auditing the Company’s internal control over financial reporting and issuing their reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed with management and KPMG LLP the audited financial statements for the fiscal year ended September 30, 2010, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and KPMG LLP’s audit of the Company’s internal control over financial reporting. The Audit Committee has discussed with KPMG LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication With Audit Committees). In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG LLP their firm’s independence. The Audit Committee has concluded that KPMG LLP’s provision of audit and non-audit services to Spectrum and its affiliates is compatible with KPMG LLP’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2010 be included in our Annual Report on Form 10-K filed with the SEC for that year. The Audit Committee also recommended to the Board of Directors that KPMG LLP be appointed as our independent registered public accounting firm for Fiscal 2011.

The foregoing report is furnished by the Audit Committee of the Board of Directors.

AUDIT COMMITTEE

Eugene I. Davis, Chairman

Marc S. Kirschner

Hugh R. Rovit

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Review, Approval or Ratification of Transactions with Related Persons

The Company’s policies and procedures for review and approval of related-person transactions appear in the Code of Ethics for the Principal Executive Officer and Senior Financial Officers and the Spectrum Brands Code of Business Conduct and Ethics, each of which is posted on the Company’s website at www.spectrumbrands.com under “Investor Relations—Corporate Governance.”

All of the Company’s executive officers, directors and employees are required to disclose to the Company’s General Counsel all transactions which involve any actual, potential or suspected activity or personal interest that creates or appears to create a conflict between the interests of the Company and the interests of their executive officers, directors or employees. In cases involving executive officers, directors or senior-level management, the Company’s General Counsel will investigate the proposed transaction for potential conflicts of interest and then refer the matter to the Company’s Audit Committee to make a full review and determination. In cases involving other employees, the Company’s General Counsel, in conjunction with the employee’s regional supervisor and the Company’s Vice President of Internal Audit, will review the proposed transaction. If they determine that no conflict of interest will result from engaging in the proposed transaction, then they will refer the matter to the Company’s Chief Executive Officer for final approval.

The Company’s Audit Committee is required to consider all questions of possible conflicts of interest involving executive officers, directors and senior-level management and to review and approve certain transactions, including all (i) transactions in which a director, executive officer or an immediate family member of a director or executive officer has an interest, (ii) proposed business relationships between the Company and a director, executive officer or other member of senior management, (iii) investments by an executive officer in a company that competes with the Company or an interest in a company that does business with the Company, and (iv) situations where a director or executive officer proposes to be a customer of the Company, be employed by, serve as a director of or otherwise represent a customer of the Company.

The Company’s legal department and financial accounting department monitor transactions for an evaluation and determination of potential related person transactions that would need to be disclosed in the Company’s periodic reports or proxy materials under generally accepted accounting principles and applicable SEC rules and regulations.

Transactions with Related Persons

Merger Agreement and Exchange Agreement

On June 16, 2010 (the “Closing Date”), the Company completed a business combination transaction pursuant to the Merger Agreement. As a result of the Merger, each of SBI and Russell Hobbs became a wholly-owned subsidiary of the Company. At the effective time of the Merger, all of (i) the outstanding shares of SBI common stock were canceled and converted into the right to receive shares of Common Stock, and (ii) the outstanding shares of Russell Hobbs common stock and preferred stock were canceled and converted into the right to receive shares of Common Stock.

Pursuant to the terms of the Merger Agreement, on February 9, 2010, SBI entered into support agreements with the Harbinger Parties and Avenue International Master and certain of its affiliates (the “Avenue Parties”), in which the Harbinger Parties and the Avenue Parties agreed to vote their shares of SBI common stock acquired before the date of the Merger Agreement in favor of the Merger and against any alternative proposal that would impede the Merger.

Immediately following the consummation of the Merger, the Harbinger Parties owned approximately 64% of the outstanding Common Stock and the stockholders of SBI (other than the Harbinger Parties) owned approximately 36% of the outstanding Common Stock. On January 7, 2011, pursuant to the terms of a Contribution and Exchange Agreement (the “Exchange Agreement”), by and between the Harbinger Parties and HRG, the Harbinger Parties contributed 27,756,905 shares of Common Stock to HRG and received in exchange for such shares 119,909,830 shares of HRG common stock (the “Share Exchange”). Immediately following the consummation of the Share Exchange, (i) HRG owned 27,756,905 shares of Common Stock and the Harbinger Parties owned 6,500,000 shares of Common Stock, approximately 54.4% and 12.7% of the outstanding shares of Common Stock, respectively, and (ii) the Harbinger Parties owned 129,859,891 shares of HRG common stock, or approximately 93.3% of the outstanding HRG common stock.

In connection with the Merger, the Harbinger Parties and the Company entered into a stockholder agreement, dated February 9, 2010 (the “Stockholder Agreement”), which provides for certain protective provisions in favor of minority stockholders and provides certain rights and imposes certain obligations on the Harbinger Parties, including:

•

for so long as the Harbinger Parties own 40% or more of the outstanding voting securities of the Company, the Harbinger Parties and HRG will vote their shares of Common Stock to effect the structure of our Board of Directors as described in the Stockholder Agreement;

•

the Harbinger Parties will not effect any transfer of equity securities of the Company to any person that would result in such person and its affiliates owning 40% or more of the outstanding voting securities of the Company, unless specified conditions are met; and

•	the Harbinger Parties will be granted certain access and informational rights with respect to the Company and its subsidiaries.

On September 10, 2010, the Harbinger Parties and HRG entered into a joinder to the Stockholder Agreement, pursuant to which, effective upon the consummation of the Share Exchange, HRG became a party to the Stockholder Agreement, subject to all of the covenants, terms and conditions of the Stockholder Agreement to the same extent as the Harbinger Parties were bound thereunder prior to giving effect to the Share Exchange.

Certain provisions of the Stockholder Agreement terminate on the date on which the Harbinger Parties or HRG no longer constitutes a Significant Stockholder (as defined in the Stockholder Agreement). The Stockholder Agreement terminates when any person (including the Harbinger Parties or HRG) acquires 90% or more of the outstanding voting securities of the Company.

On January 7, 2011, in connection with the closing of the Share Exchange, the Harbinger Parties and HRG entered into a joinder to the Stockholder Agreement with Wells Fargo Bank, National Association, as collateral agent (the “Collateral Agent”) under HRG’s 10.625% Senior Secured Notes due 2015, pursuant to which, upon the occurrence of a Foreclosure Event (as such term is defined in the joinder), the Collateral Agent will become a party to the Stockholder Agreement and will, subject to certain exceptions, be subject to all of its covenants, terms and conditions to the same extent as the Harbinger Parties and HRG were prior to the consummation of the Share Exchange.

Also in connection with the Mergers, the Harbinger Parties, the Avenue Parties and the Company entered into a registration rights agreement, dated as of February 9, 2010 (the “SB Holdings Registration Rights Agreement”), pursuant to which the Harbinger Parties and the Avenue Parties have, among other things and subject to the terms and conditions set forth therein, certain demand and so-called “piggy back” registration rights with respect to their shares of Common Stock. On September 10, 2010, the Harbinger Parties and HRG entered into a joinder to the SB Holdings Registration Rights Agreement, pursuant to which, effective upon the consummation of the Share Exchange, HRG became a party to the SB Holdings Registration Rights Agreement, entitled to the rights and subject to the obligations of a holder thereunder.

Other Agreements

On August 28, 2009, in connection with SBI’s emergence from Chapter 11 reorganization proceedings, SBI entered into a registration rights agreement with the Harbinger Parties, the Avenue Parties and Shaw pursuant to which the Harbinger Parties, the Avenue Parties and Shaw have, among other things and subject to the terms and conditions set forth therein, certain demand and so-called “piggy back” registration rights with respect to SBI’s 12% Senior Subordinated Toggle Notes due 2019. Prior to the consummation of the Merger, the Harbinger Parties, Avenue International Master, Avenue Investments, Avenue Fund IV, Avenue Fund V, CDP Global and Shaw had certain registration rights with respect to their shares of SBI common stock pursuant to a registration rights agreement, dated as of August 28, 2009.

In connection with the Merger, Russell Hobbs and Harbinger Master Fund entered into an indemnification agreement, dated as of February 9, 2010 (the “Indemnification Agreement”), by which Harbinger Master Fund agreed, among other things and subject to the terms and conditions set forth therein, to guarantee the obligations of Russell Hobbs to pay (i) a reverse termination fee to SBI under the Merger Agreement and (ii) monetary damages awarded to SBI in connection with any willful and material breach by Russell Hobbs of the Merger Agreement. The maximum amount payable by Harbinger Master Fund under the Indemnification Agreement is $50 million less any amounts paid by Russell Hobbs or the Harbinger Parties, or any of their respective affiliates as damages under any documents related to the Merger. Harbinger Master Fund also agreed to indemnify Russell Hobbs, the Company and their subsidiaries for out-of-pocket costs and expenses above $3 million in the aggregate that become payable after the consummation of the Merger and that relate to the litigation arising out of Russell Hobbs’ business combination transaction with Applica.

Certain of the Avenue Parties were lenders under SBI’s senior credit facility, dated March 30, 2007, originally loaning $75,000,000 as part of SBI’s $1 billion U.S. Dollar Term B Loan facility (the “US Dollar Term B Loan”) and €15,000,000 as part of SBI’s €262 million Term Loan facility (the “Euro Facility”). Subsequently, Avenue Fund V, along with several other of the above Avenue Parties, increased their participation in the US Dollar Term B Loan and the Euro Facility. In connection with the Mergers, on June 16, 2010, SBI repaid all of its outstanding indebtedness under the U.S. Dollar Term B Loan and the Euro Facility.

Director Independence

Our Board of Directors has affirmatively determined that none of the following directors has a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company): Norman S. Matthews, Eugene I Davis, Marc S. Kirschner and Hugh R. Rovit. Our Board of Directors has adopted the definition of “independent director” set forth under Section 303A.02 of the NYSE Listed Company Manual to assist it in making determinations of independence. The Board of Directors has determined that the directors referred to above currently meet these standards and qualify as independent. The Board of Directors has made no determination with respect to the remaining directors.

PROPOSAL 1:

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect Kenneth C. Ambrecht, Eugene I. Davis, David R. Lumley and Robin Roger as Class I directors to hold office until our 2014 annual meeting of stockholders. The directors will serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. If you submit your proxy via the Internet, by telephone or by mail, your shares will be voted for the election of the four nominees recommended by the Board of Directors, unless you mark the proxy in such a manner as to withhold authority to vote. The named proxies will vote all shares represented by proxy for the nominees for these vacancies, except to the extent authority to do so is withheld. Stockholders may withhold authority from the named proxies to vote for the entire slate of directors as nominated or may withhold the authority to vote for any individual nominee by marking the box under the “WITHHOLD” column adjacent to the name(s) of the appropriate director(s) via the Internet or on the attached proxy card, or by indicating by telephone that authority is withheld. Withholding authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. If any nominee for any reason is or becomes unable or unwilling to serve, all shares represented by proxy will be voted at the Annual Meeting by the named proxies for the person, if any, as shall be designated by the Board of Directors to replace the nominee. Please see “Proxies and Voting Procedures” for information on how your shares will be voted in the absence of your instructions if you hold shares through a bank, broker or other nominee. Each nominee has agreed to serve as a director if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director.

Directors

The following incumbent directors are being nominated for election to the Board of Directors as Class I directors: Kenneth C. Ambrecht, Eugene I. Davis, David R. Lumley and Robin Roger. Please see “Nominees for Re-Election to the Board of Directors” for information concerning each of the nominees for election as Class I directors.

Vote Required

To be elected as a Class I director at the Annual Meeting, each candidate for election must receive a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting. A plurality vote means that the director nominee with the most affirmative votes in favor of his or her election to a particular directorship will be elected to that directorship.

The Board of Directors recommends that you vote FOR the election of each of Kenneth C. Ambrecht, Eugene I. Davis, David R. Lumley and Robin Roger as Class I directors of the Company.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2011

General

Upon recommendation of the Audit Committee, our Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for Fiscal 2011. The stockholders are asked to ratify this action of the Board of Directors. Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2011 is not required by our By-Laws, or otherwise, but is being pursued as a matter of good corporate practice. If stockholders do not ratify the selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2011, our Board of Directors will reconsider the selection our independent registered public accounting firm for Fiscal 2011. Even if the appointment is ratified, our Board of Directors, upon the recommendation of our Audit Committee, may select a different independent registered public accounting firm at any time during the Fiscal 2011 if it determines such a change would be in our best interests and the best interests of our stockholders. KPMG LLP has audited our, or our predecessor SBI’s, financial statements since September 12, 1996.

It is anticipated that one or more representatives of KPMG LLP will be present at the Annual Meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from stockholders who are present.

Independent Auditor Fees

The following table summarizes the fees KPMG LLP, our independent auditor, billed to us (or our predecessor, SBI) for each of the last two fiscal years (in millions):

	Audit Fees $	Audit-Related Fees $	Tax Fees $	All Other Fees $	Total $
2010	4.6	0.5	0.5	0.9	6.5
2009	6.3	0.1	—	—	6.4

In the above table, in accordance with the SEC’s definitions and rules, “Audit Fees” are fees we paid KPMG LLP for professional services for the audit of our consolidated financial statements included in our Form 10-K and the review of our financial statements included in Form 10-Qs or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, such as statutory audits required for certain of our foreign subsidiaries. “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. “Tax Fees” are fees for tax compliance, tax advice and tax planning. For Fiscal 2010, such fees were attributable to services for tax-compliance assistance and tax advice. “All Other Fees” are fees, if any, for any services not included in the first three categories. For Fiscal 2010, approximately $870,000 of such fees were attributed to services performed for HRG, an affiliate of the Company. Pursuant of the Stockholder Agreement, HRG is obligated to reimburse the Company for fees attributed to services performed for HRG.

Pre-Approval of Independent Auditor Services and Fees

The Audit Committee pre-approved the Fiscal 2010 audit services engagement performed by KPMG LLP. In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee has pre-approved other specified audit, non-audit, tax and other services, provided that the fees incurred by KPMG LLP in connection with any individual non-due diligence engagement do not exceed $200,000 in any 12-month period. The Audit Committee must approve on an engagement by engagement basis any individual non-due diligence engagement in excess of $200,000 in any 12-month period or any individual engagement to perform due diligence services pertaining to potential business acquisitions/dispositions and other transactions and events in excess of $1,000,000 in any 12-month period. The Audit Committee has delegated to its Chairman the authority to pre-approve any other specific audit or specific non-audit service which was not previously pre-approved by the Audit Committee, provided that any decision of the Chairman to pre-approve other audit or non-audit services shall be presented to the Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2011.

The Board of Directors recommends that you vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2011.

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in this proxy statement a separate resolution to enable our stockholders to approve, on a discretionary and non-binding basis, the compensation of our named executive officers.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, you may vote on the following resolution at the Annual Meeting:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement.”

This vote is advisory, and therefore nonbinding. In considering their vote, stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure. The Board of Directors and the Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

As described in detail under Compensation Discussion and Analysis, our compensation programs are designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of guaranteed salary, performance-based cash bonuses and performance conditions for awards of restricted stock units reward sustained performance that is aligned with long-term stockholder interests.

Vote Required

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to approve, on an advisory basis, the compensation of our named executive officers.

The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.

PROPOSAL 4:

ADVISORY VOTE ON THE FREQUENCY OF

A FUTURE ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, in accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in this proxy statement a separate resolution to enable our stockholders to recommend, on a discretionary and non-binding basis, whether a non-binding stockholder vote on executive compensation should occur every one, two or three years.

After careful consideration, the Board of Directors believes that a frequency of “every three years” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote. We believe that this frequency is appropriate as a triennial vote would provide the Company with sufficient time to engage with stockholders to understand and respond to the “say-on-pay” vote results. Stockholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board of Directors. Please refer to “Communications with the Board” in this proxy statement for information about communicating with the Board of Directors.

The proxy card and the Internet and the telephone proxy submission procedures each provide stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board of Directors’ recommendation.

Although this advisory vote on the frequency of the “say on pay” vote is nonbinding, the Board of Directors will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years or abstain from voting when you vote in response to the resolution set forth below.

“Resolved, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve, on an advisory basis, the compensation of the named executive officers, as disclosed at the time.

Vote Required

Generally, the affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to approve matters presented to the stockholders. However, because the vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the stockholders.

The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the option of “every three years” for holding a future advisory vote on executive compensation.

PROPOSAL 5:

APPROVAL OF INCENTIVE COMPENSATION ARRANGEMENTS

FOR CERTAIN OF OUR KEY EXECUTIVE OFFICERS

At the Annual Meeting, our stockholders will be asked to approve the incentive compensation arrangements for certain of our key executive officers as described below. Mr. Lumley’s employment agreement provides for his employment as President and Chief Executive Officer of SBI and Chief Executive Officer of the Company commencing on August 11, 2010. In addition to Mr. Lumley’s annual base salary of $900,000, he is entitled to receive, for each year of his three-year term, an annual bonus of at least 115% of his annual base salary, upon the attainment of performance targets established by the Board of Directors. If such performance targets are exceeded, Mr. Lumley’s annual bonus will be increased in linear fashion until it reaches 250% of his annual salary. For Fiscal 2011, such performance targets will be 50% based on adjusted EBITDA and 50% based on Free Cash Flow targets as described in the Compensation Discussion and Analysis.

Mr. Polistina’s employment agreement provides for his employment as business segment President of SBI (initially of the Company’s Small Appliances segment) commencing on August 16, 2010. For each fiscal year during the term of his employment, in addition to his annual base salary of $500,000, Mr. Polistina is entitled to receive an annual bonus based on a target of 75% of his annual base salary and a maximum of 150% of annual base salary paid during such fiscal year, upon the achievement of certain performance goals established by the Board of Directors. For Fiscal 2011, such performance targets shall be 50% based on adjusted EBITDA and 50% based on Free Cash Flow targets as described in the Compensation Discussion and Analysis.

Mr. Heil’s employment agreement provides for his employment as Chief Operating Officer of SBI commencing on January 16, 2007. For each fiscal year during the term of his employment, in addition to his annual base salary of $500,000, Mr. Heil is entitled to receive an annual bonus based on a target of 100% of his annual base salary and a maximum of 200% of annual base salary paid during such fiscal year, upon the achievement of certain performance goals established by the Board of Directors. For fiscal year 2011, such performance targets shall be 50% based on adjusted EBITDA and 50% based on Free Cash Flow targets as described in the Compensation Discussion and Analysis.

New Plan Benefits

The amount of annual bonus actually payable to Messrs. Lumley, Polistina and Heil is subject to the degree by which the above-mentioned performance targets are attained and, therefore, is not determinable at this time.

Vote Required

The above referenced employment agreements were approved by the Compensation Committee. Compensation earned pursuant to the annual bonus provision of the employment agreements is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and is subject to stockholder approval. The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to approve the above incentive compensation arrangements.

The Board of Directors recommends that stockholders vote FOR approval of the above incentive compensation arrangements.

PROPOSAL 6:

APPROVAL OF SPECTRUM BRANDS HOLDINGS, INC.

2011 OMNIBUS AWARD PLAN

Board Recommendation

At the Annual Meeting, stockholders will be asked to approve the 2011 Plan, which was adopted by our Board of Directors. A copy of the 2011 Plan is attached as Annex A to this proxy statement. The Board of Directors recommends a vote FOR the approval of the 2011 Plan.

Reasons Why You Should Vote in Favor of the Approval of the 2011 Plan

The Board of Directors recommends a vote for the approval of the 2011 Plan because it believes the plan is in the best interests of the Company and its stockholders for the following reasons:

Performance based. The 2011 Plan is generally intended to provide incentive compensation and performance compensation awards that qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

Attracts and retains talent. Talented executives and employees are essential to executing our business strategies. The purpose of the 2011 Plan is to promote the success of the Company by giving the Company a competitive edge in attracting, retaining and motivating key personnel and providing participants with a plan that provides incentives directly related to increases in the value of the Company.

Aligns director, employee and stockholder interests. We currently provide long-term incentives primarily by (i) compensating participants with equity awards, including incentive compensation awards measured by reference to the value of the Company’s equity, (ii) rewarding such participants for the achievement of performance targets with respect to a specified performance period and (iii) motivating such participants by giving them opportunities to receive awards directly related to such performance. If the 2011 Plan is approved, we will be able to maintain our means of aligning the interests of key personnel with the interests of our stockholders.

Replaces Prior Plans with a comprehensive program. The approval of the 2011 Plan by our stockholders is critical because it will replace the RH Plan and the 2009 Plan, (collectively, the “Prior Plans”) with the means to choose between multiple types of equity-based awards and to provide such awards to key personnel at various affiliates of the Company. We believe it is good practice to make all future equity compensation and performance-based awards from one plan.

Summary of Sound Governance Features of the 2011 Plan

The Board of Directors and Compensation Committee believe the 2011 Plan contains several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

No “evergreen” provision. The number of shares of our Common Stock available for issuance under the 2011 Plan is fixed and will not adjust based upon the number of shares outstanding. We currently expect the number of shares authorized for issuance under the 2011 Plan will be sufficient to provide for future awards for approximately three to five years, at which time we expect to ask our stockholders to approve an additional share authorization.

Will not be excessively dilutive to our stockholders. Subject to adjustment, the maximum number of shares of our Common Stock authorized for issuance under the 2011 Plan is 4,625,676 shares. If the 2011 Plan is approved by stockholders, no new awards will be granted under the Prior Plans and any shares of our Common Stock available for issuance under the Prior Plans that are not subject to outstanding awards will no longer be available for issuance. Shares withheld to satisfy tax withholding obligations on awards or to pay the exercise price of awards and any shares not issued or delivered as a result of a “net exercise” of a stock option will not become available for issuance as future award grants under the 2011 Plan. As of October 1, 2010 and as of January 21, 2011, there were no shares subject to stock options outstanding under the Prior Plans.

Stock option exercise prices and SAR grant prices will not be lower than the fair market value on the grant date. The 2011 Plan prohibits granting stock options with exercise prices and stock appreciation rights (“SARs”) with grant prices lower than the fair market value of a share of our Common Stock on the grant date, except in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.

No repricing or exchange without stockholder approval. The 2011 Plan prohibits the repricing of outstanding stock options or SARs without stockholder approval, except in connection with certain corporate transactions involving the Company.

“Clawback” provisions. The 2011 Plan contains “clawback” provisions, which provide that the Compensation Committee may include in an award, that if a participant is determined by the Compensation Committee to have violated a noncompete, nonsolicit, nondisclosure or other agreement or taken action that would constitute an “detrimental activity,” as that term is defined in the 2011 Plan, all rights of the participant under the 2011 Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the Compensation Committee may require the participant to surrender and return to the Company any shares received, and/or to repay any profits or any other economic value made or realized by the participant. To the extent required by applicable law (including without limitation Section 302 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd Frank Act), awards shall be subject to clawback, forfeiture or similar requirement.

Summary of the 2011 Plan Features

The following summary of the material features of the 2011 Plan is qualified in its entirety by reference to the complete text of the 2011 Plan.

Administration. Our Compensation Committee (or subcommittee thereof, if necessary for Section 162(m) of the Code) will administer the 2011 Plan. The Compensation Committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2011 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2011 Plan. The Compensation Committee will have full discretion to administer and interpret the 2011 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any employees, directors, officers or consultants of the Company or of its subsidiaries or their respective affiliates will be eligible for awards under the 2011 Plan. The Compensation Committee has the sole and complete authority to determine who will be granted an award under the 2011 Plan. Additional Employees of certain designated foreign subsidiaries of the Company are also eligible under separate “Sub Plans.”

Number of Shares Authorized. The 2011 Plan provides for an aggregate of 4,625,676 shares of our Common Stock to be available for awards under the 2011 Plan. No more than 1,000,000 shares of our Common Stock may be issued with respect to incentive stock options under the 2011 Plan. No participant may be granted awards of options and stock appreciation rights with respect to more than 500,000 shares of our Common Stock in any one year. No more than 500,000 shares of our Common Stock may be granted under the 2011 Plan to any participant during any single fiscal year with respect to performance compensation awards in any one performance period. The maximum amount payable for an individual employee or officer under the 2011 Plan for any single year during a performance period is $20,000,000 (with respect to each year if the performance period is more than one year). Shares of our Common Stock subject to awards are generally unavailable for future grant; provided, in no event shall shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock options granted under the 2011 Plan. If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the 2011 Plan, the number of shares covered by awards then outstanding under the 2011 Plan, the limitations on awards under the 2011 Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

Change in Capitalization. If there is a change in the Company’s corporate capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, split-off, spin-off, consolidation or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment is necessary or appropriate, then the Compensation Committee can make adjustments in a manner that it deems equitable.

Awards Available for Grant. The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, SARs, restricted stock awards, restricted stock units, other stock based awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Awards may be granted under the 2011 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”).

Stock Options. The Compensation Committee will be authorized to grant options to purchase shares of Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the 2011 Plan shall be non-qualified unless the applicable award agreement expressly states that the Option is intended to be an “incentive stock option.” Options granted under the 2011 Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the 2011 Plan, the exercise price of the options will not be less than the fair market value of our Common Stock at the time of grant (except with respect to Substitute Awards). Options granted under the 2011 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2011 Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder); provided, that, if the term of a non-qualified option would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy, the option’s term shall be automatically extended until the 30th day following the expiration of such prohibition. Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or shares of Common Stock valued at the fair market value at the time the option is exercised (provided that such shares are not subject to any pledge or other security interest), or by such other method as the Compensation Committee may permit in its sole discretion, including: (i) by withholding or surrender of the minimum number of shares of Common Stock otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. The Committee may, in its sole discretion, at any time buy out for a payment in cash, or the delivery of shares of Common Stock, or other property, an Option previously granted to a Participant.

Stock Appreciation Rights. The Compensation Committee will be authorized to award SARs under the 2011 Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2011 Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of Common Stock for each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant. The remaining terms of the SARs shall be subject to terms established by the Compensation Committee and reflected in the award agreement.

Restricted Stock. The Compensation Committee will be authorized to award restricted stock under the 2011 Plan. Awards of restricted stock will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is Common Stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period.

Restricted Stock Unit Awards. The Compensation Committee will be authorized to award restricted stock unit awards. Restricted stock unit awards will be subject to the terms and conditions established by the Compensation Committee. Unless the Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Compensation Committee, the participant will receive a number of shares of Common Stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee, less an amount equal to any taxes required to be withheld. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on shares of Common Stock, either in cash or (at the sole discretion of the Compensation Committee) in shares of Common Stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying restricted stock units are settled.

Other Stock-Based Awards. The Compensation Committee will be authorized to grant awards of unrestricted shares of our Common Stock, rights to receive grants of awards at a future date, or other awards denominated in shares of Common Stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

Performance Compensation Awards. The Compensation Committee may grant any award under the 2011 Plan in the form of a “Performance Compensation Award” by conditioning the vesting of the award on the satisfaction of certain “Performance Goals.” The Compensation Committee may establish these Performance Goals with reference to one or more of the following:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross revenue or gross revenue growth, gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales);

•	cash flow measures (including, but not limited to, operating cash flow, Free Cash Flow and cash flow return on capital), which may but are not required to be measured on a per-share basis;

•	earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA);

•

gross or net operating margins; productivity rations; share price (including, but not limited to, growth measures and total stockholder return; expense targets or cost reduction goals, general and administrative expense savings; and operating efficiency);

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added or other “value creation” metrics;

•	inventory control;

•	enterprise value;

•	sales;

•	stockholder return;

•	client retention;

•	competitive market metrics;

•	employee retention;

•	timely completion of new product rollouts;

•	timely launch of new facilities;

•

objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional project budgets);

•	system-wide revenues;

•	royalty income;

•	cost of capital, debt leverage year-end cash position or book value;

•	strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or

•	any combination of the foregoing.

Any of the above Performance Goal elements can be stated as a percentage of another Performance Goal or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or its affiliates or any divisions, operation, or business units, product lines, brands, business segment, administrative departments or combination thereof, as the Compensation Committee deems appropriate. Performance Goals may be compared to the performance of a group of comparator companies or a published or special index that the committee deems appropriate or, stock market indices. The Compensation Committee also may provide for accelerated vesting of any award based on the achievement of Performance Goals. Any award that is intended to qualify as performance-based compensation under Section 162(m) of the Code will be granted, and Performance Goals for such an award will be established, by the Committee in writing not later than 90 days after the commencement of the performance period to which the Performance Goals relate, or such other period required under Section 162(m) of the Code; provided that the outcome is substantially uncertain at the time the Committee establishes the Performance Goal; and provided further that in no event will a Performance Goal be considered to be pre-established if it is established after 25% of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed. Before any payment is made in connection with any award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee must certify in writing that the Performance Goals established with respect to such award have been achieved.

The Compensation Committee may also specify adjustments or modifications (to the extent it would not result in adverse results under Section 162(m) of the Code) to be made to the calculation of a Performance Goal for such performance period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi)acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

Unless otherwise provided in the applicable award agreement, a participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that (I) the Performance Goals for such period are achieved; and (II) all or some of the portion of such participant’s Performance Compensation Award has been earned for the performance period based on the application of the “Performance Formula” (as defined in the 2011 Plan) to such Performance Goals.

Effect of Change in Control. Unless otherwise provided in an award agreement, in the event of a “change in control,” the Board of Directors may in its sole discretion provide that, with respect to any particular outstanding award: all then-outstanding Options and SARs shall become immediately exercisable as of immediately prior to the “change in control” with respect to up to 100 percent of the shares subject to such Option or SAR; (b) any restricted period shall expire as of immediately prior to the “change in control” with respect to up to 100 percent of then-outstanding shares of Restricted Stock or Restricted Stock Units (including without limitation a waiver of any applicable Performance Goals); (c) all incomplete performance periods in effect on the date the “change in control” occurs shall end on such date, and the Committee may (i) determine the extent to which Performance Goals with respect to each such performance period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of awards for each such performance period based upon the Committee’s determination of the degree of attainment of Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee; and (d) cause awards previously deferred to be settled in full as soon as practicable.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.

Amendment. The 2011 Plan will have a term of ten years. The Board of Directors may amend, suspend or terminate the 2011 Plan at any time; however, stockholder approval to amend the 2011 Plan may be necessary if the law or NYSE rules so require. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted shall not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower option price) or cancel any SAR and replace it with a new SAR (with a lower strike price), and (iii) no option or SAR may be exchanged for cash or another award. However, stockholder approval is not required with respect to clauses (i), (ii), and (iii) above for any action specifically permitted by Sections 12 (Changes in Capital Structure and Similar Events) of the 2011 Plan. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without stockholder approval.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2011 Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options. The Code requires that, for treatment of an option as an incentive stock option, shares of Common Stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended). The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. The Company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the three other officers whose compensation is required to be disclosed in its proxy statement (excluding the chief financial officer), subject to certain exceptions. The 2011 Plan is intended to satisfy an exception with respect to grants of options and SARs to covered employees. In addition, the 2011 Plan is designed to permit certain awards of restricted stock, restricted stock units and other awards (including cash bonus awards) to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

New Plan Benefits

It is not possible to determine the benefits or amounts that will be received by or allocated to participants under the 2011 Plan because awards under the 2011 Plan will be made at the discretion of the Compensation Committee (or subcommittee thereof, if necessary for Section 162(m) of the Code). However, the number of equity awards granted this fiscal year to our Named Executive Officers, our non-employee directors and our non-executive employees, subject to stockholder approval of the 2011 Plan at the Annual Meeting, is set forth in the table below.

NEW PLAN BENEFITS

2011 Plan

Name and Position	Dollar Value (1)	Number of Units
Executive Group
David R. Lumley		390,599
Anthony L. Genito		217,363
John A. Heil		199,999
Terry L. Polistina		199,999
Directors		15,126
Non-Executive Officer Employee Group		400,000

(1)	The Board of Directors has approved restricted stock unit awards to certain employees under the 2011 Plan, subject to stockholder approval of the 2011 Plan, and the awards are subject to vesting based on performance targets determined by the Compensation Committee, and it is not possible to determine the dollar value of these restricted stock unit awards at this time.

The number of equity awards granted in the future may be different from the numbers previously granted. Our executive officers have a financial interest in this proposal because the Compensation Committee may select one or more of our executive officers as eligible to receive grants under the 2011 Plan.

Vote Required

Under relevant NYSE rules relating to approval of equity compensation plans, the affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to approve the 2011 Plan, provided that the total votes cast on the Proposal represent over 50% in interest of all securities entitled to vote on the Proposal. Applicable Treasury Regulations require the affirmative vote of a majority of the votes cast on the issue at the Annual Meeting to approve the performance based provisions of the 2011 Plan.

The Board of Directors recommends that you vote FOR the approval of the 2011 Plan.

OTHER MATTERS

The Board of Directors knows of no items of business to be brought before the Annual Meeting other than as described above. If any other items of business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with respect to any such items. Discretionary authority for them to do so is contained in the enclosed proxy card and the Internet and telephone proxy submission procedures.

COMMUNICATIONS WITH THE BOARD

The Board of Directors welcomes communications from stockholders. Generally, stockholders who have questions or concerns should contact our Vice President, Investor Relations at (608) 275-3340 or via electronic mail at investorrelations@spectrumbrands.com. Stockholders and other interested parties may contact any member (or all members) of the Board of Directors, the non-management directors as a group, any committee of the Board of Directors or any chairperson of any such committee by mail or electronic mail. To communicate with the Board of Directors, any individual director, the non-management group or any committee of directors by mail, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title and sent to Spectrum Brands Holdings, Inc., Attention General Counsel, 601 Rayovac Drive, Madison, Wisconsin 53711. To communicate with any of our directors electronically, stockholders should send an email addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title to investorrelations@spectrumbrands.com.

All communications received as set forth in the preceding paragraph will be opened by the General Counsel for the sole purpose of determining whether the contents represent a message to our directors. The General Counsel will forward copies of all correspondence that, in the opinion of the General Counsel, deal with the functions of the Board of Directors or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board of Directors.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Under the rules and regulations of the SEC, stockholder proposals intended to be presented in our proxy statement for the annual meeting of stockholders to be held in 2012 must be received at our principal executive offices at 601 Rayovac Drive, Madison, Wisconsin 53711, no later than September 30, 2011 in order to be considered for inclusion in our proxy statement for such meeting. Upon receipt of any proposal, the Company will determine whether or not to include the proposal in the proxy statement in accordance with applicable regulations governing the solicitation of proxies. In order to be considered for inclusion in our proxy statement, the proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission and our By-Laws.

Under our By-Laws, proposals of stockholders intended to be submitted for a formal vote (other than proposals to be included in our proxy statement) at the annual meeting of stockholders to be held in 2012 may be made only by a stockholder of record who has given notice of the proposal to the Secretary of the Company at our principal executive offices no earlier than November 2, 2011 and not later than December 2, 2011. The notice provided by a stockholder must contain certain information as specified in our By-Laws. Notice of any proposal received after December 2, 2011 will not be considered “timely” under the federal proxy rules for purposes of determining whether we may use discretionary authority to vote on such proposal. For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives.

ANNUAL REPORT AND FORM 10-K

A copy of our Annual Report on Form 10-K filed with the SEC is available upon request by writing to the Vice President, Investor Relations, Spectrum Brands, Inc., 601 Rayovac Drive, Madison, Wisconsin 53711 or via electronic mail at investorrelations@spectrumbrands.com.

Our Annual Report for the fiscal year ended September 30, 2010, including the financial statements for Fiscal 2010, is being mailed to stockholders with this proxy statement. An additional copy of the Annual Report may be obtained by writing to the Vice President, Investor Relations at the above mailing address or electronic mail address.

By Order of the Board of Directors,

John T. Wilson

Secretary

January 28, 2011

ANNEX A

SPECTRUM BRANDS HOLDINGS, INC.

2011 Omnibus Equity Award Plan

1. Purpose. The purpose of the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s shareholders. This Plan document is an omnibus document which includes, in addition to the Plan, separate sub-plans (“Sub Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries. Offerings under the Sub Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Sub Plans, but the total number of shares of Common Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub Plans.

2. Definitions. The following definitions shall be applicable throughout the Plan.

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock Based Award and Performance Compensation Award granted under the Plan. For purposes of Section 5(c) of the Plan, “Award” and “Award under the Plan” shall also mean any stock-based award granted under a Prior Plan and outstanding on the Effective Date.

(c) “Beneficial Owner” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), (A) the Participant’s commission of a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) the Participant has engaged or is about to engage in conduct harmful (whether financially, reputationally or otherwise) to the Company or any of its Affiliates, (C) the Participant’s failure to perform duties as reasonably directed by the Company (which, if curable, is not cured within 10 days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, willful misconduct or material act of disloyalty with respect to the Company or its Affiliates (which, if curable, is not cured within 10 days after notice thereof is provided to the Participant. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(f) “Change in Control” shall, unless in the case of a particular Award the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” mean

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing more than 50% of the combined voting power of the Company’s then outstanding securities, other than any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of subsection (iii) below;

(ii) the following individuals cease for any reason to constitute a majority of the members of the Board: (A) individuals who, on the Effective Date, were members of the Board (the “Incumbent Directors”), (B) individuals whose election or nomination to the Board was approved by Incumbent Directors constituting, at the time of such election or nomination, at least a majority of the Board or (C) individuals whose election or nomination to the Board was approved by individuals referred to in clauses (B) and (C) constituting, at the time of such election or nomination, at least a majority of the Board (other than, in the cases of clauses (B) and (C), directors whose initial nomination for, or assumption of office as, members of the Board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person other than a solicitation for the election of one or more directors by or on behalf of the Board);

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of voting securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing 50% or more of the combined voting power of the Company’s then outstanding voting securities or (C) a merger or consolidation affecting the Company as a result of which a Designated Holder owns after such transaction more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, to any Person, other than a sale or disposition by the Company of all or substantially all of the assets of the Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred if immediately after the occurrence of any of the events described in clauses (i) –(iv) above, (i) the record holders of the Common Stock of the Company immediately prior to such event or series of events continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such event or series of events or (ii) a Designated Holder or Designated Holders are the Beneficial Owners, directly or indirectly, of more than 50% of the combined voting power of the Company or any successor.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h) “Committee” means the Compensation Committee of the Board or subcommittee thereof if required with respect to actions taken to comply with Section 162(m) of the Code in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(i) “Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(j) “Company” means Spectrum Brands Holdings, Inc., a Delaware corporation, and any successor thereto.

(k) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(l) “Designated Holder” means Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Harbinger Group, Inc., and their respective Affiliates and subsidiaries.

(m) “Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(n) “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other similar agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Committee in its sole discretion.

(o) “Effective Date” means October 21, 2010, provided that the Plan is approved by the shareholders at the first Annual Meeting within twelve months following October 21, 2010.

(p) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(q) “Eligible Person” means any (i) individual employed by the Company or an Affiliate who satisfies all of the requirements of Section 6 of the Plan; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates).

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(s) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(t) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation service on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if Fair Market Value cannot be determined under clause (i) or (ii) above, or if the Committee determines in its sole discretion that the shares of Common Stock are too thinly traded for Fair Market Value to be determined pursuant to clause (i) or (ii), the fair market value as determined in good faith by the Committee in its sole discretion; or (iv) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation service on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(u) “Good Reason” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Participant having “good reason” to terminate the Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) if “Good Reason” is specifically referred to in any Award but is not defined therein, the occurrence of any of the following without the Participant’s express written consent: (A) a material reduction in the Participant’s base salary, other than a reduction that is a part of and consistent with a reduction in compensation of similarly situated employees of the Company, or (B) requiring the Participant to relocate the Participant’s principal place of employment or service to a location that would result in an increase by more than fifty (50) miles in the Participant’s one-way commute from the Participant’s then-current principal residence; provided, however, that any event described in clause (A) or (B) shall not constitute Good Reason unless the Participant has given the Company prior written notice of such event within thirty (30) days after the Participant becomes aware or should have become aware of such event, and the Company has not cured such event (if capable of cure) within thirty (30) days following receipt of such notice.

(v) “Immediate Family Members” shall have the meaning set forth in Section 15(b).

(w) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(x) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(y) “Mature Shares” means shares of Common Stock either (i) previously acquired on the open market, (ii) not acquired from the Company in the form of compensation or (iii) acquired from the Company in the form of compensation that have been owned by a Participant for at least six months.

(z) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(aa) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(bb) “NYSE” means the New York Stock Exchange.

(cc) “Option” means an Award granted under Section 7 of the Plan.

(dd) “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ee) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(ff) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company.

(gg) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(hh) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(ii) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(jj) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(kk) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(ll) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(mm) “Permitted Transferee” shall have the meaning set forth in Section 15(b) of the Plan.

(nn) “Person” has the meaning given such term in the definition of “Change in Control”.

(oo) “Plan” means this Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan.

(pp) “Prior Plan” shall mean, as amended from time to time, each of the Spectrum Brands Holdings, Inc. 2007 Omnibus Equity Award Plan and the Spectrum Brands Inc. 2009 Incentive Plan.

(qq) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(rr) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(ss) “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(tt) “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(uu) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(vv) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(ww) “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(xx) “Substitute Award” has the meaning given such term in Section 5(e).

(yy) “Sub Plans” has the meaning given such term in Section 1.

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration. (a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

(e) No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations. (a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than 4,625,676 shares of Common Stock may be delivered in the aggregate pursuant to Awards granted under the Plan; (ii) subject to Section 12 of the Plan, no more than 500,000 shares of Common Stock may be subject to grants of Options or SARs under the Plan to any single Participant during any calendar year;

(iii) subject to Section 12 of the Plan, no more than 1,000,000 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 500,000 shares of Common Stock may be delivered in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any single fiscal year during a Participant for a single Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year) , or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 500,000 shares of Common Stock on the last day of the Performance Period to which such Award relates; and (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single year in the event a Performance Period extends beyond a single year) pursuant to a Performance Award denominated in cash described in Section 11(a) of the Plan shall be $20,000,000.

(c) Shares of Common Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that if shares of Common Stock issued upon exercise, vesting or settlement of an Award, or shares of Common Stock owned by a Participant are surrendered or tendered to the Company (either directly or by means of attestation) in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award agreement, such surrendered or tendered shares shall not become available for other Awards under the Plan; provided, further, that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled or forfeited for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for other Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled by reason of a new Award being granted in substitution therefor.

(d) Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing. Following the Effective Date, no further awards shall be granted under any Prior Plan, provided that the Plan is approved by shareholders within twelve months following the Effective Date.

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Affiliate or an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or the substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, further, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code that were previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for delivery under the Plan.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options. (a) Generally. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition; provided, however, that in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate; provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability.

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and are Mature Shares; (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes. Any fractional shares of Common Stock shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.

(f) Buyout. The Committee may, in its sole discretion, at any time buy out for a payment in cash or the delivery of shares of Common Stock or other property (including, without limitation, another Award), an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made. If the Committee so determines, the consent of the affected Participant shall not be required to effect such buyout.

(g) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation service on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights. (a) Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability.

(d) Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

(f) Substitution of SARs for Nonqualified Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of shares of Common Stock underlying the substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.

9. Restricted Stock and Restricted Stock Units. (a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b) Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 14(a) or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock (provided that if the lapsing of restrictions with respect to any grant of Restricted Stock is contingent on satisfaction of performance conditions (other than or in addition to the passage of time), any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within 15 days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). The Committee shall also be permitted to cause a stock certificate registered in the name of the Participant to be issued. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award agreement: (i) the Restricted Period with respect to Restricted Stock and Restricted Stock Units shall lapse in such manner and on such date or dates determined by the Committee, and the Committee shall determine the treatment of the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award. The Committee may in its sole discretion accelerate the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units which acceleration shall not affect any other terms and conditions of such Awards.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge a notice evidencing a book entry notation (or, if applicable, the stock certificate) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (ii) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. To the extent provided in an Award agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.

(e) Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE SPECTRUM BRANDS HOLDINGS, INC. 2011 OMNIBUS EQUITY AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF                     , BETWEEN SPECTRUM BRANDS HOLDINGS, INC. AND                     . A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF SPECTRUM BRANDS HOLDINGS, INC.

10. Other Stock Based Awards. The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock (including, without limitation, performance shares or performance units), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

11. Performance Compensation Awards. (a) Generally. The Committee shall have the authority, at or before the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything in the Plan to the contrary, if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a “covered employee” (within the meaning of Section 162(m) of the Code), the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 11 (but subject otherwise to the provisions of Section 13 of the Plan).

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) earnings before or after taxes, interest, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) margins; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) working capital targets; (xvii) measures of economic value added or other ‘value creation’ metrics; (xviii) inventory control; (xix) enterprise value; (xx) sales; (xxi) stockholder return; (xxii); client retention; (xxiii) competitive market metrics; (xxiv) employee retention; (xxv) timely completion of new product rollouts; (xxvi) timely launch of new facilities; (xxvi) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxviii)system-wide revenues; (xxix) royalty income; (xxx) cost of capital, debt leverage year-end cash position or book value; (xxxi) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or (xxxii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining shareholder approval. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards. (i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. Unless otherwise provided in the applicable Award agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(f) Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Unless otherwise provided in an Award agreement, any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii)).

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii) cancelling any one or more outstanding Awards (or awards of an acquiring Company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise

Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13. Effect of Change in Control. Except to the extent otherwise provided in an Award agreement, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Board may in its sole discretion provide that, with respect to any particular outstanding Award or Awards:

(a) all then-outstanding Options and SARs shall become immediately exercisable as of immediately prior to the Change in Control with respect to up to 100 percent of the shares subject to such Option or SAR;

(b) the Restricted Period shall expire as of immediately prior to the Change in Control with respect to up to 100 percent of then-outstanding shares of Restricted Stock or Restricted Stock Units (including without limitation a waiver of any applicable Performance Goals);

(c) all incomplete Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee may (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee; and

(d) cause Awards previously deferred to be settled in full as soon as practicable.

To the extent practicable, any actions taken by the Board under the immediately preceding clauses (a) through (d) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Common Stock subject to their Awards.

14.Amendments and Termination. (a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted or for changed in GAAP to new accounting standards, to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) without stockholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without shareholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.

15. General. (a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award any rules applicable thereto, including without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.

(b) Nontransferability. (i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c) Dividends and Dividend Equivalents. The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividend equivalents shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time) (although dividend equivalents may be accumulated in respect of unearned Awards and paid within 15 days after such Awards are earned and become payable or distributable).

(d) Tax Withholding. (i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and are Mature Shares) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(e) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(f) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expect to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or Sub Plans or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(g) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(h) Termination of Employment. Except as otherwise provided in an Award agreement or an employment, severance, consulting, letter or other agreement with a Participant, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of the Plan.

(i) No Rights as a Shareholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

(j) Government and Other Regulations. (i) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(k) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(l) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(n) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(o) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(p) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(q) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(r) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(s) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(t) 409A of the Code. (i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(u) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting, exercise or settlement of such Award, and must repay the gain to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. To the extent required by applicable law (including without limitation Section 302 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act), Awards shall be subject to clawback, forfeiture or similar requirement.

(v) Code Section 162(m) Re-approval. If so determined by the Committee, the provisions of the Plan regarding Performance Compensation Awards shall be submitted for re-approval by the shareholders of the Company no later than the first shareholder meeting that occurs in the fifth year following the year that shareholders previously approved such provisions following the date of initial shareholder approval, for purposes of exempting certain Awards granted after such time from the deduction limitations of Section 162(m) of the Code. Nothing in this subsection, however, shall affect the validity of Awards granted after such time if such shareholder approval has not been obtained.

(w) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

*  *  *

As adopted by the Board of Directors of Spectrum Brands Holdings, Inc.

on October 21, 2010

SPECTRUM BRANDS HOLDINGS, INC.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Eastern Time, on February 28, 2011.
Vote by Internet
• Log on to the Internet and go to http://proxy.georgeson.com/
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote “FOR” each of the listed nominees, “FOR” proposals 2, 3, 5 and 6 and “3 YEARS” for proposal 4.

1.	Election of Class I Directors for a Three-Year Term:

	For	Withhold		For	Withhold		For	Withhold		For	Withhold	+
01 - Kenneth C. Ambrecht	☐	☐	02 - Eugene I. Davis	☐	☐	03 - David R. Lumley	☐	☐	04 - Robin Roger	☐	☐

				For	Against	Abstain				For	Against	Abstain
2. To ratify the appointment by the Board of Directors of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2011				☐	☐	☐	3. To approve, on an advisory basis, the compensation of the Company’s named executive officers			☐	☐	☐
			1 Yr	2 Yrs	3 Yrs	Abstain				For	Against	Abstain
4. To approve, on an advisory basis, the frequency of holding a future advisory vote on executive compensation			☐	☐	☐	☐	5. To approve incentive compensation arrangements for certain key executive officers			☐	☐	☐
				For	Against	Abstain
6. To approve the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan				☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by a duly authorized person. If signed by a limited liability company, please sign in limited liability company name by a duly authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

019UQC

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — SPECTRUM BRANDS HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

March 1, 2011

This Proxy is solicited by the Board of Directors for use at the Spectrum Brands Holdings, Inc. Annual Meeting of Stockholders on March 1, 2011 or any postponement(s) or adjournment(s) thereof.

The undersigned, having read the Notice of Annual Meeting of Stockholders and Proxy Statement dated January 28, 2011, receipt of which is hereby acknowledged, does hereby appoint and constitute DAVID R. LUMLEY, ANTHONY L. GENITO and JOHN T. WILSON, and each or any of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Stockholders of Spectrum Brands Holdings, Inc. (the “Company”) to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP located at 1285 Avenue of the Americas, New York, New York 10019-6064, on Tuesday, March 1, 2011, beginning at 8:00 a.m., Eastern Time, and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $0.01 per share, of the Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as indicated on the reverse. They are also given authority to transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed on the reverse side. If no direction is made, this Proxy will be voted as the Board of Directors recommends.

(IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE)

SEE REVERSE SIDE